PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 17, 1998)
                                 $1,246,416,000

                                     [LOGO]

                          THE MONEY STORE TRUST 1998-B
--------------------------------------------------------------------------------

    The Money Store Asset Backed Certificates, Series 1998-B (the
"Certificates"), will represent fractional undivided ownership interests in a trust fund, designated as The Money Store Trust 1998-B (the "Trust"). The primary assets of the Trust will be three separate cross-supported sub-trusts, each consisting of a pool ("Pool I,"
                                                  (COVER CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" ON PAGE S-31 HEREIN AND PAGE 23 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.
                            ------------------------
THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND, EXCEPT FOR THE MBIA POLICIES DESCRIBED HEREIN WHICH APPLY ONLY TO THE POOL I AND POOL II
  CERTIFICATES, DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY
    STORE INC., FIRST UNION NATIONAL BANK, FIRST UNION CORPORATION, MBIA
     INSURANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES. EXCEPT FOR THE FHA LOANS, THE LOANS ARE NOT INSURED OR
       GUARANTEED BY ANY GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY
        HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN
         THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                           --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
  PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             INITIAL CLASS      PASS-THROUGH
                                          CERTIFICATE BALANCE     RATE(1)
POOL I CERTIFICATES
  Class AF-1 Certificates...............      $88,000,000          6.290%
  Class AF-2 Certificates...............      $65,000,000          6.115%
  Class AF-3 Certificates...............      $132,000,000         6.040%
  Class AF-4 Certificates...............      $50,000,000          6.115%
  Class AF-5 Certificates...............      $35,000,000          6.225%
  Class AF-6 Certificates...............      $48,000,000          6.315%
  Class AF-7 Certificates...............      $52,969,000          6.650%
  Class AF-8 Certificates...............      $29,000,000          6.110%
  Class AF-9 Certificates...............      $23,329,000          6.335%
POOL II CERTIFICATES
  Class AV Certificates.................      $524,381,000          (2)
POOL III CERTIFICATES
  Class AH-1 Certificates...............      $78,226,000          6.145%
  Class AH-2 Certificates...............      $14,086,000          6.000%
  Class AH-3 Certificates...............      $25,358,000          6.070%
  Class AH-4 Certificates...............      $11,345,000          6.175%
  Class AH-5 Certificates...............       $9,470,000          6.325%
  Class AH-6 Certificates...............      $13,002,000          6.550%
  Class MH-1 Certificates...............      $15,899,000          6.600%
  Class MH-2 Certificates...............      $14,955,000          7.060%
  Class BH Certificates.................      $16,396,000          7.895%

(1) Interest will accrue at the applicable Pass-Through Rate from August 1, 1998 for each Class of Pool I and Pool III Certificates and from August 15, 1998 for the Pool II Certificates.
(2) The Pass-Through Rate for the Class AV Certificates will adjust based on one-month LIBOR, as described herein. See "Description of the Certificates--The Distribution Amounts."
                       ----------------------------------
    The Offered Certificates will be purchased by the underwriters indicated below (the "Underwriters") from the Representative, on behalf of the Originators, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Aggregate proceeds to the Originators from the sale of the Offered Certificates are expected to be approximately $1,242,835,328, plus accrued interest, before deducting expenses payable by the Originators estimated to be approximately $900,000. See "Underwriting" herein.

    First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), expects to enter into market making transactions in the Offered Certificates and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets in connection with such transactions.

    The Offered Certificates are offered by the Underwriters, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States or Cedel Bank, societe anonyme ("Cedel Bank") or the Euroclear System ("Euroclear") in Europe on or about August 20, 1998.
                       ----------------------------------

                              Pool I Certificates

FIRST UNION CAPITAL MARKETS

                              PRUDENTIAL SECURITIES INCORPORATED

                                                          SALOMON SMITH BARNEY
                       ----------------------------------

                              Pool II Certificates

FIRST UNION CAPITAL MARKETS

                            BEAR, STEARNS & CO. INC.

                                                      MORGAN STANLEY DEAN WITTER
                       ----------------------------------

                             Pool III Certificates

FIRST UNION CAPITAL MARKETS                                      LEHMAN BROTHERS

August 17, 1998

(COVER CONTINUED FROM PREVIOUS PAGE)

"Pool II" and "Pool III," respectively, and collectively, the "Pools") of loans (the "Loans") having the characteristics described herein. Pool I will consist of one- to four-family ("single family") residential first and second mortgage loans having original terms to stated maturity of up to 40 years with fixed rates. Pool II will consist of single family residential first mortgage loans having original terms to stated maturity of up to 30 years with adjustable rates. The Loans in Pool I and Pool II are collectively referred to herein as the "Home Equity Loans." Pool III will consist primarily of fixed rate, single family residential first, second and more junior home improvement mortgage loans (the "Home Improvement Loans"), certain of which loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). The FHA Loans will have original terms to stated maturity of up to 20 years and the other Home Improvement Loans (the "Conventional Home Improvement Loans") will have original terms to stated maturity of up to 25 years. All of the Loans were originated or purchased by certain wholly-owned subsidiaries (the "Originators") of The Money Store Inc. (the "Representative"). The Money Store Inc. will act as the servicer (in such capacity, the "Servicer") of the Loans and the administrator, on behalf of the FHA Custodian (as defined herein), of the FHA Loans (in such capacity, the "Claims Administrator"). Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

    Certificate guaranty insurance policies (the "MBIA Policies") with respect to the Pool I and Pool II Certificates, as defined herein, will be issued by:

                           MBIA INSURANCE CORPORATION

    Full and complete payment to The Bank of New York, as Co-Trustee for the holders of the Pool I and Pool II Certificates, of Insured Payments (as defined herein), consisting primarily of interest due to such holders in respect of the Certificates on each Remittance Date and principal at the times described herein, is unconditionally and irrevocably guaranteed pursuant to the terms of the MBIA Policies. See "The MBIA Policies and MBIA" herein for a more complete description of the MBIA Policies. MBIA DOES NOT INSURE ANY AMOUNTS DUE TO HOLDERS OF POOL III CERTIFICATES.

    The Certificates will consist of the Classes of regular certificates set forth on the front cover (collectively, the "Offered Certificates"), one Class of interest only subordinate certificates (the "Class X Certificates") and one or more Classes of residual certificates (collectively, the "Class R Certificates," and together with the Offered Certificates and the Class X Certificates, the "Certificates"). Only the Offered Certificates are offered hereby. The Pool I Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool I. The Pool II Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool II. The Pool III Certificates generally will represent the right to receive payments distributable on or with respect to the Home Improvement Loans in Pool III. HOWEVER, DUE TO THE CROSS-SUPPORT PROVISIONS DESCRIBED HEREIN, THE HOLDERS OF EACH CLASS OF CERTIFICATES MAY RECEIVE CASH AS CREDIT SUPPORT FROM ANY LOAN IN ANY POOL. See "Description of the Certificates--Cross-Support Provisions and Spread Amount" herein.

    Distributions of principal and interest to the holders of the Certificates (the "Certificateholders" or "Holders") will be made on the 15th day of each month or, if the 15th day is not a Business Day, the first Business Day thereafter, commencing in September 1998 (each such day, a "Remittance Date"). On each Remittance Date, the owners of each Class of Certificates as of the preceding Record Date (as defined herein) will be entitled to receive interest on the outstanding principal balances of the respective Class at the rates or in the manner set forth on the front cover, and distributions with respect to principal as described herein.

    There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market for the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will offer sufficient liquidity of investment or continue.

    As described herein, one or more real estate mortgage investment conduit ("REMIC") elections will be made in connection with certain assets of the Trust for federal income tax purposes. As described more fully herein, all of the Classes of Certificates (other than the Class R Certificates) will be designated as "regular interests" in a REMIC and each Class of Class R Certificates will represent the "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" herein.

    The Classes of Offered Certificates offered by this Prospectus Supplement each constitute a separate class of the series of Certificates being offered by the Originators pursuant to the Prospectus dated August 17, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                                             (END OF COVER PAGE)

                            ------------------------

    UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference all documents filed by or on behalf of the Trust with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates made by this Prospectus Supplement. The Representative will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605 Attention: Finance Department,
Telephone: (916) 617-2001.

                                SUMMARY OF TERMS

    THIS FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY OF TERMS HAVE THE MEANINGS ASSIGNED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

Securities Offered................  The Money Store Asset Backed Certificates, Series
                                    1998-B, consisting of the Offered Certificates set forth
                                    on the cover, the Class X Certificates and the Class R
                                    Certificates (collectively, the Certificates), which are
                                    more particularly identified below under "--Transaction
                                    Structure."

                                    Each Class of Offered Certificates will be issued in the
                                    initial Class Principal Balance set forth for such Class
                                    on the cover page hereof. Each Class of Offered
                                    Certificates (other than the Class AV Certificates) will
                                    bear interest for each Remittance Date at the per annum
                                    rate set forth for such Class on the cover page hereof.

                                    For the first Remittance Date, the Class AV Certificates
                                    will bear interest at a per annum rate equal to LIBOR
                                    (as defined herein) determined on August 18, 1998 plus
                                    0.15%. For each Remittance Date thereafter, the Class AV
                                    Certificates will bear interest at a per annum rate
                                    equal to LIBOR plus (i) before the Optional Servicer
                                    Termination Date (as defined under "--Optional
                                    Termination by the Servicer"), 0.15% and (ii) after the
                                    Optional Servicer Termination Date if termination has
                                    not occurred, 0.30%, subject to the Net Funds Cap (as
                                    defined herein) but in no event exceeding 14% per annum.

                                    The per annum rate of interest at which a Class of
                                    Certificates bears interest is referred to herein as the
                                    "Pass-Through Rate" for such Class.

Transaction Structure.............  The primary assets of the Trust will be three separate cross-supported sub-trusts consisting of the Pool I,
                                    Pool II and Pool III Loans. The Trust will issue the
                                    following Classes of Certificates:

  POOL I CERTIFICATES.............  Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class
                                    AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9
                                    Certificates.

  POOL II CERTIFICATES............  Class AV Certificates.

  POOL III CERTIFICATES...........  Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class
                                    AH-5, Class AH-6, Class MH-1, Class MH-2 and Class BH
                                    Certificates.

  REGULAR CERTIFICATES............  All Classes of Certificates except the Residual
                                    Certificates.

  RESIDUAL CERTIFICATES...........  Class R Certificates.

  INTEREST ONLY CERTIFICATES......  Class X Certificates.

Other Designations................  As used herein, certain Classes of Certificates have been assigned the following additional designations:

  ADJUSTABLE RATE CERTIFICATES....  Class AV Certificates.

  NAS CLASS CERTIFICATES..........  Class AF-8 and Class AF-9 Certificates.

  POOL I CLASS A CERTIFICATES.....  All Pool I Certificates

  POOL II CLASS A CERTIFICATES....  All Pool II Certificates.

  POOL III CLASS A CERTIFICATES...  Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class
                                    AH-5 and Class AH-6 Certificates.

  POOL CLASS A CERTIFICATES.......  Pool I Class A Certificates or Pool II Class A
                                    Certificates or Pool III Class A Certificates.

  POOL III CLASS M CERTIFICATES...  Class MH-1 and Class MH-2 Certificates.

  POOL III CLASS B CERTIFICATES...  Class BH Certificates.

Cut-Off Date......................  July 31, 1998.

Closing Date......................  August 20, 1998.

Issuer............................  The Money Store Trust 1998-B (the "Trust").

Representative, Servicer and
  Claims Administrator............  The Money Store Inc., a New Jersey corporation (in its capacity as sponsor of the Trust, the "Representative,"
                                    in its capacity as the servicer of the Loans, the
                                    "Servicer," and in its capacity as the administrator, on
                                    behalf of the FHA Custodian (as defined below), of the
                                    insurance claims to the FHA (the "Claims") with respect
                                    to the FHA Loans, the "Claims Administrator"). In the
                                    Agreement (as defined herein), the Claims Administrator
                                    will appoint its subsidiary, TMS Mortgage Inc., a New
                                    Jersey corporation, to assist in performing the
                                    functions of the Claims Administrator. The principal
                                    office of The Money Store Inc. is located at 707 Third
                                    Street, West Sacramento, California 95605 (telephone
                                    number (916) 617-1000). On June 30, 1998 the
                                    Representative became a wholly-owned subsidiary of First
                                    Union National Bank ("FUNB") which is the principal
                                    banking subsidiary of First Union Corporation. First
                                    Union Corporation is also the ultimate parent of First
                                    Union Capital Markets and First Union Trust Company,
                                    National Association (which will serve as FHA
                                    Custodian). See "The Representative and the Originators"
                                    herein and in the Prospectus.

Co-Trustees.......................  The Bank of New York, a New York banking corporation, will serve as the trustee with respect to Pool I and
                                    Pool II, and Norwest Bank Minnesota, National
                                    Association ("Norwest") will serve as the trustee with
                                    respect to Pool III. In such capacities, each of The
                                    Bank of New York and Norwest is referred to as a
                                    "Co-Trustee" and are referred to collectively as the
                                    "Co-Trustees." The Co-Trustees will be paid a fee for
                                    their services as set forth in the Agreement. See "The
                                    Agreement-- The Co-Trustees" herein.

Trust Administrator...............  FUNB will perform certain administrative functions on behalf of the Trust (in such capacity, the "Trust
                                    Administrator"), as set forth in the Agreement. The
                                    Trust Administrator will be paid a fee for its services
                                    as set forth in the Agreement. See "The Agreement--The
                                    Trust Administrator" herein.

FHA Custodian.....................  First Union Trust Company, National Association, a
                                    national banking association headquartered in
                                    Wilmington, Delaware ("FUTC") will serve as "FHA
                                    Custodian" with respect to the

                                    FHA Loans. See "The Agreement--The FHA Custodian"
                                    herein. Pursuant to the Agreement, the FHA insurance
                                    reserves applicable to the FHA Loans will be transferred
                                    to the FHA Custodian's FHA contract of insurance. The
                                    FHA Custodian will be paid a fee for its services as set
                                    forth in the Agreement.

Custodian.........................  First Union National Bank, Trust Department will serve as Custodian with respect to the Home Equity Loans. In
                                    such capacity, it will retain the files relating to the
                                    Home Equity Loans unless and until an Assignment Event
                                    (as defined herein) occurs. Such files will be held by
                                    FUNB in a segregated area maintained at the
                                    Representative's offices in North Highlands, California.
                                    The Custodian will be paid a fee for its services as set
                                    forth in the Agreement. See "The Agreement--The
                                    Custodian" herein. FUNB is the parent of the
                                    Representative and the Originators. See "Risk
                                    Factors--Risk of Bankruptcy or Insolvency of the
                                    Originators; the Custodian" and "The Representative and
                                    The Originators" herein. Norwest, the Co-Trustee for
                                    Pool III, will retain the files relating to the Home
                                    Improvement Loans.

Originators of the Loans..........  Each Loan will have been originated and underwritten, or purchased and re-underwritten, by certain wholly-owned
                                    subsidiaries of the Representative (the "Originators").

Description of the Certificates...  The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of
                                    the Cut-Off Date, among the Representative, the
                                    Originators, The Bank of New York, as Co-Trustee and
                                    Norwest, as Co-Trustee.

                                    The Certificates will represent fractional undivided
                                    ownership interests in the Trust, the assets of which
                                    will consist primarily of three separate cross-supported
                                    sub-trusts, each consisting of a pool ("Pool I," "Pool
                                    II" and "Pool III," respectively) of Loans having the
                                    characteristics described herein.

                                    Pool I and Pool II will consist of one- to four-family
                                    ("single family") residential first and, in the case of
                                    Pool I, second mortgage loans having original terms to
                                    stated maturity of up to 40 and 30 years, respectively.
                                    The aggregate principal balances as of the Cut-Off Date
                                    of the Pool I and Pool II Loans were $523,298,797.93 and
                                    $524,381,512.80, respectively. See "The Loan Pools--Home
                                    Equity Loans" herein.

                                    As described herein, the Loans in Pool I (the "Pool I
                                    Home Equity Loans" or the "Pool I Loans") will bear
                                    interest at a fixed rate and the Loans in Pool II (the
                                    "Pool II Home Equity Loans" or the "Pool II Loans") will
                                    bear interest at an adjustable rate as described below.
                                    See "The Loan Pools--Home Equity Loans" herein.

                                    Pool III will consist primarily of fixed rate, single
                                    family residential first, second and more junior home
                                    improvement mortgage loans (the "Home Improvement Loans"
                                    or the "Pool III Loans") having original terms to stated
                                    maturity of up to 25

                                    years or, in the case of the FHA Loans, 20 years. The
                                    aggregate principal balance as of the Cut-Off Date of
                                    the Pool III Loans was $198,737,777.34. Certain of the
                                    Pool III Loans are insured by the FHA under Title I. See
                                    "Lending Programs--The Home Improvement Lending Program"
                                    herein.

                                    Collectively, the Home Equity Loans and the Home
                                    Improvement Loans are at times referred to herein as the
                                    "Loans."

                                    The Pool I Certificates generally will be entitled to
                                    receive payments distributable on or with respect to the
                                    Pool I Home Equity Loans. The Pool II Certificates
                                    generally will be entitled to receive payments
                                    distributable on or with respect to the Pool II Home
                                    Equity Loans. The Pool III Certificates generally will
                                    be entitled to receive payments distributable on or with
                                    respect to the Pool III Home Improvement Loans. HOWEVER,
                                    DUE TO THE CROSS-SUPPORT PROVISIONS DESCRIBED HEREIN,
                                    THE HOLDERS OF EACH CLASS OF CERTIFICATES MAY RECEIVE
                                    CASH AS CREDIT SUPPORT FROM ANY LOAN IN ANY POOL. See
                                    "Description of the Certificates-- Cross-Support
                                    Provisions and Spread Amount" herein.

                                    The holders of the Pool I Certificates are also referred
                                    to herein as the "Pool I Certificateholders." The
                                    holders of the Pool II Certificates are also referred to
                                    herein as the "Pool II Certificateholders." The holders
                                    of the Pool III Certificates are also referred to herein
                                    as the "Pool III Certificateholders." Each holder of a
                                    Certificate is referred to herein as a
                                    "Certificateholder."

                                    The projected last Remittance Dates for each Class of
                                    Offered Certificates is as set forth herein under
                                    "Maturity, Prepayment and Yield Considerations." It is
                                    expected that the actual last Remittance Date for each
                                    Class of Offered Certificates will occur significantly
                                    earlier than its projected last Remittance Date. See
                                    "Maturity, Prepayment and Yield Considerations" herein.

                                    The Offered Certificates are issuable in book-entry form
                                    in minimum denominations of $25,000 original principal
                                    amount and integral multiples of $1.00 in excess
                                    thereof.

Remittance and Record Dates.......  Distributions on the Certificates will be made by or on behalf of the Co-Trustees on the 15th day of each month,
                                    or if such day is not a Business Day, on the first
                                    Business Day thereafter, commencing September 15, 1998
                                    (each, a "Remittance Date"), to each person in whose
                                    name a Certificate is registered on the last day of the
                                    preceding calendar month (the "Record Date"), except
                                    that the final distribution on each Class of
                                    Certificates will be made only upon presentation and
                                    surrender of such Certificates at the office or agency
                                    designated for that purpose.

Distributions.....................  As more fully described herein, distributions with respect to each Class of Offered Certificates will be
                                    payable, after payment of certain fees, generally from
                                    (i) receipts on the Loans of the applicable Pool
                                    (subject to certain adjustments as a result of the

                                    cross support provisions described herein), (ii) Monthly
                                    Advances (as defined under "--Monthly Advances") and
                                    payments of Compensating Interest (as defined under
                                    "--Compensating Interest") by the Servicer, (iii) with
                                    respect to the Pool I and Pool II Certificates, amounts
                                    transferred from the Spread Account, if any, and
                                    payments under the related MBIA Policy and (iv) with
                                    respect to the Pool III Certificates, any FHA Payments
                                    (as defined under "--Obligations of the Claims
                                    Administrator") (with respect to each Pool of
                                    Certificates, the "Pool Available Amount").

                                    The "Due Period" with respect to any Remittance Date is
                                    the calendar month preceding the month of such
                                    Remittance Date.

Current Interest..................  On each Remittance Date, to the extent of the applicable
                                    Pool Available Amount, the holders of each Class of
                                    Offered Certificates will receive 30 days' interest (or
                                    in the case of the Adjustable Rate Certificates, the
                                    actual number of days since the last Remittance Date
                                    (or, in the case of the first Remittance Date, from
                                    August 15, 1998) up to but not including the upcoming
                                    Remittance Date) at the related Pass-Through Rate on the
                                    respective Class Principal Balance outstanding
                                    immediately prior to such Remittance Date.

                                    Interest with respect to the Offered Certificates will
                                    accrue on the basis of a 360-day year consisting of
                                    twelve 30-day months (or, in the case of the Adjustable
                                    Rate Certificates, on the basis of a 360-day year
                                    consisting of the actual number of days elapsed since
                                    interest was last paid or in the case of the first
                                    Remittance Date, from August 15, 1998). See "Description
                                    of the Certificates" herein.

                                    The amount of interest each Class of Certificates is
                                    entitled to receive on each Remittance Date is referred
                                    to as the "Current Interest Requirement" for such Class.

                                    Interest will first be allocated to the applicable Pool
                                    Class A Certificates, pro rata in accordance with the
                                    Current Interest Requirements, then in the case of Pool
                                    III Certificates, to the Pool III Class M Certificates
                                    in ascending numerical order and then to Pool III Class
                                    B Certificates.

                                    If on a particular Remittance Date, the Pool Available
                                    Amount for a Pool of Certificates is less than the
                                    aggregate Current Interest Requirement for the related
                                    Pool Class A Certificates, the amount of the shortfall
                                    for each such Class of Pool Class A Certificates,
                                    together with interest thereon at the applicable Pass
                                    Through Rates to the extent permitted by law (each, a
                                    "Class Interest Shortfall Carryforward Amount") will be
                                    carried forward and distributed as described below. In
                                    the case of Pool I and Pool II Certificates, the Class
                                    Interest Shortfall Carryforward Amount will be paid by
                                    MBIA under the MBIA Policies and there should be no
                                    carry forward thereof.

                                    Similarly, if the Pool Available Amount for any Class of
                                    Pool III Class M Certificates or Pool III Class B
                                    Certificates, after making the distributions of the
                                    Current Interest Requirements to all classes which are
                                    prior in right of distribution as described in the
                                    second preceding paragraph, is less than the Current
                                    Interest Requirement for such Class, the remaining Pool
                                    Available Amount will be distributed with respect
                                    thereto and a Class Interest Shortfall Carryforward
                                    Amount will be created for such Class.

                                    Class Interest Shortfall Carryforward Amounts for the
                                    Pool II Certificates do not include any
                                    Certificateholders' Interest Carryover (as defined
                                    below).

                                    As to any Remittance Date, the "Net Funds Cap" for the
                                    Pool II Certificates will be a percentage equal to the
                                    difference between (A) the weighted average Pool II
                                    Mortgage Interest Rate and (B) the sum of the
                                    percentages used in determining the Servicing Fee, the
                                    Contingency Fee, the premium due MBIA for the Pool II
                                    Certificates, the fee due the Pool II Co-Trustee with
                                    respect to the Pool II Loans and the fee due the Trust
                                    Administrator and, commencing with the Remittance Date
                                    in April 1999, 0.50%.

                                    If on any Remittance Date the Pass-Through Rate for the
                                    Adjustable Rate Certificates is based upon the Net Funds
                                    Cap, the excess of (i) the amount of interest such Class
                                    of Certificates would be entitled to receive on such
                                    Remittance Date had interest been calculated based on
                                    LIBOR plus the applicable margin (but in no event
                                    exceeding the applicable maximum rate set forth above),
                                    over (ii) the amount of interest such Class will receive
                                    on such Remittance Date at the Net Funds Cap, together
                                    with the unpaid portion of any such excess from prior
                                    Remittance Dates (and interest accrued thereon at the
                                    then applicable Pass-Through Rate, without giving effect
                                    to the Net Funds Cap, but in no event exceeding the
                                    applicable maximum rate set forth above) is referred to
                                    herein as the "Certificateholders' Interest Carryover."
                                    Any Certificateholders' Interest Carryover will be paid
                                    on future Remittance Dates, to the extent funds are
                                    available, as set forth herein under "The
                                    Agreement--Flow of Funds." No Certificateholders'
                                    Interest Carryover will be paid to a Class of
                                    Certificates after its Class Principal Balance is
                                    reduced to zero. The ratings of the Pool II Certificates
                                    do not address the likelihood of the payment of the
                                    amount of any Certificateholders' Interest Carryover and
                                    the MBIA Policies do not guaranty payment of any such
                                    amount.

CLASS A PRINCIPAL DISTRIBUTION
  AMOUNTS.........................  Holders of the applicable Pool Class A Certificates will be entitled to receive on each Remittance Date as
                                    payments of principal, in the order of priority set
                                    forth below, in the aggregate, the lesser of (i) the
                                    remaining applicable Pool Available Amount in the
                                    Certificate Account on such Remittance Date after
                                    payment of the Current Interest

                                    Requirements on all Classes of Offered Certificates in
                                    the applicable Pool and (ii) (A) with respect to Pool I
                                    and Pool II, the applicable Senior Percentage of the
                                    applicable Pool Principal Distribution Amount (with
                                    respect to each Pool of Certificates, the "Class A
                                    Formula Principal Distribution Amount") or (B) with
                                    respect to Pool III, the Pool III Class A Principal
                                    Distribution Amount.

                                    The "Senior Percentage" for any Remittance Date for the
                                    Pool I and Pool II Class A Certificates is 100%.

                                    For any Remittance Date, the "Pool Principal
                                    Distribution Amount" is equal to the excess of (X) the
                                    sum, without duplication, of (i) each payment of
                                    principal received by the Servicer or any Subservicer
                                    (exclusive of Curtailments, Principal Prepayments and
                                    amounts described in clause (iii) hereof) during the
                                    related Due Period with respect to the Loans of the
                                    related Pool, (ii) all Curtailments and all Principal
                                    Prepayments received by the Servicer or any Subservicer
                                    during the related Due Period with respect to the Loans
                                    of the related Pool, (iii) the principal portion of all
                                    Insurance Proceeds, Released Mortgaged Property Proceeds
                                    and Net Liquidation Proceeds received by the Servicer or
                                    any Subservicer during the related Due Period with
                                    respect to the Loans of the related Pool (and, with
                                    respect to the Pool III Loans, any FHA Payments received
                                    by the Claims Administrator with respect to principal on
                                    a Pool III Loan during the related Due Period), (iv)
                                    that portion of the purchase price for any Loan of the
                                    related Pool repurchased which represents principal and
                                    any Substitution Adjustments, in either case to the
                                    extent received by the related Co-Trustee as of the
                                    related Determination Date, (v) any proceeds
                                    representing principal received by the related Co-
                                    Trustee in connection with the liquidation of a Pool or
                                    termination of the Trust, (vi) with respect to Pool I or
                                    Pool II, the amount of any Subordination Deficit (as
                                    defined under "Description of the Certificates--Cross
                                    Support Provisions and Spread Amount" herein) for such
                                    Remittance Date, (vii) with respect to Pool I or Pool
                                    II, the amount of any Subordination Increase Amount (as
                                    defined under "Description of the
                                    Certificates--Cross-Support Provisions and Spread
                                    Amount" herein) with respect to the applicable Pool for
                                    such Remittance Date, and (viii) with respect to Pool
                                    III, the Pool Accelerated Principal Distribution Amount
                                    (as defined under "Description of the
                                    Certificates--Class A Principal Distribution Amounts")
                                    for such Remittance Date, over (Y) the amount of any
                                    Subordination Reduction Amount (as defined under
                                    Description of the Certificates--Distribution on the
                                    "Certificates--Class A Principal Distribution Amounts")
                                    with respect to the applicable Pool for such Remittance
                                    Date.

                                    The "Class A Pool Principal Distribution Amount" with
                                    respect to the Pool I or Pool II Certificates for any
                                    Remittance Date is intended to be equal to the Class A
                                    Formula Principal

                                    Distribution Amount for such Pool of Certificates. If
                                    the Class A Formula Principal Distribution Amount
                                    exceeds the applicable Pool Available Amount in the
                                    Certificate Account on such Remittance Date (after
                                    payment of all Current Interest Requirements for the
                                    Certificates in such Pool), then the Class A Pool
                                    Principal Distribution Amount for such Pool of
                                    Certificates shall instead equal such remaining Pool
                                    Available Amount.

                                    The "Pool III Class A Principal Distribution Amount"
                                    means, for any Remittance Date (a) prior to the Stepdown
                                    Date, (as defined under "Description of the
                                    Certificates--Class A Principal Distribution Amounts")
                                    and for any Remittance Date on or after the Stepdown
                                    Date on which the Trigger Event for such Pool is in
                                    effect, the lesser of (i) 100% of the Pool Principal
                                    Distribution Amount for Pool III and (ii) the Class
                                    Principal Balance of the Pool III Class A Certificates
                                    and (b) on or after the Stepdown Date on which the
                                    Trigger Event for Pool III is not in effect, the excess,
                                    if any, of (i) the Class Principal Balance of the Pool
                                    III Class A Certificates immediately prior to such
                                    Remittance Date over (ii) the lesser of (A) 40.05% of
                                    the outstanding principal balance of the Pool III Loans
                                    as of the last day of the related Due Period and (B) the
                                    outstanding principal balance of the Pool III Loans as
                                    of the last day of the related Due Period MINUS 0.50% of
                                    the Pool III Original Collateral Amount.

POOL I............................  On each Remittance Date, the Class A Pool Principal
                                    Distribution Amount for Pool I will be distributed to
                                    the holders of the Pool I Class A Certificates in the
                                    following order of priority: (i) first, to the holders
                                    of the Class AF-8 Certificates and the Class AF-9
                                    Certificates, sequentially in that order, until the
                                    Class Principal Balance of each such Class is reduced to
                                    zero, an amount equal to the NAS Class Principal
                                    Distribution Amount (as defined below) for such
                                    Remittance Date, and (ii) second, to the holders of the
                                    Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class
                                    AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9
                                    Certificates, sequentially in that order, until the
                                    Class Principal Balance of each such Class is reduced to
                                    zero and the Certificateholders of each such Class have
                                    received an amount equal to the amount described in
                                    clause (iv) of the definition of Distribution Amount (as
                                    defined herein) that is recovered from such
                                    Certificateholders.

                                    The "NAS Class Principal Distribution Amount" for any
                                    Remittance Date will be the product of (i) the
                                    applicable NAS Class Principal Percentage for such
                                    Remittance Date and (ii) the NAS Class Pro Rata
                                    Principal Distribution Amount for such Remittance Date.
                                    In no event will the NAS Class Principal Distribution
                                    Amount on any Remittance Date be greater than the Class
                                    A Pool Principal Distribution Amount for Pool I for such
                                    Remittance Date or the aggregate Class Principal Balance
                                    of the Class AF-8 Certificates and the Class AF-9
                                    Certificates.

                                    The "NAS Class Principal Percentage" for each Remittance
                                    Date shall be as follows:

                                                              NAS CLASS
                                                              PRINCIPAL
REMITTANCE DATES                                             PERCENTAGE
----------------------------------------------------------  -------------
September 1998 - August 2001..............................            0%
September 2001 - August 2003..............................           45%
September 2003 - August 2004..............................           80%
September 2004 - August 2005..............................          100%
September 2005 - and thereafter...........................          300%

                                    The "NAS Class Pro Rata Principal Distribution Amount"
                                    for each Remittance Date will be an amount equal to the
                                    product of (x) a fraction, the numerator of which is the
                                    sum of the Class Principal Balances of the Class AF-8
                                    and Class AF-9 Certificates immediately prior to such
                                    Remittance Date and the denominator of which is the
                                    aggregate Class Principal Balance of the Pool I
                                    Certificates immediately prior to such Remittance Date
                                    and (y) the Pool Principal Distribution Amount for Pool
                                    I for such Remittance Date.

POOL II...........................  On each Remittance Date, the Class A Pool Principal
                                    Distribution Amount for Pool II will be distributed to
                                    the holders of the Class AV Certificates until the Class
                                    Principal Balance thereof is reduced to zero and the
                                    Class AV Certificateholders have received an amount
                                    equal to the amount described in clause (iv) of the
                                    definition of Distribution Amount that is recovered from
                                    such Certificateholders.

POOL III..........................  On each Remittance Date, the Class A Pool Principal
                                    Distribution Amount for Pool III will be distributed to
                                    the holders of the Pool III Class A Certificates
                                    sequentially in ascending order of numerical
                                    designations, commencing with the Class AH-1
                                    Certificates, until the Class Principal Balance of each
                                    such Class is reduced to zero; provided, however that on
                                    any Remittance Date on which the Class Principal
                                    Balances of the Pool III Class M and Pool III Class B
                                    Certificates have been reduced to zero, any amounts
                                    payable to the Pool III Class A Certificates on such
                                    Remittance Date shall be distributed pro rata and not
                                    sequentially.

POOL III CLASS MH-1 AND CLASS MH-2
  PRINCIPAL DISTRIBUTION
  AMOUNTS.........................  On each Remittance Date, the Holders of the Class MH-1
                                    Certificates will be entitled to receive an amount (the
                                    "Class MH-1 Principal Distribution Amount") equal to (a)
                                    prior to the Stepdown Date, and for any Remittance Date
                                    on or after the Stepdown Date on which the applicable
                                    Trigger Event is in effect and the Pool III Class A
                                    Certificates are still outstanding, zero and (b) on any
                                    other Remittance Date, the excess, if any, of

                                    (i) the sum of (A) the Class Principal Balance of the
                                    Pool III Class A Certificates after giving effect to the
                                    payment of the Pool III Class A Principal Distribution
                                    Amount on such Remittance Date and (B) the Class
                                    Principal Balance of the Class MH-1 Certificates
                                    immediately prior to such Remittance Date over (ii) the
                                    lesser of (A) 56.05% of the outstanding principal
                                    balance of the Pool III Loans as of the last day of the
                                    related Due Period and (B) the outstanding principal
                                    balance of the Pool III Loans as of the last day of the
                                    related Due Period MINUS 0.50% of the Pool III Original
                                    Collateral Amount.

                                    On each Remittance Date, the Holders of the Class MH-2
                                    Certificates will be entitled to receive an amount (the
                                    "Class MH-2 Principal Distribution Amount") equal to (a)
                                    prior to the Stepdown Date, and for any Remittance Date
                                    on or after the Stepdown Date on which the applicable
                                    Trigger Event is in effect and the Pool III Class A
                                    Certificates or the Class MH-1 Certificates are still
                                    outstanding, zero and (b) on any other Remittance Date,
                                    the excess, if any, of (i) the sum of (A) the Class
                                    Principal Balance of the Pool III Class A Certificates
                                    after giving effect to the payment of the Pool III Class
                                    A Principal Distribution Amount on such Remittance Date,
                                    (B) the Class Principal Balance of the Class MH-1
                                    Certificates after giving effect to the payment of the
                                    Class MH-1 Principal Distribution Amount on such
                                    Remittance Date and (C) the Class Principal Balance of
                                    the Class MH-2 Certificates immediately prior to such
                                    Remittance Date over (ii) the lesser of (A) 71.10% of
                                    the outstanding principal balance of the Pool III Loans
                                    as of the last day of the related Due Period and (B) the
                                    outstanding principal balance of the Pool III Loans as
                                    of the last day of the related Due Period MINUS 0.50% of
                                    the Pool III Original Collateral Amount.

POOL III CLASS BH PRINCIPAL
  DISTRIBUTION AMOUNT.............  On each Remittance Date, the Holders of the Class BH
                                    Certificates will be entitled to receive an amount (the
                                    "Class BH Principal Distribution Amount") equal to (a)
                                    prior to the Stepdown Date, and for any Remittance Date
                                    on or after the Stepdown Date on which the applicable
                                    Trigger Event is in effect and the Pool III Class A
                                    Certificates, the Class MH-1 Certificates or the Class
                                    MH-2 Certificates are still outstanding, zero and (b) on
                                    any other Remittance Date, the excess, if any, of (i)
                                    the sum of (A) the Class Principal Balance of the Pool
                                    III Class A Certificates after giving effect to the
                                    payment of the Pool III Class A Principal Distribution
                                    Amount on such Remittance Date, (B) the Class Principal
                                    Balance of the Class MH-1 Certificates after giving
                                    effect to the payment of the Class MH-1 Principal
                                    Distribution Amount on such Remittance Date, (C) the
                                    Class Principal Balance of the Class MH-2 Certificates
                                    after giving effect to the payment of the Class MH-2
                                    Principal Distribution Amount on such Remittance Date
                                    and (D) the Class Principal Balance of the Class BH
                                    Certificates

                                    immediately prior to such Remittance Date over (ii) the
                                    lesser of 87.60% of the outstanding principal balance of
                                    the Pool III Loans as of the last day of the related Due
                                    Period and (B) the outstanding principal balance of the
                                    Pool III Loans as of the last day of the related Due
                                    Period MINUS 0.50% of the Pool III Original Collateral
                                    Amount.

REMAINING POOL III POOL AVAILABLE
  AMOUNTS.........................  On each Remittance Date, after payments of amounts as set forth above with respect to Pool III, the remaining
                                    Pool III Pool Available Amounts shall be paid to the
                                    following Classes, in the following order of priority:

                                    (i) the aggregate Class A Class Interest Shortfall
                                    Carryforward Amounts will be paid concurrently to the
                                    Holders of the applicable Class or Classes of Class A
                                    Certificates pro rata in accordance with their
                                    respective entitlements to Class A Interest Shortfall
                                    Carryforward Amounts, and any Class A Interest Shortfall
                                    Carryforward Amounts not paid shall be carried forward
                                    to the next Remittance Date;

                                    (ii) the lesser of the remaining Pool III Pool Available
                                    Amount and the applicable Pool Available Maximum
                                    Subordination Amount (as defined under "Description of
                                    the Certificates-- Distributions on the
                                    Certificates--Remaining Pool III Pool Available
                                    Amounts") will be paid in reduction of the related Class
                                    Interest Shortfall Carryforward Amounts and then the
                                    Applied Realized Loss Amounts, first to the Class MH-1
                                    Certificates, second to the Class MH-2 Certificates, and
                                    then to the Class BH Certificates. Any Class Interest
                                    Shortfall Carryforward Amounts or Applied Realized Loss
                                    Amounts not paid shall be carried forward to the next
                                    Remittance Date subject to the applicable Pool Available
                                    Maximum Subordination Amount;

                                    (iii) any remaining amounts, subject to the cross
                                    support provisions described under "--Credit
                                    Enhancement" will be paid to the Class X and/or Class R
                                    Certificates.

                                    When the Pool III Pool Available Maximum Subordination
                                    Amount has been reduced to zero, (i) no further Pool III
                                    Class M or Pool III Class B Class Interest Shortfall
                                    Carryforward Amounts or Applied Realized Loss Amounts
                                    shall be carried forward to succeeding Remittance Dates
                                    and (ii) interest shall cease to accrue on such
                                    remaining Pool III Class M or Pool III Class B Class
                                    Interest Shortfall Carryforward Amounts.

Credit Enhancement

  POOL I AND POOL II..............  The credit enhancement provided for the benefit of the
                                    Pool I and Pool II Certificates consists of (i) the
                                    Spread Amount (as defined below) and cross-support
                                    features, which utilize the internal cash flows of all
                                    the Pools as described herein and (ii) the MBIA
                                    Policies.

  POOL III........................  The credit enhancement provided for the benefit of the
                                    Pool III Certificates consists of (i) the Spread Amount
                                    and cross-support features, which utilize the internal
                                    cash flows of all the Pools as described herein, (ii)
                                    certain subordination features and (iii) the benefit of
                                    the FHA Insurance described herein.

SPREAD AMOUNT.....................  Certain provisions of the Trust are intended to provide for limited acceleration of the respective Pool of
                                    Certificates relative to the amortization of the related
                                    Loans, generally in the early months of the transaction.
                                    This limited accelerated amortization is achieved by
                                    applying certain excess interest collected on the Loans
                                    to the payment of principal on the Certificates for the
                                    related Pool. This acceleration feature is intended to
                                    create, with respect to each Pool of Loans, an amount
                                    (the "Spread Amount"), resulting from, and equal to, the
                                    excess of the aggregate principal balances of the Loans
                                    of the related Pool over the aggregate Class Principal
                                    Balances of the Certificates of the related Pool. The
                                    Agreement provides that, subject to certain floors, caps
                                    and triggers, the required level of the Spread Amount
                                    with respect to each Pool of Loans (I.E., the "Specified
                                    Subordinated Amount" as defined under "Description of
                                    the Certificates--Distributions on the
                                    Certificates--Class A Principal Distribution Amounts")
                                    may increase or decrease over time. An increase would
                                    result in a temporary period of accelerated amortization
                                    of the Certificates of the related Pool to increase the
                                    actual level of the Spread Amount to its required level;
                                    a decrease would result in a temporary period of
                                    decelerated amortization to reduce the actual level of
                                    the Spread Amount to its required level. The Agreement
                                    also provides that such excess interest, together with
                                    certain other excess amounts, generated by one Pool of
                                    Loans may be used to fund losses in the other Pools of
                                    Loans, subject to certain prior requirements for
                                    application of such excess amounts. See "Description of
                                    the Certificates--Cross-Support Provisions and Spread
                                    Amount" herein.

REALIZED LOSSES...................  If a Loan becomes a Liquidated Loan during a Due Period, the Net Liquidation Proceeds relating thereto and
                                    allocated to principal may be less than the then
                                    outstanding balance of such Loan. The amount of such
                                    insufficiency is a "Realized Loss."

                                    To the extent that Realized Losses in a Pool are
                                    experienced, such Realized Losses will reduce the
                                    aggregate outstanding balance of the related Loans
                                    (i.e., a reduction in the collateral balance will
                                    occur). Since the Spread Amount with respect to a Pool
                                    is the excess, if any, of the related aggregate
                                    principal balances of the related Loans over the
                                    aggregate Class Principal Balances of the related
                                    Certificates, Realized Losses will in the first instance
                                    reduce the related Spread Amount.

                                    If on any Remittance Date after taking into account all
                                    Realized Losses experienced during the prior Due Period
                                    on Pool III Loans and after taking into account the
                                    distribution of principal

                                    (including the Pool III Accelerated Principal
                                    Distribution Amount) with respect to the related
                                    Certificates on such Remittance Date, the aggregate
                                    Class Principal Balance of the Pool III Certificates
                                    exceeds the aggregate balance of the Pool III Loans as
                                    of the end of the related Due Period (i.e., if the level
                                    of overcollateralization is negative), then if cross
                                    support is not available from other Pools, the Class
                                    Principal Balances of the Pool III Class B and Pool III
                                    Class M Certificates will be reduced (in effect,
                                    "written down") in the order described below such that
                                    the level of the applicable Spread Amount is zero,
                                    rather than negative. Such a negative level is an
                                    "Applied Realized Loss Amount," which will be applied as
                                    a reduction of the Pool III Class Principal Balance of
                                    the related Pool III Class B and Pool III Class M
                                    Certificates in reverse order of seniority, i.e., first
                                    against the Pool III Class B Class Principal Balance,
                                    then against the Class Principal Balances of the Pool
                                    III Class M Certificates in reverse numerical order,
                                    commencing with the Class MH-2 Certificates, in each
                                    case until the respective Class Principal Balance is
                                    reduced to zero. The Agreement does not permit the
                                    "write down" of the Class Principal Balance of any Pool
                                    Class A Certificate.

                                    Once the Class Principal Balance of a Class of Pool III
                                    Class M or Pool III Class B Certificates has been
                                    "written down", the amount of such write down will no
                                    longer bear interest, nor will such amount thereafter be
                                    "reinstated" or "written up," although the amount of
                                    such write down may, on future Remittance Dates, be paid
                                    to Holders of the Pool III Class M and Pool III Class B
                                    Certificates which experienced the write down, in direct
                                    order of seniority (i.e., first, the Pool III Class M
                                    Certificates, commencing with the Class MH-1
                                    Certificates, and then the Class BH Certificates).

Subordination of Pool III Class M
  and Class B Certificates........  The rights of the Holders of Pool III Class M
                                    Certificates and Pool III Class B Certificates to
                                    receive distributions with respect to the Loans will be
                                    subordinated to such rights of the Pool III Class A
                                    Certificateholders. This subordination is intended to
                                    enhance the likelihood of regular receipt by the holders
                                    of the Pool III Class A Certificates of the full amount
                                    of their monthly payments of interest and principal and
                                    to afford such holders protection against losses on
                                    Liquidated Loans. The protection afforded to the Holders
                                    of the Pool III Class A Certificates by means of the
                                    subordination feature will be accomplished by the
                                    preferential right of the Holders of the Pool III Class
                                    A Certificates (i) to receive, prior to any distribution
                                    being made on a Remittance Date in respect of principal
                                    or interest on the Pool III Class M Certificates and
                                    Pool III Class B Certificates, the applicable Current
                                    Interest Requirement due such holders on each Remittance
                                    Date out of the Pool III Pool Available Amount on
                                    deposit on such date in the Certificate Account and (ii)
                                    to receive, prior to any distribution being made on a

                                    Remittance Date in respect of principal on the Pool III
                                    Class M Certificates and Pool III Class B Certificates,
                                    the applicable Pool III Class A Pool Principal
                                    Distribution Amount due them on each Remittance Date out
                                    of the respective Pool Available Amount on deposit on
                                    such date in the Certificate Account.

                                    In addition, the rights of the Holders of the Class MH-2
                                    Certificates and the Class BH Certificates to receive
                                    distributions with respect to the related Loans will be
                                    subordinate to such rights of the Holders of the Class
                                    MH-1 Certificates. This subordination is intended to
                                    enhance the likelihood of regular receipt by the Holders
                                    of the Class MH-1 Certificates of the full amount of
                                    their monthly payments of interest and principal and to
                                    afford such holders protection against losses on
                                    Liquidated Loans. The protection afforded to the Holders
                                    of the Class MH-1 Certificates by means of the
                                    subordination feature will be accomplished by the
                                    preferential right of the Holders of the Class MH-1
                                    Certificates (i) to receive, prior to any distribution
                                    being made on a Remittance Date in respect of principal
                                    or interest on the Class MH-2 Certificates, and the
                                    Class BH Certificates, the applicable Current Interest
                                    Requirement due such holders on each Remittance Date out
                                    of the Pool III Pool Available Amount on deposit on such
                                    date in the Certificate Account and (ii) to receive,
                                    prior to any distribution being made on a Remittance
                                    Date in respect of principal on the Class MH-2
                                    Certificates and the Class BH Certificates, the Pool III
                                    Class M Pool Principal Distribution Amount due such
                                    holders on each Remittance Date out of the Pool III Pool
                                    Available Amount on deposit on such date in the
                                    Certificate Account.

                                    In addition, the rights of the Holders of the Class BH
                                    Certificates to receive distributions with respect to
                                    the related Loans will be subordinate to such rights of
                                    the Holders of the Class MH-2 Certificates. This
                                    subordination is intended to enhance the likelihood of
                                    regular receipt by the Holders of the Class MH-2
                                    Certificates of the full amount of their monthly
                                    payments of principal and interest and to afford such
                                    holders protection against losses on Liquidated Loans.
                                    The protection afforded to the Holders of the Class MH-2
                                    Certificates by means of the subordination feature will
                                    be accomplished by the preferential right of the Holders
                                    of the Class MH-2 Certificates (i) to receive, prior to
                                    any distribution being made on a Remittance Date in
                                    respect of interest or principal on the related Class BH
                                    Certificates, the applicable Current Interest
                                    Requirement due such holders on each Remittance Date out
                                    of the respective Pool Available Amount on deposit on
                                    such date in the Certificate Account and (ii) to
                                    receive, prior to any distribution being made on a
                                    Remittance Date in respect of principal on the Class BH
                                    Certificates, the Pool III Class M Pool Principal
                                    Distribution Amount due such holders on each

                                    Remittance Date out of the Pool III Pool Available
                                    Amount on deposit on such date in the Certificate
                                    Account.

CROSS SUPPORT FEATURES............  After distribution of amounts otherwise provided herein from funds available for a Pool of Certificates from the
                                    Total Monthly Excess Cashflow applicable to that Pool,
                                    any remaining Total Monthly Excess Cashflow with respect
                                    to Pool I and Pool II will first be allocated to the
                                    other such Pool to reduce any Subordinated Deficiency
                                    Amount until the respective Specified Subordinated
                                    Amount is reached and then any remaining Total Monthly
                                    Excess Cashflow from any Pool will be allocated to the
                                    Certificates then entitled to receive principal in the
                                    other Pools to cover Realized Losses in the current
                                    period, pro rata, based on the amount so required by
                                    each such other Pool. See "Description of the
                                    Certificates--Cross-Support Provisions and Spread
                                    Amount."

MBIA POLICIES.....................  MBIA Insurance Corporation, a New York stock insurance corporation ("MBIA"), will provide separate insurance
                                    policies (collectively, the "MBIA Policies") relating to
                                    the Pool I and Pool II Certificates. Subject to the
                                    requirements of the MBIA Policies described under "The
                                    MBIA Policies and MBIA", MBIA unconditionally and
                                    irrevocably guarantees that the full amount of each
                                    Insured Payment (defined herein) will be received by the
                                    Insurance Paying Agent (the "Insurance Paying Agent"),
                                    which initially will be The Bank of New York, for
                                    distribution by the Co-Trustee for Pool I and Pool II.
                                    MBIA's obligations under the MBIA Policies will be
                                    discharged to the extent funds equal to the amount
                                    required to be paid thereunder are received by the
                                    Insurance Paying Agent, whether or not such funds are
                                    properly applied by the Co-Trustee for Pool I and Pool
                                    II or the Insurance Paying Agent. The MBIA Policies are
                                    noncancellable for any reason.

                                    "Insured Payment" means (i) as of any Remittance Date,
                                    any Deficiency Amount and (ii) any Preference Amount
                                    (each, as defined under "The MBIA Policies and MBIA").

                                    As stated above, amounts, if any, in the Spread Account
                                    will be used to fund Insured Payments prior to draws
                                    being made on the MBIA Policies.

                                    The MBIA Policies do not (i) cover any amounts due to
                                    holders of the Pool III Certificates, (ii) cover The
                                    Money Store Inc.'s obligation under the Agreement to
                                    repurchase or substitute for Loans with respect to which
                                    there has been a breach of representation, (iii) cover
                                    any Certificateholders' Interest Carryover, (iv)
                                    guarantee any specified rate of prepayments, or (v)
                                    provide funds to redeem the Certificates on any
                                    specified date.

                                    Subject to the terms of the Agreement, MBIA will be
                                    subrogated to the rights of the Holders of the Pool I
                                    and Pool II Certificates to the extent of any Insured
                                    Payments made under the applicable MBIA Policy and not
                                    otherwise reimbursed, but

                                    its right to reimbursement will be subject to the prior
                                    rights of the holders of the Pool I and Pool II
                                    Certificates to amounts to which such holders are
                                    entitled under the Agreement.

FHA Insurance.....................  Subject to the then remaining Reserve Amount (as defined below) of the FHA Custodian, each FHA Loan will be
                                    insured by the FHA in an amount currently equal to 90%
                                    of the sum of the following: (i) the unpaid principal
                                    and uncollected interest earned to the date of default,
                                    calculated on the actuarial method even if the Note (as
                                    defined herein) relating to such FHA Loan provides for
                                    simple interest, reduced by certain amounts received by
                                    the Claims Administrator in connection with enforcing a
                                    lien on the related Mortgaged Property prior to the lien
                                    of the related FHA Loan; (ii) the unpaid amount of
                                    interest on the unpaid principal from the date of
                                    default to the date of the initial submission of the
                                    related Claim to the FHA for payment plus 15 calendar
                                    days, but not for any period greater than nine months
                                    from the date of default, calculated at 7% per annum;
                                    and (iii) the amount of certain uncollected court costs,
                                    attorney's fees, and expenses for recording the
                                    assignment of the related Mortgage to the United States.
                                    See "The Trusts--FHA Loans" in the Prospectus and "Risk
                                    Factors--Limitations on FHA Insurance" and "Lending
                                    Programs--The Home Improvement Lending Program--FHA
                                    Loans" herein.

The FHA Custodian's Reserve
  Amount..........................  Each of the FHA Loans will be insured by the FHA, to the extent described herein, under each Originator's FHA
                                    contract of insurance. In connection with the transfer
                                    of the FHA Loans from the Originators to the Trust, the
                                    Originators will file with the FHA all documents
                                    necessary to effect the transfer of the FHA insurance
                                    reserves applicable to the FHA Loans to the FHA
                                    Custodian's FHA contract of insurance.

                                    Based upon information previously provided by the FHA,
                                    The Money Store Inc. believes that upon the transfer
                                    referred to above, the FHA insurance available to the
                                    FHA Custodian will be equal to at least (A) 10% of the
                                    principal balance of the FHA Loans as of the Cut-Off
                                    Date; or (B) thereafter, 10% of the principal balance of
                                    all Title I loans originated or purchased and currently
                                    reported for FHA insurance by the FHA Custodian, less
                                    insurance claims previously paid to the FHA Custodian by
                                    the FHA, including payments in respect of loans other
                                    than the FHA Loans, and increased by an amount equal to
                                    10% of the lesser of the original principal balance or
                                    the purchase price paid for Title I loans subsequently
                                    originated or purchased of record by the FHA Custodian
                                    (in the case of clause (A) or (B), the "Reserve
                                    Amount"). See "The Trusts--FHA Insurance" in the
                                    Prospectus and "Risk Factors--Limitations on FHA
                                    Insurance" herein.

                                    FHA Claims paid to the FHA Custodian by the FHA with
                                    respect to Title I loans other than the FHA Loans may
                                    affect the total amount of the Reserve Amount.

                                    Since the adequacy of the FHA Custodian's Reserve Amount
                                    is dependent upon future events, including the
                                    reductions for the payment of claims, no assurance can
                                    be given that the Reserve Amount is or will be adequate
                                    to cover 90% of all potential losses on the FHA Loans.
                                    See "Risk Factors--Limitations on FHA Insurance" herein.

Obligations of the Claims
  Administrator...................  If any FHA Loan becomes a 90 Day Delinquent FHA Loan (as defined below), and if sufficient coverage is available
                                    in the Reserve Amount to make an FHA Payment with
                                    respect to such FHA Loan, the Claims Administrator may,
                                    in its sole discretion, during any subsequent Due
                                    Period, determine to file a Claim with the FHA with
                                    respect to such 90 Day Delinquent FHA Loan. If the
                                    Claims Administrator determines to file such a Claim,
                                    the Claims Administrator will so notify the Co-Trustee
                                    for Pool III and the FHA Custodian no later than the
                                    Determination Date following such determination and
                                    shall request delivery of the related loan file (the
                                    "Trustee's Loan File"). Upon receipt of such
                                    certification and request, the Co-Trustee for Pool III
                                    shall, no later than the related Remittance Date,
                                    release to the Claims Administrator the related
                                    Trustee's Loan File and such Co-Trustee and the FHA
                                    Custodian shall execute and deliver such instruments
                                    necessary to enable the Claims Administrator to file a
                                    Claim with the FHA on behalf of the FHA Custodian.
                                    Within 120 days of its receipt of the related Trustee's
                                    Loan File, the Claims Administrator shall, in its sole
                                    discretion, either file a Claim with the FHA for an FHA
                                    Payment with respect to such 90 Day Delinquent FHA Loan
                                    or, if the Claims Administrator determines not to file
                                    such a Claim, return to the Co-Trustee for Pool III the
                                    related Trustee's Loan File.

                                    With respect to any 90 Day Delinquent FHA Loan
                                    transferred to the Claims Administrator as described
                                    above, the Claims Administrator shall deposit (or, if
                                    the Claims Administrator is not also the Servicer, the
                                    Claims Administrator shall instruct the Servicer to
                                    deposit) in the Principal and Interest Account within 24
                                    hours of receipt or determination thereof the following
                                    amounts (such amounts to be net of certain amounts that
                                    would be reimbursable to the Servicer under the
                                    Agreement with respect to amounts in the Principal and
                                    Interest Account): (i) any FHA Payments; (ii) the
                                    amount, if any, by which the FHA Payment was reduced in
                                    accordance with FHA Regulations due to the Claims
                                    Administrator enforcing a lien on the related Mortgaged
                                    Property prior to the lien of the related 90 Day
                                    Delinquent FHA Loan; and (iii) any principal and
                                    interest payments received with respect to a 90 Day
                                    Delinquent FHA Loan after the Due Period in which the
                                    FHA Loan is transferred to the Claims Administrator and
                                    before either the related FHA Payment is paid or the
                                    related Trustee's Loan File is returned to the
                                    Co-Trustee for Pool III, as the case may be (the amounts

                                    referred to in (ii) and (iii) above are referred to
                                    herein as "Related Payments").

                                    If an FHA Loan becomes a 90 Day Delinquent FHA Loan when
                                    there is insufficient coverage in the Reserve Amount or
                                    if the Claims Administrator determines not to file a
                                    Claim with the FHA with respect to such 90 Day
                                    Delinquent FHA Loan, such FHA Loan will not be
                                    transferred to the Claims Administrator, no Claim will
                                    be made to the FHA and the Servicer may take other
                                    action, including the commencement of foreclosure
                                    proceedings on the related Mortgaged Property. The
                                    Servicer will continue to make Monthly Advances with
                                    respect to interest on 90 Day Delinquent FHA Loans as
                                    described under "Monthly Advances" herein.

                                    The Certificateholders will not have any direct right to
                                    receive the FHA Payments from the FHA. See "Risk
                                    Factors-- Dependence on Claims Administrator,
                                    Representative and Servicer for Making FHA Claims and
                                    Paying the FHA Payments" herein.

                                    A "90 Day Delinquent FHA Loan" is a Loan with respect to
                                    which four consecutive monthly payments have not been
                                    received by the Servicer as of the last day of the
                                    related Due Period unless, on or prior to the last day
                                    of the Due Period in which the fourth monthly payment is
                                    due, the Servicer has received from the related Obligor
                                    an amount at least equal to one unpaid monthly payment.

                                    An "FHA Payment" is any amount paid by the FHA pursuant
                                    to a Claim with respect to a 90 Day Delinquent FHA Loan.

FHA Premium Account...............  The Co-Trustee for Pool III will establish with itself a separate account (an "FHA Premium Account") to reimburse
                                    the Claims Administrator for the payment to the FHA of
                                    the annual insurance premium (the "FHA Insurance
                                    Premium") on each FHA Loan in the Trust. The FHA
                                    Insurance Premium is an annual premium equal to 0.5% of
                                    the original principal balance of each FHA Loan. If the
                                    related Obligor pays the FHA Insurance Premium in
                                    addition to the monthly payment, any payment of the FHA
                                    Insurance Premium received during a Due Period will be
                                    deposited in the FHA Premium Account on the related
                                    Remittance Date by the Co-Trustee for Pool III from the
                                    related Certificate Account. In certain states, the
                                    Servicer is prohibited from directly collecting the FHA
                                    Insurance Premium from the Obligor. With respect to FHA
                                    Loans secured by Mortgaged Properties located in such
                                    states, the Servicer will cause to be deposited in the
                                    FHA Premium Account a specified percentage of each
                                    scheduled interest payment. Since an Obligor pays
                                    interest on the declining principal balance of the
                                    related FHA Loan and the FHA Insurance Premium is based

                                    upon the original principal balance of the FHA Loan, the
                                    amount of interest allocated to the FHA Premium Account
                                    may be more or less than the amount of the related FHA
                                    Insurance Premium. The Servicer has agreed to satisfy
                                    any resulting shortfall from its own funds.

The Pools

  GENERAL.........................  Unless otherwise noted, all statistical percentages in this Prospectus Supplement concerning the Loans are
                                    measured by the aggregate principal balances of the
                                    related Pool of Loans described herein at the close of
                                    business on the Cut-Off Date and all dollar amounts are
                                    based on the principal balances of such Loans at the
                                    close of business on the Cut-Off Date.

POOL I AND POOL II................  The Pool I and Pool II Home Equity Loans consist of mortgages, deeds of trust or other security instruments
                                    (the "Home Equity Mortgages" or "Mortgages"), and the
                                    related promissory notes (the "Home Equity Mortgage
                                    Notes" or "Notes") secured by one- to four-family
                                    residences, units in planned unit developments ("PUDs")
                                    and units in condominium developments (the "Home Equity
                                    Mortgaged Properties" or "Mortgaged Properties").

                                    As of the Cut-Off Date, 6.35%, 6.31%, 6.22%, 5.78% and
                                    5.72% of the Pool I Home Equity Loans were secured by
                                    Home Equity Mortgaged Properties located in Ohio, North
                                    Carolina, New York, Pennsylvania and Texas,
                                    respectively, and 10.20%, 8.44%, 7.61%, 5.26%, 5.24% and
                                    5.02% of the Pool II Home Equity Loans were secured by
                                    Home Equity Mortgaged Properties located in Illinois,
                                    California, Michigan, Florida, New Jersey and
                                    Washington, respectively. Based on representations made
                                    by the obligor on a Home Equity Mortgage Note (the "Home
                                    Equity Mortgagor" or the "Mortgagor"), as of the Cut-Off
                                    Date, 86.36% of the Home Equity Loans in Pool I and
                                    86.35% of the Home Equity Loans in Pool II were secured
                                    by detached single family residences, 3.51% and 2.72% of
                                    the Pool I and Pool II Home Equity Loans, respectively,
                                    were secured by vacation homes, secondary residences or
                                    investment properties, and 4.57% and 5.28% of the Pool I
                                    and Pool II Home Equity Loans, respectively, were
                                    secured by two-, three- or four-family houses. No Home
                                    Equity Loan was secured by a mobile home or a
                                    cooperative residence.

                                    As of the Cut-Off Date, 79.81% of the Pool I Home Equity
                                    Loans and 100.00% of the Pool II Home Equity Loans
                                    constituted first mortgage liens on the related Home
                                    Equity Mortgaged Property and the remainder of the Pool
                                    I Home Equity Loans constituted second mortgage liens on
                                    the related Home Equity Mortgaged Property.

                                    The "Combined Loan-to-Value Ratio" of a Home Equity Loan
                                    is the ratio, expressed as a percentage, determined by
                                    dividing (x) the sum of the original principal balance
                                    of the Home Equity Loan (less the amount, if any, of the
                                    premium for credit life

                                    insurance) plus the then-current principal balance of
                                    the related first lien, if any, by (y) the value of the
                                    Home Equity Mortgaged Property, based upon the appraisal
                                    or valuation made at the time of origination of the Home
                                    Equity Loan.

                                    Based upon the original principal balances of the Home
                                    Equity Loans, 48.97% and 49.05% of the Pool I and Pool
                                    II Home Equity Loans, respectively, have a Combined
                                    Loan-to-Value Ratio exceeding 80%. No Pool I or Pool II
                                    Home Equity Loan has a Combined Loan-to-Value Ratio
                                    exceeding 100%. The weighted average Combined
                                    Loan-to-Value Ratio of the Pool I and Pool II Home
                                    Equity Loans, based upon appraisals or valuations made
                                    at the times of origination of the Pool I and Pool II
                                    Home Equity Loans, was 78.295% and 79.214%,
                                    respectively. The Home Equity Loans are not insured or
                                    guaranteed by any governmental entity.

                                    The Home Equity Loans, other than Balloon Home Equity
                                    Loans discussed below, provide for a schedule of
                                    payments which will be, if timely paid, sufficient to
                                    amortize fully the principal balance of the Home Equity
                                    Loan on or before its maturity date. The Home Equity
                                    Loans are either (i) "simple interest" loans, which
                                    means that payments are applied as they are received
                                    first to accrued interest, then to principal or (ii)
                                    "actuarial" loans, which means that payments received
                                    either earlier or later (other than delinquent) than the
                                    scheduled due dates of such Home Equity Loans will not
                                    affect the amortization schedule or the relative
                                    application of such payments to principal and interest.
                                    Each of the Pool I Home Equity Loans bears interest at a
                                    fixed rate (each, a "Pool I Mortgage Interest Rate")
                                    which, as of the Cut-Off Date, ranged from 7.500% to
                                    19.040% per annum.

                                    Each of the Pool II Home Equity Loans bears interest at
                                    an adjustable rate (each, a "Pool II Mortgage Interest
                                    Rate") which, as of the Cut-Off Date, ranged from 7.500%
                                    to 15.125% per annum, and which will adjust on the date
                                    set forth in the related Mortgage Note. For each Pool II
                                    Home Equity Loan, the related Pool II Mortgage Interest
                                    Rate will change initially after the period set forth in
                                    the related Mortgage Note and periodically thereafter.
                                    Each date on which a Pool II Mortgage Interest Rate
                                    changes is referred to as the "Change Date" for the
                                    related Pool II Home Equity Loan. 51.84% of the Pool II
                                    Home Equity Loans will have their first Change Date
                                    occurring approximately 24 months after origination,
                                    1.98% of the Pool II Home Equity Loans will have their
                                    first Change Date occurring approximately 36 months
                                    after origination, 42.35% of the Pool II Home Equity
                                    Loans will have their first Change Date occurring
                                    approximately 48 months after origination and 0.11% of
                                    the Pool II Home Equity Loans will have their first
                                    Change Date occuring approximately 60 months after
                                    origination. The remainder of the Pool II Home Equity
                                    Loans will have their first

                                    Change Date occurring no later than 12 months after
                                    origination.

                                    The Pool II Mortgage Interest Rate relating to 99.79% of
                                    the Pool II Home Equity Loans will adjust on each
                                    applicable Change Date to equal the sum of (i) the
                                    applicable London Interbank Offered Rate for U.S. dollar
                                    deposits (the "LIBOR Index") and (ii) the number of
                                    basis points set forth in the related Mortgage Note (the
                                    "Gross Margin"), subject to rounding and to the effects
                                    of the Periodic Rate Cap, the applicable Lifetime Cap
                                    and the applicable Lifetime Floor. The Pool II Mortgage
                                    Interest Rate relating to the remainder of the Pool II
                                    Home Equity Loans will adjust on each Change Date to
                                    equal the sum of (i) the applicable One-Year Constant
                                    Maturity Treasury Index ("CMT" or the "Treasury Index")
                                    as published by the Federal Reserve Board in the
                                    applicable Federal Reserve Board Statistical Release No.
                                    H.15, and (ii) the related Gross Margin, subject to
                                    rounding and to the effects of the Periodic Rate Cap,
                                    the applicable Lifetime Cap and the applicable Lifetime
                                    Floor. The "Lifetime Cap" is the maximum rate of
                                    interest on any adjustable rate loan. The "Lifetime
                                    Floor" is the minimum rate of interest on any adjustable
                                    rate loan.

                                    As of the Cut-Off Date, the Gross Margins for the Pool
                                    II Home Equity Loans ranged from 3.240% to 11.450%. As
                                    of the Cut-Off Date, the weighted average Gross Margin
                                    of the Pool II Home Equity Loans was 6.303%. The
                                    "Periodic Rate Cap" limits changes in the Pool II
                                    Mortgage Interest Rate for each Pool II Home Equity Loan
                                    on each Change Date to the Periodic Rate Cap as set
                                    forth in the related Mortgage Note. The Lifetime Caps of
                                    the Pool II Home Equity Loans range from 8.750% to
                                    21.240%. As of the Cut-Off Date, the weighted average
                                    Lifetime Cap of the Pool II Home Equity Loans was
                                    16.218%. The Lifetime Floors of the Pool II Home Equity
                                    Loans range from 4.500% to 15.125%. As of the Cut-Off
                                    Date, the weighted average Lifetime Floor of the Pool II
                                    Home Equity Loans was 9.652%.

                                    As of the Cut-Off Date, the weighted average Pool I
                                    Mortgage Interest Rate of the Pool I Home Equity Loans
                                    was 10.882%, and the weighted average current Pool II
                                    Mortgage Interest Rate of the Pool II Home Equity Loans
                                    was 9.995%. The lowest principal balance of any Pool I
                                    and Pool II Home Equity Loan as of the Cut-Off Date was
                                    $1,581 and $1,005, respectively, and the highest was
                                    $500,000 and $560,000, respectively. As of the Cut-Off
                                    Date, the average principal balances of the Pool I and
                                    Pool II Home Equity Loans was $47,939 and $88,999,
                                    respectively. Home Equity Loans not originated by an
                                    Originator or having original principal balances less
                                    than or equal to $15,000 may not be covered by title
                                    insurance policies. As of the Cut-Off Date, the weighted
                                    average remaining terms to stated maturity of the Pool I
                                    and Pool II Home Equity Loans were 269 months and 357
                                    months, respectively. The weighted

                                    average terms to stated maturity of the Pool I and Pool
                                    II Home Equity Loans at origination were 270 months and
                                    360 months, respectively.

                                    As of the Cut-Off Date 3.88% and 0% of the Pool I and
                                    Pool II Home Equity Loans, respectively, provided for a
                                    stated maturity of less than the period of time of the
                                    corresponding amortization schedule ("Balloon Loans").
                                    As a result, upon the maturity of a Balloon Loan, the
                                    Mortgagor will be required to make a final payment which
                                    will be substantially larger than such Mortgagor's
                                    previous monthly payments. See "Risk Factors--Nature of
                                    the Security" in the Prospectus.

POOL III..........................  The Home Improvement Loans in Pool III consist of fixed rate home improvement mortgages (the "Home Improvement
                                    Mortgages") and the related promissory notes, retail
                                    installment contracts or obligations, or sales
                                    agreements (the "Home Improvement Mortgage Notes" or
                                    "Notes") secured, except as set forth below, by one-to
                                    four-family residences, units in planned unit
                                    developments ("PUDs") and units in condominium
                                    developments (the "Home Improvement Mortgaged
                                    Properties" or "Mortgaged Properties").

                                    As of the Cut-Off Date, 20.87% of the Home Improvement
                                    Loans were FHA Loans and 79.13% were Conventional Home
                                    Improvement Loans. The Home Improvement Loans were
                                    originated and underwritten, or purchased and
                                    re-underwritten, by one of the Originators substantially
                                    in accordance with the Originators' underwriting
                                    criteria described herein under the caption "Lending
                                    Programs--The Home Improvement Lending Program--FHA
                                    Loans--Title I Underwriting Requirements," in connection
                                    with FHA Loans, and "Lending Programs--The Home
                                    Improvement Lending Program--Conventional Home
                                    Improvement Loans--Underwriting Criteria," in connection
                                    with Conventional Home Improvement Loans.

                                    As of the Cut-Off Date, 28.11%, 5.97% and 5.91% of the
                                    Home Improvement Loans were secured by Home Improvement
                                    Mortgaged Properties located in California, Florida and
                                    Illinois, respectively. Based on representations made by
                                    the mortgagor on a Home Improvement Mortgage Note (the
                                    "Home Improvement Mortgagor" or "Obligor"), as of the
                                    Cut-Off Date, 95.23% of the Home Improvement Loans were
                                    secured by single family detached residences, 0.92% of
                                    the Home Improvement Loans were secured by vacation
                                    homes, secondary residences, or investment properties,
                                    2.13% of the Home Improvement Loans were secured by
                                    individual units in condominiums, planned unit
                                    developments or townhouses, 1.98% of the Home
                                    Improvement Loans were secured by two-, three- or
                                    four-family houses and 0.51% of the Home Improvement
                                    Loans were secured by Multifamily Mortgaged Properties.

                                    As of the Cut-Off Date, 6.29% of the Home Improvement
                                    Loans were secured by first mortgage liens on the
                                    related Home

                                    Improvement Mortgaged Property, and 82.92% of the Home
                                    Improvement Loans were secured by second mortgage liens
                                    on the related Home Improvement Mortgaged Property. The
                                    remainder of the Home Improvement Loans were secured by
                                    third mortgage liens on the related Home Improvement
                                    Mortgaged Property.

                                    The FHA Loans are insured by the FHA to the extent
                                    described herein. The Conventional Home Improvement
                                    Loans are not insured by any governmental entity.

                                    The Home Improvement Loans provide for a schedule of
                                    payments which will be, if timely paid, sufficient to
                                    amortize fully the principal balance of the Home
                                    Improvement Loan on or before its maturity date.
                                    Interest on the Home Improvement Loans accrues on either
                                    an actuarial interest method or a simple interest
                                    method. However, with respect to FHA Loans secured by
                                    Mortgaged Properties located in states where the
                                    Servicer collects the FHA Insurance Premium directly
                                    from the related Obligor, payments are applied to the
                                    FHA Insurance Premium prior to accrued interest. Each
                                    Home Improvement Loans bears interest at a fixed rate
                                    (each, a "Pool III Home Improvement Interest Rate").

                                    As of the Cut-Off Date, the Pool III Home Improvement
                                    Interest Rates ranged from 8.990% to 20.250% per annum
                                    and the weighted average Pool III Home Improvement
                                    Interest Rate was 12.976%. The lowest principal balance
                                    of any Home Improvement Loan as of the Cut-Off Date was
                                    $1,008, and the highest was $80,395. As of the Cut-Off
                                    Date, the average principal balance of the Home
                                    Improvement Loans was $18,357. As of the Cut-Off Date,
                                    the weighted average remaining term to stated maturity
                                    of the Home Improvement Loans was 221 months. The
                                    weighted average term to stated maturity of the Home
                                    Improvement Loans at origination was 225 months. Each
                                    Home Improvement Loan that is a first lien is covered by
                                    a title insurance policy.

Servicing of the Loans............  The Servicer will serve as master servicer for the Loans in accordance with the Agreement. The Servicer may act
                                    through subservicers, including the Originators or other
                                    affiliates of the Servicer.

Monthly Advances..................  The Servicer is required to remit to the applicable
                                    Co-Trustee no later than the day of each month which is
                                    at least three Business Days prior to the Remittance
                                    Date and is in no case earlier than the seventh Business
                                    Day of such month (the "Determination Date") the amount
                                    (a "Monthly Advance"), if any, by which, for each Pool
                                    (a) the sum of (x) 30 days' interest (or, with respect
                                    to the Adjustable Rate Certificates, the actual number
                                    of days since the last Remittance Date (or, in the case
                                    of the first Remittance Date, from August 15, 1998) up
                                    to but not including the upcoming Remittance Date) at
                                    the weighted average Adjusted Mortgage Loan Remittance
                                    Rates of such Pool on the aggregate outstanding Class
                                    Principal Balances of each Class of

                                    Certificates in such Pool immediately prior to the
                                    related Remittance Date and (y) the Excess Spread (as
                                    defined herein under "Description of the
                                    Certificates--Cross-Support Provisions and Spread
                                    Amount"), if any, for the related Remittance Date
                                    relating to the Loans of the related Pool exceeds (b)
                                    the amount received by the Servicer in respect of
                                    interest on the Loans of the related Pool as of the
                                    related Record Date. Such advances by the Servicer are
                                    reimbursable in the first instance from late collections
                                    of interest including amounts received in connection
                                    with the liquidation of defaulted Loans ("Liquidation
                                    Proceeds"), amounts paid by any insurer pursuant to any
                                    insurance policy covering a Loan, Mortgaged Property or
                                    REO Property ("Insurance Proceeds"), FHA Payments and
                                    proceeds received by the Servicer in connection with
                                    condemnation, eminent domain or a release of lien
                                    ("Released Mortgaged Property Proceeds") collected with
                                    respect to the related Loan as to which the advances
                                    were made, and any other amount that otherwise would be
                                    distributed on the Class X and Class R Certificates.
                                    Notwithstanding the foregoing, the Servicer will not be
                                    required to make an advance if it determines, in its
                                    good faith judgment, that such advance will not be
                                    recoverable from the foregoing sources. Monthly Advances
                                    will not cover any Certificateholders' Interest
                                    Carryover. The "Adjusted Mortgage Loan Remittance Rate"
                                    for a Class of Certificates will equal the sum of the
                                    Pass-Through Rate for such Class and a rate used to
                                    determine certain expenses of the Trust.

Compensating Interest.............  Not later than each Determination Date, with respect to each Loan to which the Servicer received a principal
                                    payment in full in advance of the final scheduled due
                                    date (a "Principal Prepayment") or received a principal
                                    payment that is in excess of five times the scheduled
                                    monthly payment due, but which was not intended by the
                                    Mortgagor to satisfy the Loan in full or to cure a
                                    delinquency (a "Curtailment") during the related Due
                                    Period, the Servicer is required to remit to the
                                    applicable Co-Trustee from amounts otherwise payable to
                                    the Servicer as servicing compensation (including the
                                    Contingency Fee), an amount ("Compensating Interest")
                                    equal to any excess of (a) 30 days' interest (or, with
                                    respect to a Pool II Loan, the actual number of days
                                    since the last Remittance Date (or, in the case of the
                                    first Remittance Date, from August 15, 1998) up to but
                                    not including the upcoming Remittance Date) on the
                                    principal balance of each such Loan as of the beginning
                                    of the related Due Period, at the weighted average
                                    Adjusted Mortgage Loan Remittance Rate of the related
                                    Pool applicable to the Remittance Date on which the
                                    Compensating Interest will be distributed over (b) the
                                    amount of interest actually received on the related Loan
                                    during such Due Period.

Optional Repurchase...............  The Servicer has the right, but not the obligation, to repurchase any Defaulted Loan for the purchase price and
                                    in the manner described under "The
                                    Agreement--Representations and

                                    Warranties." In no event, however, may the aggregate
                                    principal balance of Defaulted Loans purchased pursuant
                                    to this provision exceed 5% of the Original Pool
                                    Principal Balance. A "Defaulted Mortgage Loan" is any
                                    Loan as to which the related Obligor has failed to pay
                                    in full three or more consecutive monthly payments.

Servicing and Contingency Fees....  The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the
                                    "Servicing Fee"), and a contingency fee of 0.25% per
                                    annum of the principal balance of each Loan (the
                                    "Contingency Fee"), each calculated and payable monthly
                                    from the interest portion of scheduled monthly payments,
                                    Liquidation Proceeds and certain other Proceeds
                                    collected.

Rating............................  It is a condition to the issuance of the Certificates that each Class of Offered Certificates receive the
                                    following ratings from Standard & Poor's, a division of
                                    The McGraw-Hill Companies, Inc. ("S&P"), Moody's
                                    Investors Service, Inc. ("Moody's") and/or Fitch IBCA,
                                    Inc. ("Fitch"):

                  RATING
  CLASS       S&P      MOODY'S     FITCH
---------  ---------  ---------  ---------
AF-1          AAA        Aaa        --
AF-2          AAA        Aaa        --
AF-3          AAA        Aaa        --
AF-4          AAA        Aaa        --
AF-5          AAA        Aaa        --
AF-6          AAA        Aaa        --
AF-7          AAA        Aaa        --
AF-8          AAA        Aaa        --
AF-9          AAA        Aaa        --
AV            AAA        Aaa        --
AH-1          AAA        --         AAA
AH-2          AAA        --         AAA
AH-3          AAA        --         AAA
AH-4          AAA        --         AAA
AH-5          AAA        --         AAA
AH-6          AAA        --         AAA
MH-1          AA         --         AA+
MH-2           A         --          A
BH            BBB        --         BBB

                                    The ratings assigned by S&P and Moody's to the Pool I
                                    and Pool II Certificates are based, in large part, on
                                    the creditworthiness of MBIA and the MBIA Policies.

                                    A security rating is not a recommendation to buy, sell
                                    or hold securities and may be subject to revision or
                                    withdrawal at any time. No person is obligated to
                                    maintain the rating on any Class of Certificates. The
                                    ratings of the Pool II Certificates by S&P and Moody's
                                    do not address the likelihood of the payment of the
                                    amount of any Certificateholders' Interest Carryover. In
                                    general, the ratings address credit risk and do not
                                    address the

                                    likelihood or rate of principal prepayments. See "Rating
                                    of the Offered Certificates" herein.

Optional Termination by the
  Servicer........................  On any Remittance Date from and after the Remittance
                                    Date on which the aggregate principal balances of the
                                    Loans are less than 5% of the sum of the aggregate
                                    principal balances of the Home Equity Loans and the Home
                                    Improvement Loans as of the Cut-Off Date (the "Original
                                    Pool Principal Balance") (such date, the "Optional
                                    Servicer Termination Date"), the Servicer may, at its
                                    option, and in the absence of the exercise thereof by
                                    the Servicer, MBIA may, at its option, purchase, on the
                                    next succeeding Remittance Date, all of the Loans and
                                    any related Mortgaged Property title to which has been
                                    acquired in foreclosure or by deed in lieu of
                                    foreclosure (an "REO Property") at a price set forth in
                                    the Agreement (the "Termination Price") at least equal
                                    to the sum of (x) 100% of the Principal Balances of the
                                    Loans, including those evidenced by REO Properties, and
                                    including the portion of the principal balance of each
                                    90 Day Delinquent FHA Loan for which the
                                    Certificateholders have not received payment and for
                                    which a Claim was submitted to the FHA, and (y) 30 days'
                                    interest (or, with respect to the Adjustable Rate
                                    Certificates, the actual number of days from the last
                                    Remittance Date to but not including the upcoming
                                    Remittance Date) thereon at the then applicable weighted
                                    average Pass-Through Rates of the Certificates plus an
                                    amount equal to the interest portion of any unreimbursed
                                    Insured Payments made by MBIA with respect to Pool I or
                                    Pool II Loans, as the case may be. See "The Agreement"
                                    herein and in the Prospectus.

Optional Termination by MBIA......  On and after the date on which the Pool Available
                                    Maximum Subordination Amounts for all Pools are zero, on
                                    any Remittance Date on which Pool I and/or Pool II Loans
                                    with aggregate principal balances as of the Cut-Off Date
                                    equal to or exceeding 25% or more of the Original Pool
                                    Principal Balance with respect to Pool I and Pool II
                                    have become Liquidated Loans, MBIA may purchase all of
                                    the Loans and any related REO Properties in respect
                                    thereof at a price equal to the sum of the Termination
                                    Prices for all Pools and the outstanding and unpaid fees
                                    and expenses of the Co-Trustees, the Trust
                                    Administrator, the FHA Custodian and the Servicer. See
                                    "The Agreement" herein and in the Prospectus.

REMIC Election and Tax Status.....  For Federal income tax purposes, one or more elections will be made to treat certain assets of the Trust as
                                    real estate mortgage investment conduits ("REMICs").
                                    Each Class of Certificates (other than the Class R
                                    Certificates) will constitute "regular interests" in a
                                    REMIC and each Class of Class R Certificates will
                                    constitute the sole "residual interest" in the related
                                    REMIC. See "Federal Income Tax Considerations" herein
                                    and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations..............  As described under "ERISA Considerations" herein, the
                                    Pool Class A Certificates may be purchased by a pension
                                    or other

                                    employee benefit plan subject to the Employee Retirement
                                    Income Security Act of 1974, as amended ("ERISA"), or by
                                    individual retirement accounts or Keogh plans covering
                                    only a sole proprietor or partner which are not subject
                                    to ERISA but are subject to Section 4975 of the Code
                                    ("Plans"), pursuant to certain exemptions from potential
                                    prohibited transaction rules of ERISA which prohibit a
                                    broad range of transactions involving Plan assets and
                                    persons having certain specified relationships to a Plan
                                    and related excise tax provisions of Section 4975 of the
                                    Code. One such exemption with respect to the Pool I,
                                    Pool II and Pool III Class A Certificates is Prohibited
                                    Transaction Exemption ("PTE") 96-22, 61 Fed. Reg. 14827
                                    (April 3, 1996) (the "Exemption"), which provides an
                                    exemption for the purchase, holding or subsequent
                                    transfer of certain asset-backed certificates by Plans.
                                    As the Pool III Class M and Pool III Class B
                                    Certificates are subordinated and, therefore, not
                                    eligible for exemptive relief under the Exemption they
                                    may not be purchased directly or indirectly, for or on
                                    behalf of a Plan or any entity whose underlying assets
                                    include plan assets; provided that certain insurance
                                    company general accounts may purchase Pool III Class M
                                    and Pool III Class B Certificates pursuant to Prohibited
                                    Transaction Class Exemption ("PTCE") 95-60. See "ERISA
                                    Considerations" herein and in the Prospectus.

Legal Investment Considerations...  Only the Class AV Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market
                                    Enhancement Act of 1984 ("SMMEA"). Each investor should
                                    consult its own legal advisers in determining whether
                                    and the extent to which a Class of Offered Certificates
                                    constitutes a legal investment for such investor. See
                                    "Legal Investment Considerations" herein.

Registration of the
  Certificates....................  The Offered Certificates will be represented by global certificates registered in the name of Cede & Co.
                                    ("Cede"), as the nominee of The Depository Trust Company
                                    ("DTC") in the United States, or Cedel Bank, societe
                                    anonyme ("Cedel Bank") or the Euroclear System
                                    ("Euroclear") in Europe. No Certificateholder will be
                                    entitled to receive definitive certificates ("Definitive
                                    Certificates") representing such person's interest,
                                    except in the event that Definitive Certificates are
                                    issued under the limited circumstances described herein.
                                    All references herein to "Certificateholders" or
                                    "Holders" will reflect the rights of the beneficial
                                    owners of Certificates, as such rights may be exercised
                                    through DTC and Participants except as otherwise
                                    specified herein. See "Risk Factors--Book-Entry
                                    Registration" in the Prospectus and "Description of the
                                    Certificates--Book-Entry Certificates" herein.

                                  RISK FACTORS

    Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE.

    The Servicer, Originators and Co-Trustees utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by Servicer, Originators and Co-Trustees or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of such applications or hardware may be necessary. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicer's, the Originators' or the Co-Trustees' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Several federal regulatory agencies, including the Commission, require the entities that they regulate to take steps to address problems which may arise in relation to the year 2000.

    The Servicer, Originators and Co-Trustees currently are assessing the impact of modifications or replacements required to adjust for the year 2000. The Servicer, Originators and Co-Trustees are utilizing both internal and external resources to identify, correct or reprogram, and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. The Servicer, Originators and Co-Trustees have initiated formal communications with those third parties on whom they will rely to determine the extent to which the Servicer, Originators and Co-Trustees are vulnerable to the failure of these third parties to remediate their own year 2000 issue. The total year 2000 project cost and estimates for the Servicer, Originators and Co-Trustees include the estimated costs and time associated with the impact of a third party's year 2000 issue, and are based on presently available information. However, there can be no assurance that the systems of third parties on which the systems of the Servicer, Originators and Co-Trustees rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of the Servicer, Originators and Co-Trustees, would not have an adverse effect on the business, financial condition or results of operations of the Servicer, Originators and Co-Trustees. The costs allocated to the year 2000 project are significant. The costs of the project and the dates on which the Servicer, Originators and Co-Trustees plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from such estimates. Specific factors that might cause such material differences include, but are not limited to: (i) the availability and cost of personnel trained in this area,
(ii) the ability to locate and correct all relevant computer codes and (iii) similar uncertainties.

    No assurance can be given that any or all of the systems discussed above, including the systems of the Servicer, Originators and Co-Trustees, are or will be year 2000 compliant or that the costs required to address year 2000 issues will not adversely affect the business, financial condition or results of operations of the respective party or the performance of their obligations under the Agreement. As a result of this potential affect on performance under the Agreement, the timely receipt of payment by the Certificateholders may also be adversely affected.

TRUST ASSETS ARE THE ONLY SOURCE OF CREDIT ENHANCEMENT FOR POOL III
  CERTIFICATES.

    The subordination provisions described below and the overcollateralization provisions of the Trust are the sole sources of protection for the Pool III Certificates against losses on Loans and other shortfalls in available funds (including any applicable FHA Insurance). If losses or other shortfalls exceed the protection afforded by such mechanisms, Holders of the Pool III Certificates will bear such losses and shortfalls as described herein. See "Description of the Certificates--Cross-Support and Spread Amount." The assets of the Trust are the sole source of funds for distributions on the Pool III Certificates. In certain instances available funds with respect to another Pool of Certificates may be used to cover current Applied Realized Loss Amounts (as defined herein) in Pool III.

    The holders of the Pool III Certificates do not have the benefit of the MBIA Policies. However, the Agreement affords MBIA certain rights that may affect all Certificateholders, regardless of Pool. In particular, MBIA has the right to control the removal and replacement of the Servicer and the Claims Administrator upon the occurrence of certain events described in the Agreement. Additionally, under certain circumstances, MBIA may purchase all of the Mortgage Loans and effect an early termination of the Trust. See "The Agreement--Termination; Purchase of Loans" herein.

SUBORDINATION--LIMITED PROTECTION AFFORDED TO POOL III CLASS A AND POOL III
  CLASS M CERTIFICATES.

    The rights of the Holders of the Pool III Class M Certificates to receive distributions with respect to the Loans in Pool III will be subordinate to the rights of the holders of the Pool III Class A Certificates to receive such distributions, the rights of Holders of the Class MH-2 Certificates to receive distributions with respect to the Loans in Pool III will be subordinate to the rights of the Holders of the Pool III Class A Certificates and the Class MH-1 Certificates to receive such distributions and the rights of the Holders of the Class BH Certificates to receive distributions with respect to the Loans in Pool III will be subordinate to the rights of the Holders of the Pool III Class A Certificates and Pool III Class M Certificates to receive such distributions. The subordination of the Class BH Certificates relative to the Pool III Class A Certificates (and of the Class MH-2 Certificates to the Class MH-1 Certificates) is intended to enhance the likelihood of regular receipt by the Holders of the Pool III Class A Certificates (and the Class MH-1 Certificates) of the full amount of the monthly distributions allocable to them, and to afford such Holders protection against losses.

DEPENDENCE ON CLAIMS ADMINISTRATOR FOR MAKING FHA CLAIMS AND PAYING THE FHA
  PAYMENTS

    The Co-Trustees, the FHA Custodian and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Co-Trustee for Pool III in accordance with the terms of the Agreement. See "The Agreement--Obligations of The Claims Administrator" herein.

LIMITATIONS ON FHA INSURANCE

    The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Representative, the Originators and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Home Improvement Lending Program--FHA Loans--Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property has available equity over and above all liens on such property.

    The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the FHA Custodian. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

    Prior to the transfer of the FHA Loans to the Trust, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Trust, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the FHA Custodian's FHA contract of insurance.

    Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above, the FHA insurance available to the FHA Custodian will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date; or (B) 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the FHA Custodian, less amounts for insurance claims previously paid to the FHA Custodian by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the FHA Custodian.

    FHA Claims paid to the FHA Custodian by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

    Since the adequacy of the FHA Custodian's Reserve Amount is dependent upon future events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.

    In connection with the FHA Loans, pursuant to FHA underwriting criteria in effect at the time substantially all the FHA Loans were originated, there was no requirement that the Mortgaged Property have any available equity over and above the total of all liens on such property, including the Title I loan. However, loans originated between November 18, 1991 and August 15, 1994 that exceeded $15,000 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan, and non-owner occupied property loans originated after November 18, 1991 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan. See "The Trusts--FHA Loans" in the Prospectus and "Lending Programs--The Home Improvement Lending Program--FHA Loans--The Title I Loan Program-General" herein.

NET FUNDS CAP AND CERTIFICATEHOLDERS' INTEREST CARRYOVER

    The Pass-Through Rate for the Adjustable Rate Certificates is based generally on the London interbank offered rate ("LIBOR") for one-month U.S. Dollar deposits. Although the Mortgage Interest Rates on the Pool II Loans (which rates will be used in determining the Net Funds Cap for such Pool) are also subject to adjustment, the Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Pass-Through Rate on the Adjustable Rate Certificates and adjust by reference to either LIBOR, which will be calculated differently for the Pool II Loans and the Adjustable Rate Certificates, or the Treasury Index, which may not necessarily correspond to changes in one-month LIBOR.

    If in respect of any Remittance Date there does not exist a positive spread between (a) the Net Funds Cap applicable to the Adjustable Rate Certificates and
(b) the interest accrued on each such Class at LIBOR plus the applicable margin, but in no event exceeding 14% per annum, the Pass-Through Rate for such Class on such Remittance Date will be based upon the applicable Net Funds Cap. Any Certificateholders' Interest Carryover arising as a result of the applicable Pass-Through Rate being based upon the Net Funds Cap, together with interest thereon at the then applicable Pass-Through Rate (without giving effect to the Net Funds Cap but in no event exceeding 14% per annum) will be paid on the following Remittance Date or on any succeeding Remittance Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such Remittance Date. Further, such payments will be made to the Certificateholders of record of such Class for such Remittance Date, regardless of whether they owned Certificates when the related Certificateholders' Interest Carryover was created. See "Description of the Certificates--Distributions on the Certificates." The ratings of the Certificates do not address the likelihood of the payment of any Certificateholders' Interest Carryover, and the MBIA Policies do not guaranty payment of any such amount.

RISK OF BANKRUPTCY OR INSOLVENCY OF THE ORIGINATORS; THE CUSTODIAN

    The Originators believe that the transfer of the Loans to the Trust constitutes a sale by the Originators to the Trust and, accordingly, that such Loans will not be part of the assets of the Originators in the event of the bankruptcy of an Originator and will not be available to the creditors of the Originators. The terms of the Agreement provide that, with respect to the Home Equity Loans, the Originators will deliver all of the Mortgages, the Notes and the other documents in the Trustee's Loan File to FUNB, as Custodian, which shall maintain possession of such Trustee's Loan Files, and no assignment of any Mortgage is required to be recorded, in either case unless an Assignment Event as defined in the Agreement (an "Assignment Event") has occurred (e.g., the long-term unsecured debt rating of FUNB is reduced below "A" by S&P or below "A2" by Moody's). Within 30 days following any such downgrade or occurrence of another Assignment Event, FUNB, as Custodian, is required to deliver the Mortgages, Notes and the other documents in the Trustee's Loan Files in its possession to the Co-Trustee for Pool I and Pool II, or such Co-Trustee's bailee and either to cause proper assignments of each Mortgage relating to a Pool I or Pool II Loan to be recorded in the relevant real property recording office for each such Mortgage or to deliver assignments of the Mortgages, in recordable form, to the Co-Trustee for Pool I and Pool II, together with an opinion of counsel addressed to and acceptable to MBIA to the effect that recordation of such assignments is not necessary in order to perfect the interest of the Co-Trustee for Pool I and Pool II in such Mortgages. Prior to such delivery and recording, since FUNB is the parent of the Representative and the Originators, the interest of the Co-Trustee for Pool I and Pool II in the Mortgages, the Notes and the proceeds thereof relating to a Pool I or Pool II Loan may be subject to claims of the Originators' creditors or to sale to a third party, as well as to a trustee in bankruptcy appointed in the event of the bankruptcy of the Originators. With respect to Pool III, the Mortgages, the Notes and the other documents in the Trustee's Loan File relating to the Pool III Loans will be delivered to, and maintained by, Norwest, as Co-Trustee for Pool III. In addition, either assignments of the Mortgages relating to the Pool III Loans will be recorded in the name of Norwest, as Co-Trustee, or opinions of counsel will be delivered to the effect that recordation of such assignments is not necessary in order to perfect the interest of Norwest, as Co-Trustee, in such Mortgages.

    In the event of a bankruptcy filing of an Originator, it is possible that a trustee in bankruptcy for, or a creditor of, an Originator may argue that the transaction between the Originators and the Trust, with respect to each Pool of Loans, was a pledge of such Loans in connection with a borrowing by such Originator rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Offered Certificates. If the transfer of the Loans by the Originators to the Trust is deemed, contrary to the intent of the parties, to be a grant to the Trust of a security interest in the Loans, the Trust should have an enforceable first priority perfected security interest in the Loans upon delivery to the related Co-Trustee of the Notes (properly endorsed to the related Co-Trustee or in blank) and of the Mortgages and upon the recordation of a proper assignment to the related Co-Trustee of each Mortgage in the real property recording office for each such Mortgage, or an opinion of counsel to the effect that recordation of such assignments is not necessary. Prior to such action, the Co-Trustees will not have a perfected security interest in the Mortgages, the Notes or the proceeds thereof and, accordingly, creditors of an Originator may take priority over the interests of the related Co-Trustee. If a trustee in bankruptcy were appointed for an Originator, certain administrative expenses of the trustee in bankruptcy may have priority over the Trust's interest in the Mortgages, the Notes and the proceeds thereof.

    For so long as (i) the Servicer remains an affiliate of FUNB, (ii) no Event of Default under the Agreement shall have occurred and be continuing and (iii) FUNB maintains a short-term rating of at least

"A-1" by S&P and "P-1" by Moody's and for five Business Days following any reduction, suspension, termination or withdrawal of either such rating, the Principal and Interest Account may be held with FUNB and its affiliates and FUNB may commingle such cash with its other funds for certain periods. In any insolvency proceedings or receivership or conservatorship of FUNB or of an Originator, the Trust may not have a perfected interest in such commingled collections.

    In a bankruptcy proceeding of an Originator, if the Notes have not been delivered to the related Co-Trustee, and the Mortgages have not been assigned of record in the real property recording office for each Mortgage, the Trust may be a general unsecured creditor of the related Originator. If the Trust were determined to be a general unsecured creditor of an Originator, the Mortgages, the Notes and the proceeds thereof would not be available to make payments on Offered Certificates.

                                LENDING PROGRAMS

    Prospective Certificateholders should consider, in addition to the information described under "The Single Family Loan Lending Program" in the Prospectus, the following with respect to the Home Improvement Loans, and a new lending program applicable to Home Equity and Home Improvement Loans.

THE HOME IMPROVEMENT LENDING PROGRAM

    There are two different types of Home Improvement Loans: (1) direct loans ("Direct Loans") and (2) dealer or dealer-contractor loans ("Dealer Loans"). On a Direct Loan, the proceeds of the loan are disbursed directly to the borrower, and there is no participation in the loan application process by a dealer-contractor. On a Dealer Loan the dealer-contractor participates in completing the loan application with the borrower and submits it to the lender for approval prior to commencing work. On Dealer Loans, before it may disburse funds, the lender must have in its possession a properly signed and dated completion certificate, a copy of the dealer-contractor's contract or sales agreement, and a borrower's authorization certificate, if the loan proceeds are to be disbursed to the dealer-contractor.

DEALER/CONTRACTOR ORIGINATION

    The Originators originate loans through and purchase contracts from home improvement contractors located in various states throughout the United States. An Originator employs account executives who contact home improvement contractors and explain the merits and features of the Originator's available financing plans. Account executives review contractor needs and discuss the Originator's prevailing home improvement loan rates, terms, credit standards and policies. If a contractor desires to utilize the Originator's financing programs, it must make application to the Originator for contractor approval. The Originator has a contractor approval process pursuant to which the financial condition, business experience, and qualifications of the contractor are reviewed prior to its approval to sell or refer loans to the Originator. An approved contractor's qualifications are reviewed annually in order to determine whether such approval will be continued. The annual re-approval process includes the updating of financial and business reference information. Contractors are also monitored as to default levels, delinquency trends and customer complaint resolution.

    All contractor loans are written on an Originator's approved documents and are either executed by the borrower in the presence (i) of the Originator's employees or designated agents or (ii) of the contractor. All contracts which are purchased are written on forms provided or approved by the Originator. Each loan or contract is individually approved in accordance with the Originator's guidelines. The contractor submits the customer credit application and construction contract to the appropriate Originator office where the customer's credit worthiness is determined. Credit analysis includes a review of the customer's previous credit experience, paying habits, length and likelihood of continued employment, ability to repay the debt, and other factors. The credit analysis also includes the determination of the ratio of a customer's long-term debt payments in relation to their gross monthly income.

    The Originators require that all secured home improvement loans and contracts be secured by a recorded lien on the property to be improved. Liens may be in first, second or more junior position.

Certain other criteria for FHA insured loans and contracts are described under the caption "--FHA Loans." If an Originator determines that the application meets the Originator's underwriting guidelines (and FHA regulations where applicable) and the credit is approved, the Originator originates the loan or purchases the contract. Unless a customer has specifically requested staged funding of a contract, contracts are not purchased until the customer has verified satisfactory completion of the home improvement project. Where staged funding is used, the Originator requests a completion certificate from the customer within 60 days of funding.

    Property values are generally determined by either a drive-by "as-is" appraisal or an alternative valuation technique with some or all of the cost of the improvement added to the appraisal to reflect the "after improvement" value of the property. Title insurance is required on some FHA Loans where the mortgage is in first position.

FHA LOANS

    THE TITLE I LOAN PROGRAM-GENERAL

    The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, property improvement loans (the "Title I Property Improvement Loans") which may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily and nonresidential structures. See "The Trusts--FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

    REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS

    The following is a description of the requirements for Title I Property Improvement Loans currently in effect.

    A Title I Property Improvement Loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) an origination fee not to exceed 5% of the loan amount on any new property improvement loan; (ii) fees for architectural and engineering services; (iii) building permit costs; (iv) credit report costs; (v) title examination costs; (vi) fees for determining whether the property is in a special flood hazard area; (vii) recording fees, recording taxes, filing fees and documentary stamp taxes; (viii) a fee for inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more; and (ix) for loans originated prior to June 3, 1996, appraisal fees in conjunction with a loan or combination of loans on the same property with a total principal balance in excess of $15,000.

    One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

    The following maximum dollar limits applied to Title I property improvement loans when the FHA Loans were originated:

TYPE OF PROPERTY                            LOAN LIMIT
----------------  --------------------------------------------------------------
Single Family     $25,000 per property (non-manufactured home)
                    $17,500 per property (manufactured home)
Multifamily       $60,000 per property or an average of $12,000 per unit
Nonresidential    $25,000 per property
Unsecured         $7,500 per property

    Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi-monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. For applications taken after June 3, 1996, lenders may not charge any prepayment penalty.

    The lender is entitled to recover the following fees and charges from the borrower, but these costs may not be financed: (i) discount points paid by the borrower to the lender; (ii) a fee for the services of a qualified closing agent; (iii) Title I loan insurance charges assessed by the lender; (iv) title insurance costs; (v) a handling charge to refinance an existing Title I loan, not to exceed 1% of the new loan amount; and (vi) with respect to loans for which the credit application was received prior to July 5, 1995, an origination fee.

    An eligible borrower of a secured Title I loan must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

    TITLE I UNDERWRITING REQUIREMENTS

    Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. For secured Title I loans the lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. A copy of the cost estimate on a direct loan or a contract signed by the contractor and borrower must be reviewed with the nature of the work to be done specifically described in the contract. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

    The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

    Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower on one property exceeds $7,500, or $5,000, as the case may be.

    Effective November 18, 1991, for any secured Title I loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

    Effective August 15, 1994, for secured Title I loans the requirement that the borrower have equity in the property was eliminated for owner-occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non-owner occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

    Effective June 3, 1996, for secured Title I loans, the requirement that the borrower have equity in the property was eliminated for both owner-occupied and non owner-occupied properties.

    INSURANCE CLAIMS PROCEDURES FOR TITLE I LOANS

    The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and have a face-to-face meeting or conduct a telephone interview prior to accelerating the maturity of the note and filing an insurance claim.

    If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims.

    Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

        (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

        (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default.)

        (3) The amount of uncollected court costs including fees paid for issuing, serving and filing a summons.

        (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

        (5) The amount of expenses for recording the assignment of the loan to the United States.

    Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA. Certificateholders will have no direct right to receive insurance payments from the FHA.

CONVENTIONAL HOME IMPROVEMENT LOANS

    Proceeds from Conventional Home Improvement Loans, which are loans not insured or guaranteed by any governmental agency, cannot be used to purchase property. The proceeds from Conventional Home Improvement Loans can be used to finance various property improvements, including projects which would not qualify for an FHA Loan. The loan amount may include the cost of the proposed improvements and (i) an origination fee not to exceed 10% of the loan amount,
(ii) credit report costs, (iii) title costs, (iv) flood certification fee, (v) recording fees, recording taxes, filing fees and documentary stamps, and (vi) document preparation fees and a property valuation fee. Certain loan programs allow for debt consolidation and cash proceeds to the borrower.

CONVENTIONAL HOME IMPROVEMENT LOANS--UNDERWRITING CRITERIA

    For secured Conventional Home Improvement Loans, the Originator verifies ownership and existing liens against the related property through public records. A copy of the cost estimate (on a Direct Loan) or a contract signed by the contractor and borrowers (on a Dealer Loan) is obtained and reviewed. Several of the loan programs permit some or all of the proposed costs of improvements to be added to "as is" property valuation to arrive at an after completion property value.

    The borrower's current paying habits and previous credit history are ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment also may be required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); (iv) financial statements (self-employed); or (v) alternative methods.

    To facilitate the financing of small home improvement projects, Conventional Home Improvement Loans of less than $12,500 may be made on an unsecured basis to borrowers deemed creditworthy. Any Conventional Home Improvement Loan equal to or in excess of $12,500 will be secured by a mortgage, deed of trust or participation therein relating to the real estate being improved.

    Conventional Home Improvement Loans bear fixed interest rates and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment). Prepayments in whole or in part are generally permitted at any time. Loans with mixed purposes, other than solely for home improvement, may provide for a prepayment penalty if state law permits. The maximum term for a Conventional Home Improvement Loan is 360 months.

90-DAY DEFERRED PROGRAM

    With respect to Home Equity and Home Improvement Loans, a borrower is offered the opportunity to defer two scheduled payments of principal and interest on his loan. The interest that accrues for that period is accounted for separately and is collected either from monthly payments made which are in excess of the borrower's scheduled monthly payment or when the loan is paid in full. Payment of principal during the period is similarly deferred. No principal reduction occurs until the first payment is made. The term to maturity and other loan terms are no different than those for loan products without this feature and are not changed due to the deferral.

                     THE REPRESENTATIVE AND THE ORIGINATORS

    The Money Store Inc. will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

    The Money Store Inc. is a New Jersey corporation and the parent company of the Originators. The Money Store Inc. is headquartered in West Sacramento, California and Union, New Jersey. On June 30, 1998, The Money Store Inc. became a wholly-owned subsidiary of First Union National Bank, the principal banking subsidiary of First Union Corporation. First Union Corporation is also the ultimate parent of First Union Capital Markets and First Union Trust Company, National Association (which will serve as FHA Custodian). See "Risk Factors--Risk of Bankruptcy or Insolvency of the Originators; the Custodian."

    The Money Store Inc. is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store Inc. and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans ("Student Loans").

    Since 1967, The Money Store Inc. and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. In 1979, The Money Store Inc. and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, the Representative believes that during each of the last 15 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market and, in 1995, entered the private student loan origination market.

    For the years ended December 31, 1996 and December 31, 1997 and the six-month period ended June 30, 1998, The Money Store Inc. and its subsidiaries originated or purchased approximately $5.7 billion, $7.8 billion and $3.8 billion of loans, respectively. Of those loans, approximately 73%, 76% and 82%, respectively, by principal amount were home equity loans, approximately 11%, 9% and 9%, respectively, by principal amount were SBA Loans, approximately 8%, 8% and 8%, respectively, by principal amount were Student Loans and approximately 8%, 7% and 1%, respectively, by principal amount were auto loans. On January 29, 1998, The Money Store Inc. announced that it had ceased originating loans in its non-prime auto finance division as part of an overall corporate strategy to focus on more profitable areas of lending. The Money Store Inc. will continue to service its existing auto loan portfolio. The business strategy of The Money Store Inc. has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

    At June 30, 1998, The Money Store Inc. and its subsidiaries operated out of 191 locations and were doing business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the United Kingdom.

    First Union Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder. Through its full-service banking offices, First Union Corporation provides a wide range of commercial and retail banking services and trust services in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, DC. Such offices are operated by First Union National Bank, headquartered in Charlotte, North Carolina, except the Delaware offices, which are operated by First Union Bank of Delaware. First Union Corporation also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of and for the three months ended March 31, 1998, First Union Corporation had on a restated basis taking into consideration the acquistion by First Union Corporation of CoreStates Financial Corp. on April 28, 1998, assets of $220 billion. First Union Corporation is the sixth largest bank holding company in the United States, based on assets at March 31, 1998.

    First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina, provides a wide range of commercial and retail banking services and trust services in all of the states listed above, except Delaware. On February 28, 1998, First Union National Bank merged with an affiliated national bank. As of and for the three months ended March 31, 1998, First Union Corporation reported (on a historical basis) assets of $172 billion.

    The following table shows the originations and portfolio balances of The Money Store Inc. and its subsidiaries for the periods indicated:

             ORIGINATIONS AND SERVICED LOAN PORTFOLIO BY LOAN TYPE
                             (DOLLARS IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------
                                                  1995                                   1996
                                          ---------------------                  ---------------------
                                              ORIGINATIONS                           ORIGINATIONS
                                          ---------------------     SERVICED     ---------------------     SERVICED
                                                      NUMBER OF       LOAN                   NUMBER OF       LOAN
                                            AMOUNT      LOANS      PORTFOLIO       AMOUNT      LOANS      PORTFOLIO
                                          ----------  ---------   ------------   ----------  ---------   ------------
Home Equity Loans.......................  $2,885,044    67,828     $5,751,677    $4,150,992   104,519    $ 8,230,776
% of Total..............................        75.5%                    66.7%         72.9%                    67.5%
SBA Loans...............................     440,728     1,461      1,907,050       635,498     1,769      2,282,384
% of Total..............................        11.5%                    22.1%         11.2%                    18.7%
Student Loans...........................     369,129   139,946        845,501       458,459   168,837      1,203,739
% of Total..............................         9.7%                     9.8%          8.0%                     9.9%
Auto Loans..............................     128,070    13,141        117,239       448,105    45,124        475,533
% of Total..............................         3.3%                     1.4%          7.9%                     3.9%
                                          ----------  ---------   ------------   ----------  ---------   ------------
    Total...............................  $3,822,971   222,376     $8,621,467    $5,693,054   320,249    $12,192,432
                                          ----------  ---------   ------------   ----------  ---------   ------------
                                          ----------  ---------   ------------   ----------  ---------   ------------

                                               YEAR ENDED                           SIX-MONTH PERIOD
                                              DECEMBER 31,                           ENDED JUNE 30,
                                          ---------------------                   ---------------------
                                                  1997                                    1998
                                          ---------------------                   ---------------------
                                              ORIGINATIONS                            ORIGINATIONS
                                          ---------------------                   ---------------------     SERVICED
                                                      NUMBER OF   SERVICED LOAN               NUMBER OF       LOAN
                                            AMOUNT      LOANS       PORTFOLIO       AMOUNT      LOANS      PORTFOLIO
                                          ----------  ---------   -------------   ----------  ---------   ------------
Home Equity Loans.......................  $5,926,252   152,554     $11,430,392    $3,129,170    76,650    $12,476,565
% of Total..............................        76.0%                     69.3%         82.4%                    70.5%
SBA Loans...............................     728,961     1,650       2,694,640       325,533       639      2,784,311
% of Total..............................         9.3%                     16.3%          8.6%                    15.7%
Student Loans...........................     582,294   163,350       1,590,791       314,164    68,333      1,819,638
% of Total..............................         7.5%                      9.7%          8.3%                    10.3%
Auto Loans..............................     563,507    54,383         778,121        28,830     2,315        627,168
% of Total..............................         7.2%                      4.7%          0.8%                     3.5%
                                          ----------  ---------   -------------   ----------  ---------   ------------
    Total...............................  $7,801,014   371,937     $16,493,944    $3,797,697   147,937    $17,707,682
                                          ----------  ---------   -------------   ----------  ---------   ------------
                                          ----------  ---------   -------------   ----------  ---------   ------------

    Although the Originators have no maximum dollar amount for home equity loans, the actual maximum amount that the Originators will lend is determined by the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value. For home equity loans originated in 1995, 1996, 1997, and the six month period ended June 30, 1998, the average loan size was approximately $43,000, $40,000, $38,000 and $40,000, respectively.

    The following table illustrates The Money Store Inc.'s delinquency and charge-off experience with respect to home equity loans in its servicing portfolio:

                 HOME EQUITY LOAN DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)

                                                                          AS OF AND FOR
                                                                          THE SIX-MONTH
                                                AS OF AND FOR THE YEARS   PERIOD ENDED
                                                  ENDED DECEMBER 31,        JUNE 30,
                                               -------------------------  -------------
                                                1995     1996     1997        1998
                                               -------  -------  -------  -------------
30-59 days past due..........................     1.76%    1.31%    1.53%       1.56%
60-89 days past due..........................     0.68%    0.81%    0.81%       0.89%
90+ days past due............................     2.42%    3.83%    4.38%       4.53%
Loans charged-off, net.......................  $24,205  $37,039  $58,739     $65,251
Loans charged-off, net, as a percentage of
  the home equity serviced loan
  portfolio(1)(2)............................     0.42%    0.45%    0.51%       1.05%

------------------------

(1) The percentage of Home Equity Loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of Home Equity Loans contained in the Serviced Loan Portfolio.

(2) Figures for June 30, 1998 are presented on an annualized basis.

    While the above delinquency and charge-off experience represents the The Money Store Inc.'s recent experience, there can be no assurance that the future delinquency and charge-off experience on the Home Equity Loans included in the Trust will be similar. The Servicer can neither quantify the impact of any recent property value declines on the Home Equity Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. See "Description of the Certificates--Distributions on the Certificates" herein for a discussion of the effect to Certificateholders of delinquencies in payments on The Home Equity Loans.

    The Money Store Inc. does not separately report the delinquency and charge-off experience of its Home Improvement Loans and there can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Home Improvement Loans will be similar to that reflected in the table above.

LEGAL PROCEEDINGS

    Because the nature of the business of The Money Store Inc. involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, The Money Store Inc. is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, The Money Store Inc. believes that the aggregate amount of such liabilities will not result in monetary damage which would have a material adverse effect on the financial condition of The Money Store Inc.

                                 THE LOAN POOLS

GENERAL

    Unless otherwise noted, all statistical percentages in this Prospectus Supplement concerning the Loans are measured by the aggregate principal balances of the related Pool of Loans described herein at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances of such Loans at the close of business on the Cut-Off Date.

HOME EQUITY LOANS

    The Home Equity Loans consist of mortgages, deeds of trust or other security instruments (the "Home Equity Mortgages" or "Mortgages"), and the related promissory notes (the "Home Equity Mortgage Notes" or "Notes") secured by one- to four-family residences (and, in the case of Pool I, certain five or more unit residential or mixed-use residential and commercial properties), units in planned unit developments ("PUDs") and units in condominium developments (the "Home Equity Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balance of the Pool I Home Equity Loans as of the Cut-Off Date was $523,298,797.93, and the aggregate principal balance of the Pool II Home Equity Loans as of the Cut-Off Date was $524,381,512.80. The Home Equity Loans will be originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Home Equity Lending Program--Underwriting Criteria." However, with respect to 3.23% of the Pool I Home Equity Loans, based upon their original principal balances, the Originators may not have independently verified the income of the related Obligors. Certain of the Pool I and Pool II Home Equity Loans contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Home Equity Loans described herein on the Cut-Off Date, and the statistics are given as of the Cut-Off Date.

    Each Pool II Home Equity Loan will bear interest at an adjustable rate (each, a "Pool II Mortgage Interest Rate") which will adjust on the date set forth in the related Mortgage Note. For each Pool II Home Equity Loan, the related Pool II Mortgage Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which a Pool II Mortgage Interest Rate changes is referred to as the "Change Date" for the related Pool II Home Equity Loan. As of the Cut-Off Date, 51.84% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 24 months after origination, 1.98% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 36 months after origination, 42.35% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 48 months after origination and 0.11% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 60 months after origination. The remainder of the Pool II Home Equity Loans will have their first Change Date occurring no later than 12 months after origination. As of the Cut-Off Date, the Pool II Mortgage Interest Rate relating to 99.79% of the Pool II Home Equity Loans will adjust on each applicable Change Date to equal the sum of (i) the applicable London Interbank Offered Rate for U.S. dollar deposits (the "LIBOR Index") and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Mortgage Interest Rate relating to the remainder of the Pool II Home Equity Loans will adjust on each Change Date to equal the sum of (i) the applicable One-Year Constant Maturity Treasury Index ("CMT" or the "Treasury Index") as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15, and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Home Equity Loans do not provide for negative amortization.

    Based upon the original principal balances of the Home Equity Loans, as of the Cut-Off Date, 48.97% and 49.05% of the Pool I and Pool II Home Equity Loans, respectively, had a Combined Loan-to-Value Ratio exceeding 80%. As of the Cut-Off Date, no Pool I or Pool II Home Equity Loan had a Combined Loan-to-Value Ratio exceeding 100%. The weighted average Combined Loan-to-Value Ratios of the Pool I and Pool II Home Equity Loans, as of the Cut-Off Date, were 78.295% and 79.214%, respectively. The Home Equity Loans are not be insured or guaranteed by any governmental entity.

    The Pool I Home Equity Loans bear interest at fixed rates which, as of the Cut-Off Date, ranged from 7.500% to 19.040% per annum. The Pool II Home Equity Loans bear interest at adjustable rates which, as of the Cut-Off Date, ranged from 7.500% to 15.125% per annum. The weighted average Pool I Mortgage Interest Rate on the Pool I Home Equity Loans, as of the Cut-Off Date, was 10.882% per annum. As of the Cut-Off Date, the weighted average current Pool II Mortgage Interest Rate on the Pool II Home Equity Loans was 9.995% per annum. As of the Cut-Off Date, the lowest principal balances of any Pool I and Pool II Home Equity Loans were $1,581 and $1,005, respectively, and the highest were $500,000 and $560,000, respectively. As of the Cut-Off Date, the average principal balances of the Pool I and Pool II Home Equity Loans were $47,938 and $88,999, respectively. Home Equity Loans not originated by an Originator or Home Equity Loans having original principal balances less than or equal to $15,000 may not be covered by title insurance policies. The weighted average remaining terms to stated maturity of the Pool I and Pool II Home Equity Loans will be no more than approximately 269 months and 357 months, respectively. The weighted average terms to stated maturity of the Pool I and Pool II Home Equity Loans at origination were, as of the Cut-Off Date, 270 months and 360 months, respectively. As of the Cut-Off Date, 3.88% of the Pool I Home Equity Loans and 0% of the Pool II Home Equity Loans were Balloon Loans.

    Set forth below is a description of certain characteristics of the Pool I Loans as of the Cut-Off Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                                     POOL I
                           CUT-OFF DATE LOAN BALANCES

                                                               CUT-OFF               % OF
                                               NUMBER OF      DATE LOAN     CUT-OFF DATE AGGREGATE
CUT-OFF DATE LOAN BALANCES                       LOANS        BALANCES           LOAN BALANCE
---------------------------------------------  ---------   ---------------  ----------------------
$20,000.00 and below.........................    2,154     $ 30,961,549.00            5.92%
20,000.01 - 30,000.00........................    2,065       52,258,577.09            9.99
30,000.01 - 40,000.00........................    1,718       60,476,285.02           11.56
40,000.01 - 50,000.00........................    1,221       54,937,754.34           10.50
50,000.01 - 60,000.00........................      988       54,436,119.65           10.40
60,000.01 - 70,000.00........................      696       45,169,965.05            8.63
70,000.01 - 80,000.00........................      560       41,972,736.01            8.02
80,000.01 - 90,000.00........................      345       29,246,408.87            5.59
90,000.01 - 100,000.00.......................      264       25,174,006.78            4.81
100,000.01 - 120,000.00......................      373       40,876,254.83            7.81
120,000.01 - 130,000.00......................      106       13,299,015.91            2.54
130,000.01 - 140,000.00......................       91       12,297,148.23            2.35
140,000.01 - 150,000.00......................       73       10,601,945.86            2.03
150,000.01 - 160,000.00......................       58        8,987,921.92            1.72
160,000.01 - 170,000.00......................       32        5,235,324.10            1.00
170,000.01 - 180,000.00......................       29        5,088,310.03            0.97
180,000.01 - 190,000.00......................       26        4,826,973.54            0.92
190,000.01 - 200,000.00......................       35        6,811,170.30            1.30
200,000.01 - 250,000.00......................       54       12,086,043.04            2.31
250,000.01 - 300,000.00......................       18        4,923,827.07            0.94
300,000.01 - 350,000.00......................        6        1,919,839.80            0.37
350,000.01 - 400,000.00......................        2          781,621.49            0.15
400,000.01 and above.........................        2          930,000.00            0.18
                                               ---------   ---------------          ------
  Total:.....................................   10,916     $523,298,797.93             100%
                                               ---------   ---------------          ------
                                               ---------   ---------------          ------

                                     POOL I
                             ORIGINAL LOAN BALANCES

                                                                                 % OF
                                         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE AGGREGATE
ORIGINAL LOAN BALANCES                     LOANS       LOAN BALANCES         LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
$20,000.00 and below..................       2,138   $   30,697,690.93              5.87%
20,000.01 - 30,000.00.................       2,061       51,943,863.02              9.93
30,000.01 - 40,000.00.................       1,726       60,592,641.15             11.58
40,000.01 - 50,000.00.................       1,223       54,918,533.79             10.49
50,000.01 - 60,000.00.................         990       54,454,731.21             10.41
60,000.01 - 70,000.00.................         698       45,215,101.07              8.64
70,000.01 - 80,000.00.................         564       42,240,547.93              8.07
80,000.01 - 90,000.00.................         345       29,238,076.42              5.59
90,000.01 - 100,000.00................         263       25,064,251.59              4.79
100,000.01 - 120,000.00...............         373       40,789,832.85              7.79
120,000.01 - 130,000.00...............         108       13,523,468.20              2.58
130,000.01 - 140,000.00...............          92       12,427,082.62              2.37
140,000.01 - 150,000.00...............          72       10,454,395.06              2.00
150,000.01 - 160,000.00...............          59        9,135,472.72              1.75
160,000.01 - 170,000.00...............          32        5,235,324.10              1.00
170,000.01 - 180,000.00...............          29        5,088,310.03              0.97
180,000.01 - 190,000.00...............          26        4,826,973.54              0.92
190,000.01 - 200,000.00...............          34        6,613,751.94              1.26
200,000.01 - 250,000.00...............          55       12,283,461.40              2.35
250,000.01 - 300,000.00...............          18        4,923,827.07              0.94
300,000.01 - 350,000.00...............           6        1,919,839.80              0.37
350,000.01 - 400,000.00...............           2          781,621.49              0.15
400,000.01 and above..................           2          930,000.00              0.18
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                                   LOAN RATES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN RATES                                 LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
7.251 - 7.500%........................           1   $       83,963.50              0.02%
7.501 - 7.750.........................          10          715,515.75              0.14
7.751 - 8.000.........................          54        4,583,137.67              0.88
8.001 - 8.250.........................          19        1,631,232.13              0.31
8.251 - 8.500.........................          96       10,985,538.72              2.10
8.501 - 8.750.........................          74        5,398,487.91              1.03
8.751 - 9.000.........................         278       23,636,017.53              4.52
9.001 - 9.250.........................         158       13,266,264.63              2.54
9.251 - 9.500.........................         305       24,285,997.51              4.64
9.501 - 9.750.........................         524       36,139,945.31              6.91
9.751 - 10.000........................       1,043       72,202,411.26             13.80
10.001 - 10.250.......................         326       20,312,710.96              3.88
10.251 - 10.500.......................         682       38,017,547.58              7.26
10.501 - 10.750.......................         669       32,302,628.69              6.17
10.751 - 11.000.......................         674       32,820,424.79              6.27
11.001 - 11.250.......................         360       17,756,333.75              3.39
11.251 - 11.500.......................         533       25,107,814.40              4.80
11.501 - 11.750.......................         446       19,048,117.96              3.64
11.751 - 12.000.......................         894       31,421,875.85              6.00
12.001 - 12.250.......................         521       16,625,472.36              3.18
12.251 - 12.500.......................         789       24,665,530.84              4.71
12.501 - 12.750.......................         496       15,512,076.66              2.96
12.751 - 13.000.......................         598       18,757,097.32              3.58
13.001 - 13.250.......................         270        7,777,449.95              1.49
13.251 - 13.500.......................         342        9,036,622.81              1.73
13.501 - 13.750.......................         173        5,085,925.19              0.97
13.751 - 14.000.......................         300        7,824,545.97              1.50
14.001 - 14.250.......................          91        2,635,662.12              0.50
14.251 - 14.500.......................         102        3,109,012.99              0.59
14.501 - 14.750.......................          42        1,147,739.10              0.22
14.751 - 15.000.......................          33          844,870.46              0.16
15.001 - 15.250.......................           1           29,200.00              0.01
15.251 - 15.500.......................           6          331,686.50              0.06
15.751 - 16.000.......................           2          111,678.98              0.02
16.751 - 17.000.......................           2           22,793.68                 *
17.751 - 18.000.......................           1           13,786.30                 *
19.001 - 19.250.......................           1           51,680.80              0.01
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

*   Less than 0.01%

                                     POOL I
                             STATED PURPOSE OF LOAN

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
STATED PURPOSE OF LOAN                     LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Debt Consolidation....................       2,873   $   86,061,453.29             16.45%
Cashout...............................       2,119       57,469,021.97             10.98
REO...................................           1           71,221.38              0.01
Purchase Money........................         259       19,391,902.06              3.71
Rate/Term Refinance...................       5,659      360,174,934.59             68.83
Home Improvement......................           5          130,264.64              0.02
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
COMBINED LOAN-TO-VALUE RATIO               LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
30.00% or below.......................         287   $    6,704,718.24              1.28%
30.01 - 40.00.........................         275        8,890,797.63              1.70
40.01 - 50.00.........................         381       12,623,848.86              2.41
50.01 - 60.00.........................         577       22,029,350.25              4.21
60.01 - 65.00.........................         520       22,403,783.96              4.28
65.01 - 70.00.........................         836       36,967,587.51              7.06
70.01 - 75.00.........................         860       40,988,205.98              7.83
75.01 - 80.00.........................       2,211      116,448,657.32             22.25
80.01 - 85.00.........................       1,843       98,207,769.20             18.77
85.01 - 90.00.........................       1,979      115,698,418.50             22.11
90.01 - 95.00.........................         486       20,587,784.01              3.93
95.01 - 100.00........................         661       21,747,876.47              4.16
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal, with respect to each Loan, to (i) the sum of (a) the original principal balance of such Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Loan or (b) the purchase price of such Mortgaged Property if the Loan proceeds from such Loan are used to purchase such Mortgaged Property.

                                     POOL I
                     OCCUPANCY STATUS OF MORTGAGED PROPERTY

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
OCCUPANCY STATUS                           LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Primary...............................      10,524   $  504,907,884.59             96.49%
Second Home...........................          48        1,934,806.63              0.37
Investment............................         344       16,456,106.71              3.14
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                                   FICO SCORE

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
FICO SCORE                                 LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
600 or below..........................       4,406   $  197,744,310.20             37.79%
601 - 610.............................         550       26,293,307.27              5.02
611 - 620.............................         526       25,634,615.42              4.90
621 - 630.............................         577       28,117,691.50              5.37
631 - 640.............................         590       29,204,459.54              5.58
641 - 650.............................         651       32,364,123.46              6.18
651 - 660.............................         613       30,375,080.29              5.80
661 - 670.............................         581       30,880,016.53              5.90
671 - 680.............................         499       24,686,206.61              4.72
681 - 690.............................         428       22,854,920.69              4.37
691 - 700.............................         315       17,301,763.30              3.31
701 - 720.............................         500       24,296,153.30              4.64
721 - 740.............................         351       17,521,856.20              3.35
741 - 760.............................         179        8,641,720.99              1.65
761 - 780.............................          82        4,294,367.32              0.82
781 - 800.............................          61        2,873,480.61              0.55
801 - 820.............................           7          214,724.70              0.04
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                                 LIEN POSITION

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LIEN POSITION                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
First.................................       7,011   $  417,628,187.04             79.81%
Second................................       3,905      105,670,610.89             20.19
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                                 DELINQUENCIES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
DELINQUENCIES                              LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
Current...............................      10,613   $  507,031,520.80            96.89%
30 - 59 days..........................         303       16,267,277.13             3.11
                                        -----------  -----------------           ------
  Total:..............................      10,916   $  523,298,797.93              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                     POOL I
                                  AGE OF LOANS

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
AGE OF LOANS (MONTHS)                      LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Less than 1...........................       3,611   $  180,993,785.11             34.59%
1-4...................................       7,134      333,151,707.61             63.66
5-9...................................         145        7,823,273.86              1.49
10-14.................................          21          967,789.70              0.18
15-19.................................           3          284,035.24              0.05
25-30.................................           1           33,205.92              0.01
100 and above.........................           1           45,000.49              0.01
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
                       REMAINING TERM TO STATED MATURITY

                                                          CUT-OFF                % OF
REMAINING MONTHS                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
TO STATED MATURITY                         LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
13 - 24...............................           1   $        8,500.00                 *%
25 - 36...............................           5           55,786.46              0.01
37 - 48...............................           7           86,593.35              0.02
49 - 60...............................         250        3,353,585.90              0.64
61 - 72...............................          19          293,180.57              0.06
73 - 84...............................         130        2,661,468.17              0.51
85 - 96...............................          14          297,597.98              0.06
97 - 108..............................           2           29,970.67              0.01
109 - 120.............................       1,395       33,023,778.73              6.31
133 - 144.............................          23        1,088,878.94              0.21
145 - 156.............................           6          295,759.93              0.06
157 - 168.............................          15          781,620.60              0.15
169 - 180.............................       4,062      160,809,824.71             30.73
181 - 192.............................           1           24,184.00                 *
193 - 204.............................           2           99,800.00              0.02
205 - 216.............................           2          129,200.00              0.02
217 - 228.............................           1          161,000.00              0.03
229 - 240.............................       1,302       60,495,346.96             11.56
253 - 264.............................           1           50,700.00              0.01
289 - 300.............................         595       25,041,016.35              4.79
349 - 360.............................       2,988      225,636,648.87             43.12
409 - 420.............................           2           94,344.02              0.02
469 - 480.............................          93        8,780,011.72              1.68
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

*   Less than 0.01%

                                     POOL I
                        ORIGINAL TERM TO STATED MATURITY

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
ORIGINAL TERM (MONTHS)                     LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
13 - 24...............................           1   $        8,500.00                 *%
25 - 36...............................           5           55,786.46              0.01
37 - 48...............................           7           86,593.35              0.02
49 - 60...............................         250        3,353,585.90              0.64
61 - 72...............................          19          293,180.57              0.06
73 - 84...............................         129        2,616,467.68              0.50
85 - 96...............................          14          297,597.98              0.06
97 - 108..............................           2           29,970.67              0.01
109 - 120.............................       1,395       33,023,778.73              6.31
133 - 144.............................          23        1,088,878.94              0.21
145 - 156.............................           5          262,554.01              0.05
157 - 168.............................           3           72,375.65              0.01
169 - 180.............................       4,075      161,560,679.36             30.87
181 - 192.............................           2           60,780.71              0.01
193 - 204.............................           2           99,800.00              0.02
205 - 216.............................           2          129,200.00              0.02
217 - 228.............................           1          161,000.00              0.03
229 - 240.............................       1,302       60,495,346.96             11.56
253 - 264.............................           1           50,700.00              0.01
289 - 300.............................         595       25,041,016.35              4.79
349 - 360.............................       2,988      225,636,648.87             43.12
409 - 420.............................           2           94,344.02              0.02
469 - 480.............................          93        8,780,011.72              1.68
                                        -----------  -----------------             -----
  Total:..............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

*   Less than 0.01%

                                     POOL I
                         TYPES OF MORTGAGED PROPERTIES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
PROPERTY TYPE                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Detached single family................       9,464   $  451,896,302.01             86.36%
Detached PUD..........................         173        9,549,154.46              1.82
Manufactured single wide..............         285       10,441,615.21              2.00
Attached PUD..........................          28        1,022,931.56              0.20
Attached townhouse....................          54        2,027,595.49              0.39
Attached condo........................         158        5,304,698.49              1.01
Mixed Use.............................           8        1,051,535.87              0.20
2-4 Family............................         375       23,912,966.02              4.57
Manufactured double wide..............         365       17,239,334.65              3.29
Multi-Family (SFU)....................           6          852,664.17              0.16
                                        -----------  -----------------             -----
    Total:............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                     POOL I
              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                      LOANS         BALANCES            LOAN BALANCES
--------------------------------------  -----------  -----------------  -----------------------
Ohio..................................         622   $   33,234,223.64              6.35%
North Carolina........................         611       33,000,397.62              6.31
New York..............................         587       32,528,107.75              6.22
Pennsylvania..........................         658       30,250,930.42              5.78
Texas.................................         784       29,909,922.22              5.72
Florida...............................         577       28,850,976.83              5.51
California............................         416       26,329,702.19              5.03
Illinois..............................         506       24,386,768.36              4.66
South Carolina........................         424       20,908,825.79              4.00
Michigan..............................         466       19,349,945.00              3.70
New Jersey............................         324       18,208,397.58              3.48
Georgia...............................         343       18,032,742.72              3.45
Indiana...............................         348       17,025,973.14              3.25
Other.................................       4,250      191,281,884.67             36.55
                                        -----------  -----------------             -----
    Total:............................      10,916   $  523,298,797.93               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

(1) Determined by property address designated as such in the related Mortgage.

    Set forth below is a description of certain characteristics of the Pool II Loans as of the Cut-Off Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                                    POOL II
                           CUT-OFF DATE LOAN BALANCES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
CUT-OFF DATE LOAN BALANCES                 LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
$20,000.00 and below..................          19   $      259,899.80             0.05%
20,000.01 - 30,000.00.................         216        5,596,690.13             1.07
30,000.01 - 40,000.00.................         446       15,707,945.75             3.00
40,000.01 - 50,000.00.................         606       27,513,492.01             5.25
50,000.01 - 60,000.00.................         752       41,604,787.88             7.93
60,000.01 - 70,000.00.................         623       40,497,715.15             7.72
70,000.01 - 80,000.00.................         603       45,189,104.28             8.62
80,000.01 - 90,000.00.................         451       38,322,332.39             7.31
90,000.01 - 100,000.00................         410       39,081,836.93             7.45
100,000.01 - 120,000.00...............         607       66,369,480.66            12.66
120,000.01 - 130,000.00...............         179       22,428,743.66             4.28
130,000.01 - 140,000.00...............         193       26,052,978.00             4.97
140,000.01 - 150,000.00...............         136       19,764,561.36             3.77
150,000.01 - 160,000.00...............         113       17,524,814.49             3.34
160,000.01 - 170,000.00...............          87       14,311,698.54             2.73
170,000.01 - 180,000.00...............          73       12,827,522.25             2.45
180,000.01 - 190,000.00...............          52        9,654,033.98             1.84
190,000.01 - 200,000.00...............          50        9,765,511.89             1.86
200,000.01 - 250,000.00...............         157       34,684,365.78             6.61
250,000.01 - 300,000.00...............          63       17,264,550.03             3.29
300,000.01 - 350,000.00...............          34       10,858,317.58             2.07
350,000.01 - 400,000.00...............          12        4,417,543.10             0.84
400,000.01 and above..................          10        4,683,587.16             0.89
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                             ORIGINAL LOAN BALANCES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
ORIGINAL LOAN BALANCES                     LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
$20,000.00 and below..................          14   $      247,577.63             0.05%
20,000.01 - 30,000.00.................         215        5,567,264.34             1.06
30,000.01 - 40,000.00.................         445       15,632,005.47             2.98
40,000.01 - 50,000.00.................         605       27,399,070.35             5.23
50,000.01 - 60,000.00.................         755       41,679,363.51             7.95
60,000.01 - 70,000.00.................         622       40,417,745.56             7.71
70,000.01 - 80,000.00.................         601       44,928,022.73             8.57
80,000.01 - 90,000.00.................         453       38,433,802.52             7.33
90,000.01 - 100,000.00................         413       39,239,771.69             7.48
100,000.01 - 120,000.00...............         608       66,449,322.26            12.67
120,000.01 - 130,000.00...............         175       21,908,230.12             4.18
130,000.01 - 140,000.00...............         193       25,994,696.32             4.96
140,000.01 - 150,000.00...............         139       20,163,629.08             3.85
150,000.01 - 160,000.00...............         113       17,504,952.65             3.34
160,000.01 - 170,000.00...............          89       14,631,201.01             2.79
170,000.01 - 180,000.00...............          72       12,655,676.81             2.41
180,000.01 - 190,000.00...............          53        9,825,879.42             1.87
190,000.01 - 200,000.00...............          49        9,569,439.51             1.82
200,000.01 - 250,000.00...............         158       34,659,949.08             6.61
250,000.01 - 300,000.00...............          64       17,514,464.90             3.34
300,000.01 - 350,000.00...............          34       10,858,317.58             2.07
350,000.01 - 400,000.00...............          11        4,018,544.99             0.77
400,000.01 and above..................          11        5,082,585.27             0.97
                                        -----------  -----------------           ------
  Total:..............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                                   LOAN RATES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN RATES                                 LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
7.251 - 7.500%........................           2   $      526,607.23              0.10%
7.501 - 7.750.........................           2          184,620.25              0.04
7.751 - 8.000.........................          19        2,778,656.68              0.53
8.001 - 8.250.........................          32        4,294,262.28              0.82
8.251 - 8.500.........................          91       12,955,138.72              2.47
8.501 - 8.750.........................         137       17,016,905.61              3.25
8.751 - 9.000.........................         293       33,931,705.53              6.47
9.001 - 9.250.........................         311       31,547,994.58              6.02
9.251 - 9.500.........................         660       65,290,339.92             12.45
9.501 - 9.750.........................         816       73,571,291.62             14.03
9.751 - 10.000........................         863       76,485,303.29             14.59
10.001 - 10.250.......................         425       36,521,038.30              6.96
10.251 - 10.500.......................         472       38,509,388.04              7.34
10.501 - 10.750.......................         573       44,277,947.09              8.44
10.751 - 11.000.......................         444       33,303,588.74              6.35
11.001 - 11.250.......................         201       14,106,606.75              2.69
11.251 - 11.500.......................         205       15,509,885.94              2.96
11.501 - 11.750.......................         122        8,037,114.22              1.53
11.751 - 12.000.......................         102        7,401,823.20              1.41
12.001 - 12.250.......................          34        2,251,113.95              0.43
12.251 - 12.500.......................          32        2,253,777.12              0.43
12.501 - 12.750.......................          19        1,428,117.66              0.27
12.751 - 13.000.......................          11          672,652.43              0.13
13.001 - 13.250.......................           8          437,209.15              0.08
13.251 - 13.500.......................           4          304,219.32              0.06
13.501 - 13.750.......................           3          216,172.35              0.04
13.751 - 14.000.......................           6          359,054.61              0.07
14.251 - 14.500.......................           3          121,774.24              0.02
14.751 - 15.000.......................           1           55,876.54              0.01
15.001 - 15.250.......................           1           31,327.44              0.01
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                          INDICIES FOR MORTGAGE LOANS

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
INDICIES FOR POOL II MORTGAGE LOANS        LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
1 Year Treasury.......................          12   $    1,086,204.18             0.21%
1 Month LIBOR.........................           1           24,282.10                *
6 Month LIBOR.........................         144       18,283,149.85             3.49
2-28 - 6 Month LIBOR..................       2,735      271,842,487.76            51.84
3-27 - 6 Month LIBOR..................         110       10,370,809.53             1.98
4-26 - 6 Month LIBOR..................       2,883      222,066,699.51            42.35
5-25 - 6 Month LIBOR..................           6          580,093.78             0.11
1 Year LIBOR..........................           1          127,786.09             0.02
                                             -----   -----------------           ------
  Total:..............................       5,892   $  524,381,512.80              100%
                                             -----   -----------------           ------
                                             -----   -----------------           ------

------------------------

*   Less than 0.01%.

                                    POOL II
                                  GROSS MARGIN

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
GROSS MARGIN                               LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
3.001 - 3.250%........................           1   $       90,894.78              0.02%
3.251 - 3.500.........................           1           57,509.73              0.01
3.751 - 4.000.........................           2          164,884.79              0.03
4.001 - 4.250.........................           7          606,632.08              0.12
4.251 - 4.500.........................          13        1,511,856.86              0.29
4.501 - 4.750.........................          14        1,290,571.90              0.25
4.751 - 5.000.........................         240       23,341,151.21              4.45
5.001 - 5.250.........................         272       26,200,219.06              5.00
5.251 - 5.500.........................         295       26,530,889.26              5.06
5.501 - 5.750.........................         171       16,814,256.49              3.21
5.751 - 6.000.........................         752       69,844,799.79             13.32
6.001 - 6.250.........................       1,380      118,315,456.91             22.56
6.251 - 6.500.........................       1,107       87,723,821.13             16.73
6.501 - 6.750.........................         686       55,215,103.53             10.53
6.751 - 7.000.........................         296       28,924,484.36              5.52
7.001 - 7.250.........................         199       21,420,779.68              4.08
7.251 - 7.500.........................         165       17,222,481.80              3.28
7.501 - 7.750.........................          66        7,195,558.74              1.37
7.751 - 8.000.........................          84        8,815,902.45              1.68
8.001 - 8.250.........................          32        3,083,077.32              0.59
8.251 - 8.500.........................          34        3,023,226.16              0.58
8.501 - 8.750.........................          19        1,768,987.16              0.34
8.751 - 9.000.........................          26        2,909,100.87              0.55
9.001 - 9.250.........................           5          429,808.60              0.08
9.251 - 9.500.........................           6          328,527.53              0.06
9.501 - 9.750.........................           7          648,803.03              0.12
9.751 - 10.000........................           3          183,200.18              0.03
10.001 - 10.250.......................           1           89,841.72              0.02
10.251 - 10.500.......................           3          177,983.34              0.03
10.501 - 10.750.......................           1           45,174.12              0.01
10.751 - 11.000.......................           3          309,438.98              0.06
11.251 - 11.500.......................           1           97,089.24              0.02
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                                  LIFETIME CAP

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LIFETIME CAP                               LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
8.501 - 9.000%........................           1   $      151,731.79              0.03%
10.001 - 10.500.......................           1           50,035.14              0.01
13.501 - 14.000.......................          12        2,221,585.60              0.42
14.001 - 14.500.......................          81       11,668,537.01              2.23
14.501 - 15.000.......................         358       43,391,889.64              8.27
15.001 - 15.500.......................         875       83,442,540.30             15.91
15.501 - 16.000.......................       1,503      130,217,463.69             24.83
16.001 - 16.500.......................         859       75,661,540.61             14.43
16.501 - 17.000.......................       1,025       82,713,548.23             15.77
17.001 - 17.500.......................         550       44,771,867.28              8.54
17.501 - 18.000.......................         380       30,835,890.45              5.88
18.001 - 18.500.......................         122       10,317,930.09              1.97
18.501 - 19.000.......................          65        4,518,328.19              0.86
19.001 - 19.500.......................          23        1,516,021.03              0.29
19.501 - 20.000.......................          19        1,654,425.73              0.32
20.001 - 20.500.......................           9          568,551.57              0.11
20.501 - 21.000.......................           6          425,446.85              0.08
21.001 - 21.500.......................           3          254,179.60              0.05
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                               PERIODIC RATE CAP

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
PERIODIC RATE CAP                          LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
0.001 - 1.000%........................       5,376   $  467,338,125.33            89.12%
1.001 - 2.000.........................         515       56,730,370.33            10.82
2.001 - 3.000.........................           1          313,017.14             0.06
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                                 LIFETIME FLOOR

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LIFETIME FLOOR                             LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
4.500 - 4.999%........................          32   $    3,149,872.25              0.60%
5.000 - 5.499.........................          31        2,917,717.05              0.56
5.500 - 5.999.........................          55        5,080,563.50              0.97
6.000 - 6.499.........................          61        6,530,445.06              1.25
6.500 - 6.999.........................         134       14,911,704.68              2.84
7.000 - 7.499.........................         113       10,366,761.85              1.98
7.500 - 7.999.........................          58        6,541,061.72              1.25
8.000 - 8.499.........................          90       11,589,995.13              2.21
8.500 - 8.999.........................         374       46,861,729.86              8.94
9.000 - 9.499.........................         739       75,130,112.59             14.33
9.500 - 9.999.........................       1,579      142,047,866.02             27.09
10.000 - 10.499.......................         702       59,940,957.87             11.43
10.500 - 10.999.......................       1,198       89,950,398.91             17.15
11.000 - 11.499.......................         317       22,998,949.82              4.39
11.500 - 11.999.......................         294       19,112,414.24              3.64
12.000 - 12.499.......................          55        3,551,208.03              0.68
12.500 - 12.999.......................          36        2,352,213.43              0.45
13.000 - 13.499.......................          10          573,080.73              0.11
13.500 - 13.999.......................           9          565,481.84              0.11
14.000 - 14.499.......................           3          121,774.24              0.02
14.500 - 14.999.......................           1           55,876.54              0.01
15.000 - 15.499.......................           1           31,327.44              0.01
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                         NEXT INTEREST ADJUSTMENT DATE

                                                               CUT-OFF                % OF
                                              NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
NEXT INTEREST ADJUSTMENT DATE                   LOANS          BALANCES           LOAN BALANCE
------------------------------------------  -------------  ----------------  -----------------------
July 1998.................................            1    $      83,636.06              0.02%
August 1998...............................           15        1,937,341.81              0.37
September 1998............................           44        5,735,904.92              1.09
October 1998..............................           36        4,031,522.25              0.77
November 1998.............................           24        3,301,278.74              0.63
December 1998.............................           15        1,895,257.12              0.36
January 1999..............................            8          913,156.72              0.17
February 1999.............................            6          512,913.87              0.10
March 1999................................            4          488,019.10              0.09
April 1999................................            3          203,818.09              0.04
June 1999.................................            8        1,550,956.14              0.30
July 1999.................................            6        1,065,458.23              0.20
August 1999...............................            6          491,367.84              0.09
September 1999............................           22        1,946,001.73              0.37
October 1999..............................           25        3,464,826.55              0.66
November 1999.............................           32        3,113,873.46              0.59
December 1999.............................          122       13,339,138.16              2.54
January 2000..............................          302       32,326,219.87              6.16
February 2000.............................          106       10,894,366.18              2.08
March 2000................................          279       32,885,884.53              6.27
April 2000................................          540       52,123,700.59              9.94
May 2000..................................          541       50,494,511.01              9.63
June 2000.................................          439       40,591,866.30              7.74
July 2000.................................          280       25,412,597.87              4.85
August 2000...............................           30        2,545,318.34              0.49
September 2000............................            3          354,831.72              0.07
October 2000..............................            3          434,754.83              0.08
November 2000.............................            3          175,367.80              0.03
December 2000.............................            5          411,105.45              0.08
January 2001..............................            9          598,273.07              0.11
February 2001.............................           13        1,307,569.65              0.25
March 2001................................           26        2,877,297.36              0.55
April 2001................................           13        1,031,985.82              0.20
May 2001..................................           11          858,080.34              0.16
June 2001.................................           13        1,169,927.55              0.22
July 2001.................................           12        1,257,546.09              0.24
August 2001...............................            1           68,308.84              0.01
September 2001............................            1           41,470.34              0.01
November 2001.............................            1           25,456.70                 *
February 2002.............................            1           26,953.57              0.01
March 2002................................            3          195,524.20              0.04
April 2002................................          251       20,866,260.72              3.98
May 2002..................................          817       64,045,774.69             12.21
June 2002.................................          748       56,269,826.31             10.73
July 2002.................................          973       74,046,768.49             14.12
August 2002...............................           84        6,313,800.00              1.20
September 2002............................            1           75,600.00              0.01
January 2003..............................            3          461,070.17              0.09
March 2003................................            2           78,535.87              0.01
June 2003.................................            1           40,487.74              0.01
                                                  -----    ----------------             -----
    Total:................................        5,892    $ 524,381,512.80               100%
                                                  -----    ----------------             -----
                                                  -----    ----------------             -----

------------------------

*   Less than 0.01%.

                                    POOL II
                             STATED PURPOSE OF LOAN

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
STATED PURPOSE OF LOAN                     LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Debt Consolidation....................         256   $   14,328,451.69              2.73%
Cashout...............................         334       19,768,469.31              3.77
Purchase Money........................         752       79,770,675.44             15.21
Rate/Term Refinance...................       4,550      410,513,916.36             78.29
                                             -----   -----------------             -----
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
COMBINED LOAN-TO-VALUE RATIO               LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
30.00% and below......................          47   $    2,076,037.92              0.40%
30.01 - 40.00.........................          81        4,513,800.69              0.86
40.01 - 50.00.........................         138        8,635,663.48              1.65
50.01 - 60.00.........................         274       19,457,721.58              3.71
60.01 - 65.00.........................         289       20,976,705.49              4.00
65.01 - 70.00.........................         455       36,127,763.21              6.89
70.01 - 75.00.........................         515       42,734,038.51              8.15
75.01 - 80.00.........................       1,494      132,606,973.39             25.29
80.01 - 85.00.........................       1,231      110,873,373.45             21.14
85.01 - 90.00.........................       1,267      137,435,469.27             26.21
90.01 - 95.00.........................          97        8,660,248.86              1.65
95.01 and more........................           4          283,716.95              0.05
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

------------------------

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal with respect to each Loan, to (i) the sum of (a) the original principal balance of such Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Loan or (b) the purchase price of such Mortgaged Property if the Loan proceeds from such Loan are used to purchase such Mortgaged Property.

                                    POOL II
                     OCCUPANCY STATUS OF MORTGAGED PROPERTY

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
OCCUPANCY STATUS                           LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Primary...............................       5,671   $  510,108,218.42             97.28%
Second Home...........................          26        1,827,022.52              0.35
Investment............................         195       12,446,271.86              2.37
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                                   FICO SCORE

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
FICO SCORE                                 LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
600 and below.........................       3,105   $  260,126,557.53             49.61%
601 - 610.............................         330       28,913,404.97              5.51
611 - 620.............................         326       30,978,441.70              5.91
621 - 630.............................         296       27,474,004.42              5.24
631 - 640.............................         308       28,128,922.65              5.36
641 - 650.............................         278       26,534,177.86              5.06
651 - 660.............................         271       24,888,018.19              4.75
661 - 670.............................         216       21,488,325.57              4.10
671 - 680.............................         178       18,280,814.90              3.49
681 - 690.............................         118       11,644,036.24              2.22
691 - 700.............................         118       10,790,387.77              2.06
701 - 720.............................         144       14,205,954.13              2.71
721 - 740.............................          92        8,694,915.10              1.66
741 - 760.............................          55        5,799,715.29              1.11
761 - 780.............................          40        4,437,583.30              0.85
781 - 800.............................          12        1,100,276.43              0.21
801 - 820.............................           4          641,153.57              0.12
821 and more..........................           1          254,823.18              0.05
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                                 LIEN POSITION

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
LIEN POSITION                              LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
First.................................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                                 DELINQUENCIES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
DELINQUENCIES                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Current...............................       5,455   $  484,800,585.37             92.45%
30-59 days............................         437       39,580,927.43              7.55
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                                  AGE OF LOANS

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
AGE OF LOANS (MONTHS)                      LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Less than 1...........................       1,383   $  110,271,792.34             21.03%
1 - 5.................................       3,924      351,084,035.14             66.95
6 - 10................................         549       58,963,113.77             11.24
11 - 15...............................          24        3,231,590.65              0.62
16 - 20...............................           5          268,584.87              0.05
21 - 25...............................           7          562,396.03              0.11
                                             -----   -----------------             -----
    Total:............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

                                    POOL II
                       REMAINING TERM TO STATED MATURITY

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
REMAINING MONTHS                         NUMBER OF       DATE LOAN            AGGREGATE
TO STATED MATURITY                         LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
169 - 180.............................           3   $      276,528.07             0.05%
337 - 348.............................          26        3,214,973.98             0.61
349 - 360.............................       5,863      520,890,010.75            99.33
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                        ORIGINAL TERM TO STATED MATURITY

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
ORIGINAL TERM (MONTHS)                     LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
169 - 180.............................           3   $      276,528.07             0.05%
349 - 360.............................       5,889      524,104,984.73            99.95
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
                         TYPES OF MORTGAGED PROPERTIES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
PROPERTY TYPE                              LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
Detached single family................       5,126   $  452,828,471.34            86.35%
Detached PUD..........................         118       16,885,117.58             3.22
Manufactured single wide..............          43        2,476,177.77             0.47
Attached PUD..........................          25        2,097,739.15             0.40
Attached townhouse....................          45        3,269,713.59             0.62
Attached condo........................         121       10,083,948.12             1.92
Mixed Use.............................           1           71,523.43             0.01
2-4 Family............................         284       27,686,632.26             5.28
Manufactured double wide..............         129        8,982,189.56             1.71
                                        -----------  -----------------           ------
    Total:............................       5,892   $  524,381,512.80              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL II
              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                      LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Illinois..............................         521   $   53,474,006.85             10.20%
California............................         300       44,271,512.77              8.44
Michigan..............................         506       39,890,974.04              7.61
Florida...............................         323       27,576,740.54              5.26
New Jersey............................         235       27,465,032.99              5.24
Washington............................         259       26,349,012.51              5.02
New York..............................         249       24,176,141.97              4.61
North Carolina........................         295       22,601,924.63              4.31
Ohio..................................         291       20,995,349.34              4.00
Georgia...............................         210       18,477,536.10              3.52
Pennsylvania..........................         238       17,335,472.71              3.31
Wisconsin.............................         191       15,477,109.89              2.95
Maryland..............................         156       15,438,655.21              2.94
Other.................................       2,118      170,852,043.25             32.58
                                             -----   -----------------             -----
  Total:..............................       5,892   $  524,381,512.80               100%
                                             -----   -----------------             -----
                                             -----   -----------------             -----

------------------------

(1) Determined by property address designated as such in the related Mortgage.

HOME IMPROVEMENT LOANS

    The Home Improvement Loans consist of fixed-rate, residential home improvement mortgages, deeds of trust or other security instruments (the "Home Improvement Mortgages" or "Mortgages"), and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Notes") secured, except as set forth below, by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties"). As of the Cut-Off Date, 20.87% of the Home Improvement Loans were FHA Loans and 79.13% were Conventional Home Improvement Loans. The Home Improvement Loans were originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Programs-- Conventional Home Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Certain of the Conventional Home Improvement Loans contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Home Improvement Loans described herein on the Cut-Off Date and the statistics are given as of the Cut-Off Date.

    The FHA Loans are insured by the FHA to the extent described herein. The Conventional Home Improvement Loans are not insured or guaranteed by any governmental entity.

    The Home Improvement Loans bear interest at fixed rates which, as of the Cut-Off Date, ranged from 8.990% to 20.250% per annum. The weighted average Mortgage Interest Rate on the Home Improvement Loans, as of the Cut-Off Date, was 12.976% per annum. As of the Cut-Off Date, the lowest principal balance of any Home Improvement Loans was $1,008 and the highest was $80,395. The average principal balance of the Home Improvement Loans, as of the Cut-Off Date, was $18,357. As of the Cut-Off Date, the weighted average remaining terms to stated maturity of the Home Improvement Loans was 221 months. The weighted average term to stated maturity of the Home Improvement Loans at origination was, as of the Cut-Off Date, 225 months. One loan, representing 0.01% of the Home Improvement Loans, is a Balloon Loan.

    Set forth below is a description of certain characteristics of the Pool III Loans as of the Cut-Off Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                                    POOL III
                           CUT-OFF DATE LOAN BALANCES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
CUT-OFF DATE LOAN BALANCES                 LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
$5,000.00 and below...................         544   $    2,006,856.00             1.01%
5,000.01 - 10,000.00..................       2,474       18,862,190.21             9.49
10,000.01 - 15,000.00.................       2,128       26,470,798.31            13.32
15,000.01 - 20,000.00.................       1,555       27,075,098.64            13.62
20,000.01 - 25,000.00.................       1,912       45,017,454.38            22.65
25,000.01 - 50,000.00.................       2,170       76,921,597.64            38.71
50,000.01 - 75,000.00.................          42        2,303,387.29             1.16
75,000.01 and above...................           1           80,394.87             0.04
                                        -----------  -----------------           ------
    Total:............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL III
                             ORIGINAL LOAN BALANCES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
ORIGINAL LOAN BALANCES                     LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
$5,000.00 and below...................         385   $    1,437,037.28             0.72%
5,000.01 - 10,000.00..................       2,506       18,367,407.12             9.24
10,000.01 - 15,000.00.................       2,200       26,809,152.45            13.49
15,000.01 - 20,000.00.................       1,563       26,956,740.56            13.56
20,000.01 - 25,000.00.................       1,925       45,066,345.77            22.68
25,000.01 - 50,000.00.................       2,201       77,568,392.29            39.03
50,000.01 - 75,000.00.................          45        2,452,307.00             1.23
75,000.01 and above...................           1           80,394.87             0.04
                                        -----------  -----------------           ------
  Total:..............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL III
                                   LOAN RATES

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
LOAN RATES                                 LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
8.501 - 9.000%........................           8   $      103,925.75             0.05%
9.001 - 9.500.........................           3           51,470.66             0.03
9.501 - 10.000........................         766       16,134,673.87             8.12
10.001 - 10.500.......................         291        5,860,557.68             2.95
10.501 - 11.000.......................         768       13,956,402.44             7.02
11.001 - 11.500.......................         269        5,114,410.78             2.57
11.501 - 12.000.......................       1,359       23,156,833.81            11.65
12.001 - 12.500.......................         921       13,512,687.83             6.80
12.501 - 13.000.......................       1,694       31,942,145.82            16.07
13.001 - 13.500.......................         709       12,671,367.39             6.38
13.501 - 14.000.......................       1,587       31,115,645.11            15.66
14.001 - 14.500.......................         541       10,372,082.27             5.22
14.501 - 15.000.......................       1,196       22,246,688.09            11.19
15.001 - 15.500.......................         307        3,686,146.75             1.85
15.501 - 16.000.......................         386        8,496,470.58             4.28
16.001 - 16.500.......................          15          202,261.94             0.10
16.501 - 17.000.......................           4           78,038.76             0.04
18.001 - 18.500.......................           1           15,967.81             0.01
20.001 - 20.500.......................           1           20,000.00             0.01
                                        -----------  -----------------           ------
    Total:............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL III
                             STATED PURPOSE OF LOAN

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
STATED PURPOSE OF LOAN                     LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
Rate/Term Refinance...................           1   $       24,552.57             0.01%
Home Improvement......................      10,825      198,713,224.77            99.99
                                        -----------  -----------------           ------
    Total:............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL III
                        COMBINED LOAN-TO-VALUE RATIO (1)

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
COMBINED LOAN-TO-VALUE RATIO               LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
5.00% and below.......................          15   $       76,600.43             0.04%
5.01 - 10.00..........................          83          636,418.89             0.32
10.01 - 15.00.........................         110        1,006,209.90             0.51
15.01 - 20.00.........................         137        1,320,262.38             0.66
20.01 - 25.00.........................         173        1,982,155.42             1.00
25.01 - 30.00.........................         163        2,082,438.21             1.05
30.01 - 35.00.........................         155        2,079,456.42             1.05
35.01 - 40.00.........................         204        2,912,767.99             1.47
40.01 - 45.00.........................         159        2,354,789.24             1.18
45.01 - 50.00.........................         187        2,779,206.53             1.40
50.01 - 55.00.........................         204        3,055,401.92             1.54
55.01 - 60.00.........................         205        2,933,461.97             1.48
60.01 - 65.00.........................         306        4,710,424.59             2.37
65.01 - 70.00.........................         439        7,092,436.15             3.57
70.01 - 75.00.........................         560        8,861,177.81             4.46
75.01 - 80.00.........................         762       12,867,314.07             6.47
80.01 - 85.00.........................       1,148       21,697,071.35            10.92
85.01 - 90.00.........................       1,550       30,931,838.52            15.56
90.01 - 95.00.........................       1,749       35,388,214.33            17.81
95.01 - 100.00........................       2,517       53,970,131.22            27.16
                                        -----------  -----------------           ------
    Total:............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

------------------------

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal with respect to each Loan, to (i) the sum of (a) the original principal balance of such Loans at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Loans divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Loan plus a portion of the Loan Balance or (b) the purchase price of such Mortgaged Property if the Loan proceeds from such Loan are used to purchase such Mortgaged Property.

                                    POOL III
                     OCCUPANCY STATUS OF MORTGAGED PROPERTY

                                                                                % OF
                                                          CUT-OFF           CUT-OFF DATE
                                         NUMBER OF       DATE LOAN            AGGREGATE
OCCUPANCY STATUS                           LOANS         BALANCES           LOAN BALANCE
--------------------------------------  -----------  -----------------  ---------------------
Primary...............................      10,758   $  196,915,471.21            99.08%
Investment............................          64        1,707,210.84             0.86
Second Home...........................           4          115,095.29             0.06
                                        -----------  -----------------           ------
    Total:............................      10,826   $  198,737,777.34              100%
                                        -----------  -----------------           ------
                                        -----------  -----------------           ------

                                    POOL III
                                   FICO SCORE

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
FICO SCORE                                 LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Unknown...............................         237   $    2,905,128.21              1.46%
382 - 560.............................       1,093       17,915,813.77              9.01
561 - 580.............................         868       15,133,175.71              7.61
581 - 600.............................       1,125       20,585,938.49             10.36
601 - 620.............................       1,397       26,433,413.69             13.30
621 - 640.............................       1,558       30,006,008.93             15.10
641 - 660.............................       1,367       26,883,334.06             13.53
661 - 680.............................         986       19,859,270.26              9.99
681 - 700.............................         649       12,198,616.57              6.14
701 - 720.............................         484        8,735,296.65              4.40
721 and above.........................       1,062       18,081,781.00              9.10
                                        -----------  -----------------             -----
    Total:............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                                 LIEN POSITION

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
LIEN POSITION                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
First.................................         849   $   12,492,130.08              6.29%
Second................................       8,619      164,797,911.94             82.92
Third.................................       1,358       21,447,735.32             10.79
                                        -----------  -----------------             -----
    Total:............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                                 DELINQUENCIES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
DELINQUENCIES                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Current...............................      10,711   $  196,183,360.23             98.71%
30-59 days............................         115        2,554,417.11              1.29
                                        -----------  -----------------             -----
    Total:............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                                  AGE OF LOANS

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
AGE OF LOANS (MONTHS)                      LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Less than 1...........................         475   $    6,019,791.15              3.03%
1 - 3.................................       8,555      161,500,665.71             81.26
4 - 6.................................         992       20,514,567.76             10.32
7 - 9.................................         224        4,339,494.71              2.18
10 - 12...............................          99        1,868,801.18              0.94
13 - 24...............................         162        2,196,915.11              1.11
25 and more...........................         319        2,297,541.72              1.16
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                                    PROGRAM

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
PROGRAM                                    LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
FHA Secured...........................       2,478   $   41,476,611.28             20.87%
Home Improvement, Secured.............       8,348      157,261,166.06             79.13
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                       REMAINING TERM TO STATED MATURITY

                                                          CUT-OFF                % OF
REMAINING MONTHS                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
TO STATED MATURITY                         LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
1 - 60................................         636   $    3,763,798.67              1.89%
61 - 120..............................       2,580       25,719,372.85             12.94
121 - 180.............................       2,741       43,037,837.01             21.66
181 - 240.............................       3,020       67,966,464.22             34.20
241 - 300.............................       1,849       58,250,304.59             29.31
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                        ORIGINAL TERM TO STATED MATURITY

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
ORIGINAL TERM (MONTHS)                     LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
1 - 60................................         522   $    3,267,987.65              1.64%
61 - 120..............................       2,675       26,030,854.84             13.10
121 - 180.............................       2,760       43,222,166.04             21.75
181 - 240.............................       3,020       67,966,464.22             34.20
241 - 300.............................       1,849       58,250,304.59             29.31
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
                         TYPES OF MORTGAGED PROPERTIES

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
PROPERTY TYPE                              LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
Single Family Detached................      10,414   $  189,256,007.47             95.23%
PUD/Condo/Townhouse...................         172        4,238,713.39              2.13
2-4 Family............................         190        3,931,306.24              1.98
Other Multi-Family....................          33        1,020,967.59              0.51
Other.................................          17          290,782.65              0.15
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

                                    POOL III
              GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                          CUT-OFF                % OF
                                         NUMBER OF       DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                      LOANS         BALANCES            LOAN BALANCE
--------------------------------------  -----------  -----------------  -----------------------
California............................       2,202   $   55,857,186.40             28.11%
Florida...............................         483       11,860,965.18              5.97
Illinois..............................         735       11,742,967.51              5.91
Texas.................................         586        8,864,861.90              4.46
Louisiana.............................         719        7,836,273.12              3.94
Nevada................................         324        7,155,906.28              3.60
New Jersey............................         396        6,585,220.03              3.31
New York..............................         321        6,305,357.57              3.17
Michigan..............................         324        6,152,717.45              3.10
Georgia...............................         309        5,924,121.56              2.98
Other.................................       4,427       70,452,200.34             35.45
                                        -----------  -----------------             -----
  Total:..............................      10,826   $  198,737,777.34               100%
                                        -----------  -----------------             -----
                                        -----------  -----------------             -----

------------------------

(1) Determined by property address designated as such in the related Mortgage.

PAYMENTS ON THE LOANS

    The Loans, other than Balloon Loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Loan on or before its maturity date. Interest with respect to the Loans will accrue on either an actuarial interest method or a simple interest method.

    The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to the Pool II Home Equity Loans, on each Change Date, the Mortgagor's monthly payment will be adjusted prospectively to fully amortize such Pool II Home Equity Loans at the then current Pool II Mortgage Interest Rate over its stated remaining term to maturity.

    The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance; provided, however, that with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied first to the FHA Insurance Premium. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

    The amount of interest payable to the Certificateholders on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest (or, with respect to the Adjustable Rate Certificates, the actual number of days from the last Remittance Date (or, in the case of the first Remittance Date, from August 15, 1998) to but not including the upcoming Remittance Date) at the applicable Pass-Through Rate on the outstanding principal balances of the applicable Class of Certificates immediately prior to such Remittance Date. The Servicer is required to remit to the related Co-Trustee the excess, if any, of the amount of interest the Certificateholders are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Certificates. See "The Agreement--Monthly Advances and Compensating Interest" herein.

    Similarly, the compensation payable to the Servicer will not be affected by interest accruing on the Loans based on the simple interest method. The Servicer is entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

    If a payment is received on a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on such due date. Conversely, if a payment is received on a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Certificateholders over the life of the transaction, but it may affect the weighted average lives of the Certificates.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    The effective yield on the Certificates (other than the Adjustable Certificates) will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on such Certificates from the first day of each month, the distribution of such interest will not be made until the 15th day (or if such 15th day is not a Business Day, the next succeeding Business Day) of the month following the month of accrual. For the Adjustable Rate Certificates, interest will accrue generally from the 15th day of each month until the 14th day of the next month.

    Because the Pool I and Pool III Loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

    All of the Pool II Loans bear adjustable rates. However, the Pool II Loans still may be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Pool II Loans may be inclined to refinance their Pool II Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Pool II Loans may differ from that on the Loans in the other Pools because the amount of the monthly payments on the Pool II Loans are subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience on the Adjustable Rate Certificates may differ from that on the other Classes of Certificates.

    Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans included in the Trust that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Money Store Inc. is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions and the historical prepayment experience of The Money Store Inc.'s portfolios of home equity and home improvement loans.

    Unscheduled payments, delinquencies, repurchases of defective Loans and Defaulted Loans and defaults on the Loans will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, MBIA may, at its option, on any Remittance Date on and after the Optional Servicer Termination Date, purchase from the Trust all of the Loans and any related REO Properties at the Termination Prices for all Pools. MBIA may, at its option, similarly purchase all the Loans and REO Properties on any Remittance

Date, on or after the Cross-Over Date, on which the aggregate principal balances as of the Cut-Off Date of the Pool I and Pool II Loans that have been liquidated (each, a "Liquidated Loan") is equal to or exceeds 25% of the sum of the Original Pool I and Pool II Principal Balances. The Cross-Over Date is defined in the Agreement as the date on which the Pool Available Maximum Subordination Amounts for all of the Pools are reduced to zero. See "The MBIA Policies and MBIA" herein.

    If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor (including receipt of amounts from the Loans in other Pools as a result of the cross support features described herein), the yield will be increased on Offered Certificates purchased by such investor at a price less than par (i.e., the principal balance of an Offered Certificate at the time of its purchase). Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Offered Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Loans in the related Pool and the liquidations of defaulted Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Offered Certificateholders since (i) neither the Servicer nor MBIA in the case of Pool I and Pool II is obligated to advance for delinquent payments of principal and (ii) Insured Payments with respect to principal generally are not required until the occurrence of a Subordination Deficit (as defined herein under "Description of the Certificates--Cross-Support Provisions and Spread Amount"). However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed Mortgaged Properties result in principal payments on the Loans faster than otherwise scheduled. Additionally, the holders of the Pool III Certificates will be entitled to any FHA Payments received by the Claims Administrator.

    As described herein, certain Classes of Certificates in a Pool will be entitled to receive payments of principal prior to other Classes of Certificates in the related Pool. As a result, the Classes of Certificates in a Pool receiving payments of principal first will immediately be affected by the prepayment rate on the Loans in the related Pool. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Offered Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

    The Loans are either (i) "simple interest" or "date-of-payment" loans or
(ii) "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

    In the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by Excess Spread (as defined herein under "Description of the Certificates--Cross-Support Provisions and Spread Amount") or Insured Payments, the yield on the Certificates of the related Pool will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

    The Pass-Through Rate on the Adjustable Rate Certificates will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the applicable Net Funds Cap. Although the Pool II Mortgage Interest Rates also are subject to adjustment, the Pool II Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Pass-Through Rate on the Adjustable Rate Certificates and adjust by reference to either LIBOR, which will be calculated differently for the Pool II Loans and the Adjustable Rate Certificates, or the Treasury Index, which will not necessarily correspond to changes in one-month LIBOR. Changes in one-month LIBOR or changes in the LIBOR Index or the Treasury Index may not correlate to each other or to changes in prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Adjustable Rate Certificates.

    Certain of the Pool II Loans were originated with Pool II Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. As a result, the Pool II Mortgage Interest Rates on such Pool II Loans are more likely to adjust on their first, and possibly subsequent, Change Dates, subject to the effects of the Periodic Rate Cap and the Lifetime Cap. Because the Pass-Through Rate on the Adjustable Rate Certificates in Pool II is limited by the Net Funds Cap, on each Remittance Date, limits on changes in the Pool II Mortgage Interest Rates of the Pool II Loans may limit changes in the Pass-Through Rate on the Adjustable Rate Certificates in Pool II.

    The Net Funds Cap for Pool II on a Remittance Date will depend, in part, on the weighted average of the then-current Pool II Mortgage Interest Rates. If the Pool II Loans bearing higher Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the Pool II Mortgage Loans, and consequently the Net Funds Cap, would be lower than otherwise would be the case.

    The projected last Remittance Dates for each Class of Offered Certificates is as follows:

               PROJECTED LAST                     PROJECTED LAST
  CLASS       REMITTANCE DATE        CLASS       REMITTANCE DATE
---------  ----------------------  ---------  ----------------------
AF-1       February 15, 2006       AV         August 15, 2029
AF-2       June 15, 2010           AH-1       July 15, 2009
AF-3       August 15, 2017         AH-2       January 15, 2011
AF-4       June 15, 2021           AH-3       April 15, 2015
AF-5       September 15, 2023      AH-4       May 15, 2017
AF-6       July 15, 2026           AH-5       May 15, 2019
AF-7       August 15, 2039         AH-6       February 15, 2024
AF-8       May 15, 2010            MH-1       February 15, 2024
AF-9       August 15, 2039         MH-2       February 15, 2024
                                   BH         February 15, 2024

    The projected last Remittance Date for the (i) Class AF-7 and Class AF-9 Certificates with respect to Pool I, (ii) Class AV Certificates with respect to Pool II and (iii) Class AH-6, Class MH-1, Class MH-2 and Class BH Certificates with respect to Pool III is the Remittance Date following the latest date upon which a Loan in the related Pool matures plus 12 months. The projected last Remittance Date for each other Class of Offered Certificates is the date on which the Class Principal Balance of the respective Class would be reduced to zero, assuming that no prepayments are received on the Loans, that payment of principal of and interest on each of the Loans is timely received, each Class of Offered Certificates receives payments of principal as described herein and the Spread Amount is equal to zero. The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Offered Certificates could occur significantly earlier than the last projected Remittance Dates because (i) Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) and (ii) the Servicer or MBIA may purchase all of the Loans under the limited circumstances described herein. In addition, prepayments are likely to occur on the Loans, which also would shorten the weighted average life of the Offered Certificates.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans in the related Pool are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Principal Prepayments, Curtailments, FHA Payments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.

    The following tables have been prepared assuming that each of the Pools are comprised of loan groups having the following characteristics:

POOL I

                    INITIAL
 ASSUMED CUT-OFF    MORTGAGE    ORIGINAL TERM   REMAINING TERM   REMAINING TERM
 DATE PRINCIPAL     INTEREST   OF AMORTIZATION  OF AMORTIZATION  TO MATURITY (IN  AMORTIZATION
     BALANCE          RATE       (IN MONTHS)      (IN MONTHS)        MONTHS)         METHOD
-----------------  ----------  ---------------  ---------------  ---------------  ------------
$   20,294,714.68     11.075%           360              356              175       Balloon
$      758,037.16     12.024%            59               59               59        Level
$    7,933,649.01     11.647%           116              116              116        Level
$   32,677,608.04     11.044%           180              180              180        Level
$   15,635,600.60     10.832%           239              239              239        Level
$    5,936,395.19     11.633%           300              300              300        Level
$   51,931,330.66     10.095%           360              360              360        Level
$    3,414,778.25     10.156%           480              480              480        Level
$    2,746,428.55     11.991%            59               58               58        Level
$   28,010,968.01     11.689%           117              116              116        Level
$  110,328,543.85     11.180%           180              178              178        Level
$   45,310,527.07     11.155%           240              239              239        Level
$   19,155,321.16     11.655%           300              299              299        Level
$  173,705,318.21     10.564%           360              359              359        Level
$    5,459,577.49      9.612%           479              478              478        Level

POOL II

                   INITIAL      ORIGINAL      REMAINING
     ASSUMED       MORTGAGE     TERM OF        TERM TO              INITIAL    SUBSEQUENT                          MONTHS
  CUT-OFF DATE     INTEREST   AMORTIZATION    MATURITY     GROSS    PERIODIC    PERIODIC    LIFETIME   LIFETIME   TO RESET
PRINCIPAL BALANCE    RATE     (IN MONTHS)    (IN MONTHS)   MARGIN   RATE CAP    RATE CAP      CAP       FLOOR       DATE
-----------------  --------   ------------   -----------   ------   --------   ----------   --------   --------   --------
6-MONTH LIBOR
$  15,822,010.65     9.737%       360            360       5.288%    3.000%      1.000%      15.737%     9.737%      24
$  99,537,221.40    10.008%       360            360       6.232%    3.000%      1.001%      16.008%    10.008%      48
$  24,761,396.08    10.176%       360            351       6.544%    2.713%      1.082%      16.747%     9.725%      16
$  32,326,219.87    10.098%       360            354       6.791%    2.921%      1.034%      16.536%     9.779%      18
$  10,894,366.18    10.268%       360            355       6.843%    2.787%      1.148%      16.577%     9.098%      19
$  32,885,884.53    10.034%       360            356       6.558%    2.796%      1.186%      16.571%     9.282%      20
$  52,123,700.59    10.128%       360            357       6.364%    2.704%      1.114%      16.497%     9.497%      21
$  50,366,016.64    10.006%       360            358       6.235%    2.750%      1.088%      16.348%     9.354%      22
$  34,912,640.19    10.141%       359            358       6.256%    2.777%      1.104%      16.576%     9.582%      23
$  17,750,253.06    10.053%       360            360       6.019%    2.914%      1.008%      16.176%     9.356%      24
$  10,370,809.53    10.301%       360            356       6.677%    2.994%      1.135%      16.897%     9.385%      32
$  85,319,234.37     9.754%       360            358       6.193%    3.000%      1.000%      15.754%     9.752%      46
$  27,784,151.95     9.979%       360            359       6.217%    3.000%      1.000%      15.979%     9.951%      47
$   9,426,091.79    10.160%       360            360       6.132%    3.000%      1.000%      16.160%    10.090%      48
$     580,093.78     8.416%       360            355       6.353%    3.000%      1.090%      15.041%     8.416%      55
$   8,752,610.03     9.701%       358            352       6.564%    1.134%      1.111%      15.973%     9.128%       2
$   4,031,522.25     9.470%       360            357       6.386%    1.288%      1.267%      16.049%     9.011%       3
$   3,301,278.74     9.770%       360            357       6.545%    1.323%      1.304%      16.302%     9.343%       4
$   2,197,738.83     9.761%       360            358       6.449%    1.237%      1.222%      15.940%     9.455%       5

1-YEAR CMT
$   1,238,272.37    10.055%       360            356       6.192%    2.149%      1.877%      16.433%     7.583%      10


     ASSUMED
  CUT-OFF DATE       RESET     AMORTIZATION
PRINCIPAL BALANCE  FREQUENCY      METHOD
-----------------  ---------   ------------
6-MONTH LIBOR
$  15,822,010.65       6           Full
$  99,537,221.40       6           Full
$  24,761,396.08       6           Full
$  32,326,219.87       6           Full
$  10,894,366.18       6           Full
$  32,885,884.53       6           Full
$  52,123,700.59       6           Full
$  50,366,016.64       6           Full
$  34,912,640.19       6           Full
$  17,750,253.06       6           Full
$  10,370,809.53       6           Full
$  85,319,234.37       6           Full
$  27,784,151.95       6           Full
$   9,426,091.79       6           Full
$     580,093.78       6           Full
$   8,752,610.03       6           Full
$   4,031,522.25       6           Full
$   3,301,278.74       6           Full
$   2,197,738.83       6           Full
1-YEAR CMT
$   1,238,272.37      12           Full

POOL III

    ASSUMED         INITIAL
  CUT-OFF DATE     MORTGAGE     ORIGINAL TERM   REMAINING TERM
   PRINCIPAL       INTEREST    OF AMORTIZATION  TO MATURITY (IN  AMORTIZATION
    BALANCE          RATE        (IN MONTHS)        MONTHS)         METHOD
----------------  -----------  ---------------  ---------------  -------------
$   3,267,987.65      12.512%            57               54         Level
$   4,760,061.18      12.998%            86               80         Level
$  21,270,793.66      12.719%           120              115         Level
$  43,222,166.04      12.772%           178              175         Level
$  67,966,464.22      13.318%           240              237         Level
$  58,250,304.59      12.846%           300              298         Level

    The following tables also have been prepared assuming (i) all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates--Distributions on the Certificates," (ii) distributions on the Certificates are received in cash on the 15th day of each month, commencing in September 1998, (iii) prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in August 1998) and include 30 days' interest thereon at the applicable Mortgage Interest Rate, (iv) the Servicing Fee and Contingency Fee for each Loan will be 0.25% and 0.25% per annum, respectively, of the principal balance thereof and that all other fees will be as set forth in the Agreement, (v) no delinquencies or defaults in payments by Obligors of principal and interest on the Loans are experienced, (vi) no right of optional termination is exercised except as noted below, (vii) the Offered Certificates are purchased on August 20, 1998, (viii) with respect to the Loans, six-month LIBOR and one-year CMT remain constant at 5.75000% and 5.28100%, respectively, (ix) with respect to the Pool II Certificates, one-month LIBOR remains constant at 5.65234%, and (x) the Specified Subordinated Amount (as defined herein under "Description of the Certificates-- Distributions on the Certificates--Class A Principal Distribution Amounts") with respect to Pool III Loans initially is set at the highest level specified by the Agreement and thereafter decreases in accordance with the provisions of the Agreement.

    The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the Pool I and Pool III Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate ("CPR") that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. With respect to Pool I and Pool III, the "100% Prepayment Assumption" assumes a CPR of 2.40% and 1.70% per annum, respectively, of the then outstanding principal balance of the respective Pool I Loans and Pool III Loans in the first month of the life of such Loans and an additional 2.40% and 1.70% per annum, respectively, in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the respective Loans, the "100% Prepayment Assumption" with respect to Pool I and Pool III assumes a CPR of 24% and 17%, respectively, per annum each month. With respect to Pool II, the "100% Prepayment Assumption" assumes a CPR of 26% per annum of the then outstanding principal balance of the adjustable rate Pool II Home Equity Loans each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related Loans.

    Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the Prepayment Assumption.

                            CLASS AF-1 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%           2.88   December 15, 2004
       75%           0.58   August 15, 1999
      100%(2)        0.51   June 15, 1999
      125%           0.46   May 15, 1999
      150%           0.42   April 15, 1999

                            CLASS AF-2 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%           8.61   July 15, 2009
       75%           1.36   May 15, 2000
      100%(2)        1.10   January 15, 2000
      125%           0.94   October 15, 1999
      150%           0.84   August 15, 1999

                            CLASS AF-3 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%          14.18   October 15, 2016
       75%           2.61   April 15, 2002
      100%(2)        2.03   June 15, 2001
      125%           1.67   November 15, 2000
      150%           1.42   July 15, 2000

                            CLASS AF-4 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%          20.04   October 15, 2020
       75%           4.25   July 15, 2003
      100%(2)        3.20   April 15, 2002
      125%           2.56   July 15, 2001
      150%           2.13   January 15, 2001

                            CLASS AF-5 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%          23.50   May 15, 2023
       75%           5.44   September 15, 2004
      100%(2)        4.04   February 15, 2003
      125%           3.17   February 15, 2002
      150%           2.60   June 15, 2001

                            CLASS AF-6 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE
 ASSUMPTION      (YEARS)      EXPECTED MATURITY
-------------  -----------  ----------------------
        0%          26.27   May 15, 2026
       75%           7.64   April 15, 2008
      100%(2)        5.26   December 15, 2004
      125%           4.07   May 15, 2003
      150%           3.28   June 15, 2002

                            CLASS AF-7 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE                               EARLIEST RETIREMENT
 ASSUMPTION      (YEARS)      EXPECTED MATURITY            DATE(1)
-------------  -----------  ----------------------  ----------------------
        0%          29.20   March 15, 2035          November 15, 2027
       75%          13.06   September 15, 2019      March 15, 2012
      100%(2)        9.88   March 15, 2015          February 15, 2009
      125%           7.29   April 15, 2012          January 15, 2007
      150%           5.36   December 15, 2009       July 15, 2005

                            CLASS AF-8 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE                               EARLIEST RETIREMENT
 ASSUMPTION      (YEARS)      EXPECTED MATURITY            DATE(1)
-------------  -----------  ----------------------  ----------------------
        0%           8.56   February 15, 2010       February 15, 2010
       75%           5.52   December 15, 2005       December 15, 2005
      100%(2)        5.13   August 15, 2005         August 15, 2005
      125%           4.80   January 15, 2005        January 15, 2005
      150%           4.54   August 15, 2004         August 15, 2004

                            CLASS AF-9 CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE                               EARLIEST RETIREMENT
 ASSUMPTION      (YEARS)      EXPECTED MATURITY            DATE(1)
-------------  -----------  ----------------------  ----------------------
        0%          15.28   August 15, 2028         November 15, 2027
       75%           8.59   July 15, 2019           March 15, 2012
      100%(2)        8.01   January 15, 2015        February 15, 2009
      125%           7.61   February 15, 2012       January 15, 2007
      150%           7.30   October 15, 2009        July 15, 2005

                             CLASS AV CERTIFICATES

                WEIGHTED
PERCENTAGE OF    AVERAGE
 PREPAYMENT       LIFE                               EARLIEST RETIREMENT
 ASSUMPTION      (YEARS)      EXPECTED MATURITY            DATE(1)
-------------  -----------  ----------------------  ----------------------
        0%          20.88   August 15, 2028         November 15, 2027
       75%           4.13   November 15, 2020       March 15, 2012
      100%(2)        3.05   August 15, 2015         February 15, 2009
      125%           2.37   November 15, 2011       January 15, 2007
      150%           1.91   April 15, 2009          July 15, 2005

                            CLASS AH-1 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE
 ASSUMPTION       (YEARS)       EXPECTED MATURITY
-------------  -------------  ----------------------
        0%            4.58    January 15, 2008
       75%            1.22    April 15, 2001
      100%(2)         1.00    September 15, 2000
      125%            0.85    May 15, 2000
      150%            0.75    February 15, 2000

                            CLASS AH-2 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE
 ASSUMPTION       (YEARS)       EXPECTED MATURITY
-------------  -------------  ----------------------
        0%           10.24    October 15, 2009
       75%            2.99    December 15, 2001
      100%(2)         2.36    April 15, 2001
      125%            1.94    October 15, 2000
      150%            1.65    June 15, 2000

                            CLASS AH-3 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE
 ASSUMPTION       (YEARS)       EXPECTED MATURITY
-------------  -------------  ----------------------
        0%           12.52    December 15, 2012
       75%            4.06    November 15, 2003
      100%(2)         3.20    October 15, 2002
      125%            2.59    January 15, 2002
      150%            2.18    March 15, 2001

                            CLASS AH-4 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE
 ASSUMPTION       (YEARS)       EXPECTED MATURITY
-------------  -------------  ----------------------
        0%           15.93    February 15, 2016
       75%            6.31    February 15, 2006
      100%(2)         5.00    August 15, 2004
      125%            4.10    July 15, 2003
      150%            2.76    August 15, 2001

                            CLASS AH-5 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE
 ASSUMPTION       (YEARS)       EXPECTED MATURITY
-------------  -------------  ----------------------
        0%           18.56    February 15, 2018
       75%            8.72    October 15, 2008
      100%(2)         7.00    November 15, 2006
      125%            5.77    June 15, 2005
      150%            4.64    May 15, 2004

                            CLASS AH-6 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE                            EARLIEST RETIREMENT
 ASSUMPTION       (YEARS)       EXPECTED MATURITY            DATE(1)
-------------  -------------  ----------------------  ----------------------
        0%           22.28    May 15, 2023            May 15, 2023
       75%           14.08    July 15, 2020           March 15, 2012
      100%(2)        11.76    December 15, 2017       February 15, 2009
      125%            9.91    December 15, 2015       January 15, 2007
      150%            8.45    September 15, 2013      July 15, 2005

                            CLASS MH-1 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE                            EARLIEST RETIREMENT
 ASSUMPTION       (YEARS)       EXPECTED MATURITY            DATE(1)
-------------  -------------  ----------------------  ----------------------
        0%           18.30    April 15, 2023          April 15, 2023
       75%            9.18    February 15, 2019       March 15, 2012
      100%(2)         7.49    December 15, 2016       February 15, 2009
      125%            6.26    August 15, 2014         January 15, 2007
      150%            5.63    June 15, 2012           July 15, 2005

                            CLASS MH-2 CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE                            EARLIEST RETIREMENT
 ASSUMPTION       (YEARS)       EXPECTED MATURITY            DATE(1)
-------------  -------------  ----------------------  ----------------------
        0%           18.29    March 15, 2023          March 15, 2023
       75%            9.16    March 15, 2018          March 15, 2012
      100%(2)         7.46    February 15, 2016       February 15, 2009
      125%            6.22    September 15, 2013      January 15, 2007
      150%            5.44    September 15, 2011      July 15, 2005

                             CLASS BH CERTIFICATES

PERCENTAGE OF    WEIGHTED
 PREPAYMENT    AVERAGE LIFE                            EARLIEST RETIREMENT
 ASSUMPTION       (YEARS)       EXPECTED MATURITY            DATE(1)
-------------  -------------  ----------------------  ----------------------
        0%           18.28    January 15, 2023        January 15, 2023
       75%            9.09    May 15, 2017            March 15, 2012
      100%(2)         7.39    November 15, 2014       February 15, 2009
      125%            6.15    July 15, 2012           January 15, 2007
      150%            5.31    September 15, 2010      July 15, 2005

------------------------

(1) Assuming early termination of the Trust when the aggregate principal balance of the Loans declines to a level equal to 5% of the Original Pool Principal Balance.

(2) Pricing Assumption.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by the Representative on behalf of the Trust. The following summaries describe material provisions of the Certificates and the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Terms used herein and not otherwise defined will have the meanings set forth in the Agreement.

GENERAL

    The Pool I Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool I. The Pool II Certificates generally will represent the right to receive payments distributable on or with respect to the Home Equity Loans in Pool II. The Pool III Certificates generally will represent the right to receive payments distributable on or with respect to the Home Improvement Loans in Pool III. The Trust also will issue the Class X and the Class R Certificates. Only the Offered Certificates are offered hereby.

    However, as a result of the cross-support provisions described herein, the holders of each Class of Certificates may receive cash as credit support from any Loan in any Pool. See "--Cross Support Provisions and Spread Amount."

    The Certificates will not represent obligations of the Representative, the Originators or any of their respective affiliates. The Offered Certificates will be issued in book-entry form in minimum denominations of $25,000 original principal amount and integral multiples of $1.00 in excess thereof.

    Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the applicable Co-Trustee or, at the election of the applicable Co-Trustee, at the office of a Certificate Registrar appointed by the applicable Co-Trustee. No service charge will be made for any registration of exchange or transfer, but the applicable Co-Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The assets of the Trust will consist of (a) the Home Equity Loans and Home Improvement Loans that are subject to the Agreement; (b) amounts that from time to time are required by the Agreement to be deposited in the Certificate Account, the Principal and Interest Account, the Expense Account, the Insurance Account and the FHA Premium Account, or to be invested in Permitted Instruments;
(c) all rights under any insurance policy covering a Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion; and (e) the MBIA Policies and any proceeds thereof.

DISTRIBUTIONS ON THE CERTIFICATES

    On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in September 1998 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date), until the Class Principal Balance of each Class of Certificates has been reduced to zero, the applicable Co-Trustee or Paying Agent will be required to distribute to the persons in whose name a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by the amount available to be paid to the respective Class of Offered Certificates for such Remittance Date. For so long as the Offered Certificates are in book-entry form with DTC, the only "Holder" of the Offered Certificates will be Cede. See "--Book-Entry Certificates."

    The "Class Principal Balance" of a Class of Offered Certificates as of any date of determination is the original principal balance of such Class of Certificates, less (i) the sum of all amounts (including, with respect of Pool I and Pool II Certificates, the principal portion of any related Insured Payments and, with respect to the Pool III Certificates, FHA Payments) previously distributed by the applicable Co-Trustee as principal on the applicable Class of Certificates, and (ii) any actual loss of principal suffered by the related Certificateholders due, in the case of Pool I and Pool II Certificates, to the failure of MBIA to perform its obligations under the related MBIA Policy and, in the case of Pool III Certificates, the amount, if any, of Applied Realized Loss Amounts previously allocated to such Class. Any such loss with respect to a Loan will be allocated among the Classes of Certificates as described herein.

    A Certificateholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Certificateholder's Certificate and the denominator of which is the original aggregate Class Principal Balance of the respective Class of Certificates.

    A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of California, Minnesota, New York or North Carolina are authorized or obligated by law or executive order to be closed.

    As more fully described herein, distributions with respect to each Class of Offered Certificates will be payable, after payment of certain fees, generally from (i) receipts on the Loans of the applicable Pool, (subject to certain adjustments described herein as a result of the cross support provisions), (ii) advances and payments of Compensating Interest by the Servicer, (iii) with respect to the Pool I and Pool II Certificates, payments under the related MBIA Policy, and (iv) with respect to the Pool III Certificates, any FHA Payments (with respect to each Pool of Certificates, the "Pool Available Amount").

    The "Due Period" with respect to any Remittance Date is the calendar month preceding the month of such Remittance Date.

CURRENT INTEREST

    On each Remittance Date, to the extent of the applicable Pool Available Amount, the Holders of each Class of Offered Certificates will receive 30 days' interest (or in the case of the Adjustable Rate Certificates, the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from August 15, 1998) up to but not including the upcoming Remittance
Date) at the related Pass-Through Rate on the respective Class Principal Balance outstanding immediately prior to such Remittance Date.

    Interest with respect to the Offered Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the Adjustable Rate Certificates, on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first Remittance Date, from August 15, 1998).

    The amount of interest each Class of Certificates is entitled to receive on each Remittance Date at the related Pass-Through Rate is referred to as the "Current Interest Requirement" for such Class.

    Interest will first be allocated to the applicable Class A Certificates, pro rata in accordance with the Current Interest Requirements, then in the case of Pool III Certificates, to the Pool III Class M Certificates in ascending numerical order and then to the Pool III Class B Certificates.

    If on a particular Remittance Date, the Pool Available Amount for a Pool of Certificates is less than the aggregate Current Interest Requirement for the related Pool Class A Certificates, the amount of the shortfall for each such Class of Pool Class A Certificates, together with interest thereon at the applicable Pass Through Rates to the extent permitted by law (each, a "Class Interest Shortfall Carryforward Amount") will be carried forward and distributed as described below. In the case of Pool I and Pool II Certificates, the Class Interest Shortfall Carryforward Amount will be paid by MBIA under the MBIA Policies and there should be no carry forward thereof.

    Similarly, if the Pool Available Amount for any Class of Pool III Class M Certificates or Class of Pool III Class B Certificates after making the distributions of the Current Interest Requirements to all Classes which are prior in right of distribution as described in the second preceding paragraph, is less than the Current Interest Requirement for such Class the remaining Pool Available Amount will be distributed with respect thereto and a Class Interest Shortfall Carryforward Amount will be created for such Class.

    Any Class Interest Shortfall Carryforward Amounts for Classes of Pool II Certificates do not include any Certificateholders' Interest Carryover (as defined below).

    Each Class of Offered Certificates (other than the Adjustable Rate Certificates) will bear interest for each Remittance Date at the per annum rate for such Class set forth on the cover page hereof. The Adjustable Rate Certificates will bear interest at the per annum rate described under "Summary of Terms--Securities Offered" in this Prospectus Supplement.

    LIBOR for each Interest Period after the first Interest Period will be determined on the second LIBOR Determination Date preceding the start of each such Interest Period. See "The Agreement-- Calculation of LIBOR."

    If on any Remittance Date the Pass-Through Rate for a Class of Adjustable Rate Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest such Class of Certificates would be entitled to receive on such Remittance Date had interest been calculated based on LIBOR plus the applicable margin (but in no event exceeding the applicable maximum rate set forth above), over (ii) the amount of interest such Class will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Funds Cap, but in no event exceeding the applicable maximum rate set forth above) is referred to herein as the "Certificateholders' Interest Carryover." Any Certificateholders' Interest Carryover will be paid on future Remittance Dates as set forth herein under "-- Cross-Support Provisions and Spread Amount." No Certificateholders' Interest Carryover will be paid to a Class of Certificates after its Class Principal Balance is reduced to zero. The ratings of the Pool II Certificates do not address the likelihood of the payment of the amount of any Certificateholders' Interest Carryover, and the MBIA Policies do not insure payment of the Certificateholders' Interest Carryover.

CLASS A PRINCIPAL DISTRIBUTION AMOUNTS

    Holders of the applicable Pool Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below, in the aggregate, the lesser of (i) the remaining applicable Pool Available Amount in the Certificate Account on such Remittance Date after payment of the Current Interest Requirements on all Classes of Offered Certificates in the applicable Pool and (ii) (A) with respect to Pool I and Pool II the applicable Senior Percentage of the applicable Pool Principal Distribution Amount (with respect to each Pool of Certificates, the "Class A Formula Principal Distribution Amount") or (B) with respect to Pool III, the Pool III Class A Principal Distribution Amount.

    The "Senior Percentage" for any Remittance Date for the Pool I and Pool II Class A Certificates is 100%.

    The "Pool III Class A Principal Distribution Amount" means, for any Remittance Date (a) prior to the Stepdown Date (as defined below) and for any Remittance Date on or after the Stepdown Date on which the Trigger Event for such Pool is in effect, the lesser of (i) 100% of the Pool Principal Distribution amount for Pool III and (ii) the Class A Current Principal Balance and (b) on or after the Stepdown Date on which the Trigger Event is not in effect, the excess, if any, of (i) the Class Principal Balance of the Pool III Class A Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 40.05% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and

(B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

    For any Remittance Date, the "Pool Principal Distribution Amount" is equal to the excess of

           (X) the sum, without duplication, of

        (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Loans of the related Pool,

        (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool,

       (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Loans of the related Pool (and, with respect to the Pool III Loans, any FHA Payments received by the Claims Administrator with respect to principal on a Pool III Loan during the related Due Period),

        (iv) that portion of the purchase price for any Loan of the related Pool repurchased by The Money Store Inc. which represents principal and any Substitution Adjustments, in either case to the extent received by the Trustee as of the related Determination Date,

        (v) any proceeds representing principal received by the applicable Co-Trustee in connection with the liquidation of a Pool or termination of the Trust,

        (vi) with respect to Pool I or Pool II, the amount of any Subordination Deficit (as defined under "--Cross Support Provisions and Spread Amount" herein) for such Remittance Date,

       (vii) with respect to Pool I or Pool II, the amount of any Subordination Increase Amount (as defined under "--Cross-Support Provisions and Spread Amount" herein) with respect to the applicable Pool for such Remittance Date, and

      (viii) with respect to Pool III, the Pool III Accelerated Principal Distribution Amount for such Remittance Date, OVER

           (Y) the amount of any Subordination Reduction Amount with respect to the applicable Pool for such Remittance Date.

    The "Subordination Reduction Amount" for any Remittance Date is equal to the lesser of (i) the sum of the amounts set forth in clauses (X)(i) through (vii) of the definition of Pool Principal Distribution Amount and (ii) the excess, if any, of the then current Spread Amount over the then current Specified Subordinated Amount.

    The "Spread Amount" for any Remittance Date with respect to each Pool of Certificates is equal to the excess, if any, of (i) the aggregate principal balances of the Loans in the applicable Pool as of the last day of the immediately preceding Due Period over (ii) the aggregate Class Principal Balances of related Certificates (after taking into account all distributions of principal on such Remittance Date).

    The "Specified Subordinated Amount" means, for any Remittance Date (i) with respect to Pool I and Pool II such amounts as are required by MBIA and are set forth in the Agreement and (ii) with respect to Pool III, (a) prior to the related Pool Spread Amount Stepdown Date, 6.20% of the related Original Collateral Amount and (b) on and after the related Pool Spread Amount Stepdown Date, the greater of (A) 12.40% of the then current aggregate principal balance of the Pool III Loans as of the last day of the related Due Period and (B) 0.50% of the related Original Collateral Amount; provided that upon the occurrence and during the continuance of a Trigger Event, the Specified Subordinated Amount for Pool III will equal the Specified Subordinated Amount as of the immediately preceding Remittance Date, and in any event, the Specified Subordinated Amount shall never exceed the then Class Principal Balance of the Pool III Certificates.

    The "Pool Spread Amount Stepdown Date" for Pool III means the later to occur of (i) the Distribution Date occurring in September 2001 and (ii) the first Distribution Date on which the aggregate principal balances of the Loans in the related Loan Pool as of the last day of the related Due Period is less than 50% of the Original Pool Principal Balance of the Home Improvement Loans.

    The "Pool III Accelerated Principal Distribution Amount" for any Remittance Date is the lesser of (i) the positive difference, if any, of (x) the Total Monthly Excess Cashflow allocated to Pool III for such Remittance Date MINUS (y) the Class Interest Shortfall Carryforward Amount for the Pool III Class A Certificates for such Remittance Date and (ii) the Subordinated Deficiency Amount for Pool III for such Remittance Date, calculated for this purpose without giving effect to payment of the Pool III Accelerated Principal Distribution Amount and prior to taking into account the Applied Realized Loss Amount for Pool III for such Remittance Date.

    The "Stepdown Date" means the earlier to occur of (i) the later to occur of
(x) the Remittance Date in September 2001 and (y) the first Remittance Date on which the Pool III Senior Enhancement Percentage (after taking into account distributions of principal on such Remittance Date) is greater than or equal to the Pool III Senior Specified Enhancement Percentage and (ii) the Remittance Date on which the Class Principal Balance of the Pool III Class A Certificates has been reduced to zero.

    "Pool III Senior Enhancement Percentage" for any Remittance Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Pool III Class M Certificates and the Pool III Class B Certificates and (ii) the Spread Amount for Pool III, in each case after giving effect to the distribution of the Pool Principal Distribution Amount for Pool III on such Remittance Date by (y) the aggregate principal balance of the Pool III Loans as of the last day of the related Due Period.

    "Pool III Senior Specified Enhancement Percentage" means 59.95%.

    The "Class A Pool Principal Distribution Amount" with respect to the Pool I and Pool II Certificates for any Remittance Date is intended to be equal to the Class A Formula Principal Distribution Amount for such Pool of Certificates. If the Class A Formula Principal Distribution Amount exceeds the applicable Pool Available Amount in the Certificate Account on such Remittance Date (after payment of all Current Interest Requirements for the Certificates in such Pool), then the Class A Pool Principal Distribution Amount for such Pool of Certificates shall instead equal such remaining Pool Available Amount.

POOL I

    On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool I will be distributed to the holders of the Pool I Class A Certificates in the following order of priority: (i) first, to the holders of the Class AF-8 Certificates and the Class AF-9 Certificates, sequentially in that order, until until the Class Principal Balance of each such Class is reduced to zero, an amount equal to the NAS Class Principal Distribution Amount (as defined below) for such Remittance Date and (ii) second, to the holders of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 and Class AF-9 Certificates, sequentially in that order, until the Class Principal Balance of each such Class (in ascending order of numerical designation) is reduced to zero and the Certificateholders of each such Class have received an amount equal to the amount described in clause (iv) of the definition of Distribution Amount (as defined herein) that is recovered from such Certificateholders.

    The "NAS Class Principal Distribution Amount" for any Remittance Date will be the product of (i) the applicable NAS Class Principal Percentage for such Remittance Date and (ii) the NAS Class Pro Rata Principal Distribution Amount for such Remittance Date. In no event will the NAS Class Principal Distribution Amount on any Remittance Date be greater than the Class A Pool Principal Distribution

Amount for Pool I for such Remittance Date or the aggregate Class Principal Balances of the Class AF-8 and Class AF-9 Certificates.

    The "NAS Class Principal Percentage" for each Remittance Date shall be as follows:

                                                                                      NAS CLASS
                                                                                      PRINCIPAL
REMITTANCE DATES                                                                     PERCENTAGE
----------------------------------------------------------------------------------  -------------
September 1998 - August 2001......................................................            0%
September 2001 - August 2003......................................................           45%
September 2003 - August 2004......................................................           80%
September 2004 - August 2005......................................................          100%
September 2005 - and thereafter...................................................          300%

    The "NAS Class Pro Rata Principal Distribution Amount" for each Remittance Date will be an amount equal to the product of (x) a fraction, the numerator of which is the sum of the Class Principal Balances of the Class AF-8 and Class AF-9 Certificates immediately prior to such Remittance Date and the denominator of which is the aggregate Class Principal Balance of the Pool I Certificates immediately prior to such Remittance Date and (y) the Pool Principal Distribution Amount for Pool I for such Remittance Date.

POOL II

    On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool II will be distributed to the holders of the Class AV Certificates until the Class Principal Balance thereof is reduced to zero and the Certificateholders of the Class AV Certificates have received an amount equal to the amount described in clause (iv) of the definition of Distribution Amount that is recovered from such Certificateholders.

POOL III

    On each Remittance Date, the Class A Pool Principal Distribution Amount for Pool III will be distributed to the holders of the Pool III Class A Certificates sequentially in ascending order of their numerical designations, commencing with the Class AH-1 Certificates, until the Class Principal Balance of each such Class is reduced to zero; provided, however that on any Remittance Date on which the Class Principal Balances of the Pool III Class M and Pool III Class B Certificates have been reduced to zero, any amounts payable to the Pool III Class A Certificates on such Remittance Date shall be distributed pro rata and not sequentially.

POOL III CLASS MH-1 AND CLASS MH-2 POOL PRINCIPAL DISTRIBUTION AMOUNTS

    On each Remittance Date, the Holders of the Class MH-1 Certificates will be entitled to receive an amount (the "Class MH-1 Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date and (B) the Class Principal Balance of the Class MH-1 Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 56.05% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related due period MINUS 0.50% of the Pool III Original Collateral Amount.

    On each Remittance Date, the Holders of the Class MH-2 Certificates will be entitled to receive an amount (the "Class MH-2 Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates or the Class MH-1 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date and (C) the Class Principal Balance of the Class MH-2 Certificates immediately prior to such Remittance Date over (ii) the lesser of (A) 71.10% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

POOL III CLASS BH PRINCIPAL POOL PRINCIPAL DISTRIBUTION AMOUNT

    On each Remittance Date, the Holders of the Class BH Certificates will be entitled to receive an amount (the "Class BH Principal Distribution Amount") equal to (a) prior to the Stepdown Date, and for any Remittance Date on or after the Stepdown Date on which the applicable Trigger Event is in effect and the Pool III Class A Certificates, the Class MH-1 Certificates or the Class MH-2 Certificates are still outstanding, zero and (b) on any other Remittance Date, the excess, if any, of (i) the sum of (A) the Class Principal Balance of the Pool III Class A Certificates after giving effect to the payment of the Pool III Class A Principal Distribution Amount on such Remittance Date, (B) the Class Principal Balance of the Class MH-1 Certificates after giving effect to the payment of the Class MH-1 Principal Distribution Amount on such Remittance Date,
(C) the Class Principal Balance of the Class MH-2 Certificates after giving effect to the payment of the Class MH-2 Principal Distribution Amount on such Remittance Date and (D) the Class Principal Balance of the Class BH Certificates immediately prior to such Remittance Date over (ii) the lesser of 87.60% of the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period and (B) the outstanding principal balance of the Pool III Loans as of the last day of the related Due Period MINUS 0.50% of the Pool III Original Collateral Amount.

    A "Trigger Event" will be in effect on a Remittance Date for Pool III if either (i) the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 50% of the Senior Enhancement Percentage for Pool III; or (ii) both (A) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date exceeds 10% or (y) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date exceed $25,835,521; and (B) either (x) the Weighted Average Five-Month Sixty-Day Delinquency Ratio as of such Remittance Date exceeds 15% or (y) the Cumulative Realized Losses as of such Remittance Date exceed $8,943,200.

REMAINING POOL III POOL AVAILABLE AMOUNTS

    On each Remittance Date, after payments of amounts as set forth above with respect to Pool III, the remaining Pool III Pool Available Amounts shall be paid to the following Classes, in the following order of priority:

        (i) the aggregate Class A Class Interest Shortfall Carryforward Amounts will be paid concurrently to the Holders of the applicable Class or Classes of Class A Certificates pro rata in accordance with their respective entitlements to Class A Interest Shortfall Carryforward Amounts, and any Class A Interest Shortfall Carryforward Amounts not paid shall be carried forward to the next Remittance Date;

        (ii) the lesser of the remaining Pool III Pool Available Amount and the applicable Pool Available Maximum Subordination Amount will be paid in reduction of the related Class Interest Shortfall Carryforward Amounts and then the Applied Realized Loss Amounts, first to the

    Class MH-1 Certificates, second to the MH-2 Certificates, and then to the Class BH Certificates. Any Class Interest Shortfall Carryforward Amounts or Applied Realized Loss Amounts not paid shall be carried forward to the next Remittance Date subject to the applicable Pool Available Maximum Subordination Amount; and

       (iii) any remaining amounts, subject to the cross support provisions described under "--Cross-Support Provisions and Spread Amount" will be paid to the Class X and/or Class R Certificates.

    When the Pool III Available Maximum Subordination Amount has been reduced to zero, (i) no further Pool III Class M or Pool III Class B Class Interest Shortfall Carryforward Amounts or Pool III Class M or Pool III Class B Applied Realized Loss Amounts with respect to the same Pool shall be carried forward to succeeding Remittance Dates and (ii) interest shall cease to accrue on such remaining Pool III Class M or Pool III Class B Class Interest Shortfall Carryforward Amounts.

    For so long as any Pool III Certificates shall be outstanding, at no time shall the cumulative sum of amounts paid with respect to all related (i) Pool III Class M and Pool III Class B Class Interest Shortfall Carryforward Amounts and (ii) Pool III Class M or Pool III Class B Applied Realized Loss Amounts (such amounts with respect to Pool III being hereinafter referred to as "Pool III Shortfall Amounts") exceed $7,334,266 (the "Pool Maximum Subordination Amount"). The Pool Available Maximum Subordination Amount at any time shall be the applicable Pool Maximum Subordination Amount less all distributions previously made in respect of the Pool Shortfall Amounts for Pool III, irrespective of whether any such distribution is derived from another Pool.

    With respect to each Pool of Certificates and any Remittance Date, the "Subordinated Deficiency Amount" equals the excess, if any, of (i) the Specified Subordinated Amount for such Pool for such Remittance Date over (ii) the then current Spread Amount for such Pool, after giving effect to all payments previously made with respect to such Pool of Certificates on such Remittance Date.

MBIA RELATED PROVISIONS FOR POOL I AND POOL II

    On any Remittance Date, the "Distribution Amount" for the Pool I or Pool II Certificates will equal the sum of (i) the Current Interest Requirement for such Pool, (ii) the Pool Principal Distribution Amount for such Pool, (iii) the Carryforward Amount for such Pool, and (iv) any amount received by the Co-Trustee for Pool I and Pool II from the Servicer that constitutes a Monthly Advance with respect to a Loan in such Pool and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

    The Carryforward Amount for Pool I or Pool II with respect to any Remittance Date will equal the sum of (i) the amount, if any, by which (x) the Distribution Amount for such Pool as of the immediately preceding Remittance Date exceeded
(y) the amount of the actual distribution to the Holders of the Certificates of such Pool made on such Remittance Date (less the amount of Insured Payments, if any, on such date), and (ii) interest on the amount, if any, described in clause
(i) at one-twelfth the applicable Pass-Through Rate for the related Class of Certificates.

    The Carryforward Amounts are primarily intended to measure the amount of money for which MBIA is entitled to reimbursement. As set forth herein, MBIA is subrogated to the rights of the Pool I and Pool II Certificateholders to receive payments under the Pool I and Pool II Certificates to the extent of any Insured Payments made under the applicable MBIA Policy. See "The MBIA Policies and MBIA." This right of subrogation, however, is subordinate to the right of the Pool I and Pool II Certificateholders to receive the entire Distribution Amount on each Remittance Date.

    In the event any amounts referenced in clause (iv) of the definition of Distribution Amount or clause (X) (iv) of the definition of Pool Principal Distribution Amount are covered by Insured Payments or any portion thereof, payment of such amounts will be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not to any Pool I or Pool II Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on a related Class A Certificate to such trustee in bankruptcy, in which case such payment will be disbursed to such Class A Certificateholder.

    The definitions of the Pool Principal Distribution Amount for each Pool are determined with regard to actual amounts received on the Loans and without any regard to a schedule for the recovery of principal.

    Pursuant to the MBIA Policies, MBIA has agreed to make Insured Payments on each Remittance Date. See "The MBIA Policies and MBIA."

    The Agreement provides that the Co-Trustee or Paying Agent for Pool I and Pool II will (i) receive as attorney-in-fact of each Holder of the Pool I and Pool II Certificates any Insured Payment from MBIA and (ii) disburse such payment pursuant to the Agreement. The Agreement provides that to the extent MBIA makes Insured Payments, either directly or indirectly (as by paying through the Co-Trustee for Pool I and Pool II), to the Holders of the Class A Certificates, MBIA will be subrogated to the rights of such Holders with respect to such Insured Payments, will be deemed, to the extent of the payments so made, to be a registered Holder of Pool I or Pool II Certificates and will receive reimbursement for such Insured Payments as provided in the Agreement, but only from the sources (other than Insured Payments) and in the manner provided in the Agreement.

    Each Holder of a Pool I or Pool II Certificate is required by the Agreement to notify the Co-Trustee for Pool I and Pool II promptly upon the receipt of a court order to the effect that amounts previously received by such Pool I or Pool II Certificateholder and described in clause (iv) of the definition of Pool Principal Distribution Amount or clause (iv) of the definition of Distribution Amount constitute voidable preferences and to provide a copy of such order with such notice.

    As set forth above, clause (i) of the definition of Pool Principal Distribution Amount includes only payments of principal actually received by the Servicer or any Subservicer. Neither the Servicer nor MBIA is required to advance any delinquent payments of principal. Accordingly, the holders of Pool I and Pool II Certificates will not receive delinquent payments of principal until such time as the delinquency is cured or, if such delinquency is not cured, following the time such Loan becomes a Liquidated Loan.

    The Co-Trustee for Pool I and Pool II will have the right, on behalf of Pool I and Pool II Certificateholders, to sue MBIA in the event any required Insured Payment is not made in accordance with the terms of the applicable MBIA Policy.

CROSS-SUPPORT PROVISIONS AND SPREAD AMOUNT

    As a result of the cross-support provisions described below, on each Remittance Date the "Excess Spread" for each Pool of Loans (I.E., an amount generally equal to the interest due on the Loans remaining after each Class of Certificates in the related Pool has been allocated its interest for such Remittance Date and certain expenses of the Trust have been paid) and any Subordination Reduction Amount (collectively, the "Total Monthly Excess Cashflow") will be available to fund certain payments. Such Total Monthly Excess Cashflow, net in the case of Pool I and Pool II of certain amounts used to reimburse MBIA, will be applied in the following order of priority on such Remittance Date:

        (i) first, in the case of Pool III, to reduce the related Class A Interest Shortfall Carryforward Amounts, and in the case of Pool I and Pool II, to reduce the related Carryforward Amounts;

        (ii) second, to make accelerated payments of principal to the Offered Certificates of the related Pool in the order provided for payments of the applicable Pool Principal Distribution Amounts as described above until the Spread Amount of such Pool equals its Specified Subordinated Amount (the "Subordination Increase Amount");

       (iii) third, in the case of Pool III, to reduce the Pool III Class M and Pool III Class B Class Interest Shortfall Carryforward Amounts and then the Pool III Class M and Pool III Class B Applied Realized Loss Amounts in the order provided under "--Distributions on the Certificates-- Remaining Pool III Pool Available Amounts;"

        (iv) fourth, to reimburse the Servicer and/or The Money Store Inc. for certain amounts owing to it with respect to the applicable Pool;

        (v) fifth, in the case of Pool I and Pool II, to pay the Certificateholders of the other such Pool (in the order provided for the payment of principal in the case of Pool I) an amount up to the amount of any Subordinated Deficiency Amount until its Specified Subordinated Amount is reached;

        (vi) sixth, to pay the holders of the Pool II Certificates any Certificateholders' Interest Carryover owing for such Remittance Date and all prior Remittance Dates (but only with respect to collections relating to Pool II Home Equity Loans);

       (vii) seventh, to provide funds to the Certificates of the other Pools to cover current Realized Losses, pro rata, based on the amount so required by each such other Pool; and

      (viii) eighth, to pay any remainder to the holders of the Class X Certificates and Class R Certificates as specified in the Agreement.

    Applying Excess Spread to payment of principal on the Pool Class A Certificates has the effect of accelerating the amortization of the Pool Class A Certificates relative to the amortization of the Loans. As a result of the foregoing, the holders of each Class of Pool Class A Certificates may receive cash as credit support from any Loan in any Pool.

    The Spread Amount with respect to each Pool constitutes the first level of credit support for the related Certificates. If any Loan becomes a Liquidated Loan, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Loan. The amount of any such insufficiency is an "Unrecovered Portion." The existence of an Unrecovered Portion will reduce the Spread Amount with respect to the related Pool of Loans. However, Certificateholders of the related Pool will be entitled to receive Excess Spread, either from the related Pool of Loans or the other Pools, in an amount equal to the Unrecovered Portion, subject to the limits described above. Therefore, if sufficient Excess Spread is available (either on the current Remittance Date or on future Remittance Dates), Certificateholders will not realize a loss with respect to an Unrecovered Portion. The Agreement provides that, except in limited circumstances, if the aggregate amount of Excess Spread applied to payments of principal on the Pool I Class A Certificates and Pool II Class A Certificates equals the amount specified therein, the Specified Subordinated Amount for the applicable Pool will be zero.

    If insufficient Excess Spread is available to pay Unrecovered Portions, the related Pool may experience a Subordination Deficit. The Agreement defines a "Subordination Deficit" with respect to a Pool of Loans and Remittance Date to be the amount, if any, by which (x) the Principal Balances of the Certificates of the related Pool, after taking into account all distributions to be made on such Remittance Date (other than in the case of Pool I and Pool II Certificates amounts payable with respect to principal under the applicable MBIA Policy) exceeds (y) the aggregate principal balances of the related Pool of Loans as of the close of business on the last day of the prior Due Period plus in the case of Pool I and Pool II the amount, if any, on deposit in the Spread Account, on such date and allocated to such Pool of Loans. The Co-Trustee for Pool I and Pool II is required to make a claim for an Insured Payment under the related MBIA Policy with respect to any Remittance Date as to which such Co-Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Pool on such Remittance Date. The MBIA Policies are thus similar to the provisions described above insofar as the MBIA Policies guarantee ultimate, rather than current, payment of the amounts of any Unrecovered Portions. Consequently, investors in the Pool I Class A Certificates and Pool II Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Pool of Loans, so long as a Subordination Deficit has not resulted, they may temporarily receive no distributions of principal.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

    In general, the protection afforded by the subordination provisions and by the MBIA Policies is protection for credit risk and not for prepayment risk and does not apply to the Certificateholders' Interest Carryover. The subordination provisions may not be adjusted, nor may a claim be made under the MBIA Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

REPORTS TO CERTIFICATEHOLDERS

    On each Remittance Date, the applicable Co-Trustee will be required to forward to each Holder of the Offered Certificates of the related Pool (which will be Cede, as registered Holder of each Class of Offered Certificates and the nominee of DTC, unless and until Definitive Certificates are issued), a statement prepared by the Trust Administrator, which will set forth, among other things:

    (X) With respect to Pool I and Pool II Certificates:

        (a) the Distribution Amounts for each such Pool on such Remittance Date, in the aggregate and by component and listed separately for the portions relating to each related Class of Pool I or Pool II Certificates;

        (b) the Pool Principal Distribution Amounts for each such Pool for such Remittance Date, in the aggregate and listed separately for the portion relating to each related Class of Pool I or Pool II Certificates;

        (c) the Current Interest Requirements for each related Class of Pool I or Pool II Certificates for such Remittance Date;

        (d) the applicable rate of LIBOR for such Remittance Date;

        (e) the Pass-Through Rate for the Adjustable Rate Certificates for such Remittance Date and if such Pass-Through Rate was based on the Net Funds Cap, what it would be if based on LIBOR plus the applicable margin;

        (f) the Net Funds Cap for such Remittance Date;

        (g) if the Pass-Through Rate for the Adjustable Rate Certificates for such Remittance Date is based on the Net Funds Cap and such Class is entitled to receive Certificateholders' Interest Carryover, the amount of any Certificateholders' Interest Carryover allocated to such Class of Certificates for such Remittance Date;

        (h) the amount of the distribution, if any, allocable to Certificateholders' Interest Carryover and the amount of any unpaid Certificateholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution for the Adjustable Rate Certificates;

        (i) the total amount of any Insured Payments included in the Distribution Amount for each such Pool on such Remittance Date, listed separately for each related Class of Pool I or Pool II Certificates;

        (j) the Spread Amount and Specified Subordinated Amount for such Remittance Date, listed separately for each such Pool; and

        (k) the Class Principal Balances for each Class of Pool I or Pool II Certificates and the Principal Factors (as defined below) after giving effect to the distributions of principal on each related Class of Pool I or Pool II Certificates on such Remittance Date.

    (Y) With respect to Pool III Certificates:

        (a) the amount of such distribution to Holders of each related Class of Certificates allocable to interest;

        (b) the amount of such distribution to holders of each related Class of Certificates allocable to principal;

        (c) the Class Principal Balance of such Class of Certificates after giving effect to the distribution of principal on such Remittance Date;

        (d) with respect to the FHA Loans, the dollar amounts of Claims filed, paid and denied during the related Due Period;

        (e) the Principal Factor for each related Class;

        (f) the Spread Amount and the Specified Subordinated Amount for Pool III for such Remittance Date;

        (g) the aggregate principal balance of the related Loans at the end of the preceding Due Period;

        (h) whether a Trigger Event with respect to Pool III is in effect;

        (i) the amount of any Applied Realized Loss Amount, Realized Loss Amount and Unpaid Realized Loss Amount for each related Class as of the close of Business on such Remittance Date; and

        (j) the remaining Pool III Available Maximum Subordination Amount following such Remittance Date.

    (Z) With respect to all Classes of Offered Certificates:

        (a) the number and aggregate Principal Balances of Loans in each Pool delinquent (i) 31 to 59 days, (ii) 60 days to 89 days and (iii) 90 days or more as of the end of the related Due Period;

        (b) the number and aggregate Principal Balances of all Loans in each Pool in foreclosure or other similar proceedings and the number and aggregate Principal Balance of all Loans in each Pool relating to any REO Properties; and

        (c) the number and aggregate Principal Balances of Defaulted Loans repurchased at the option of the Servicer.

    As to any Remittance Date, the "Principal Factor" for a Class of Certificates will be a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance for such Class (after giving effect to the distribution of principal on such Remittance Date), and the denominator of which is the original Class Principal Balance for such Class.

    In the case of information furnished pursuant to clauses (X)(a) through (c) and (Y)(a) through (d) above, the amounts will be expressed as a dollar amount per Certificate with a $25,000 principal denomination.

    Within 90 days after the end of each calendar year, each Co-Trustee will be required to mail to each person who at any time was a Holder of an Offered Certificate of the related Pool during such year, a statement prepared by the Trust Administrator containing the information set forth in clauses (X)(a) through (c) and (Y)(a) through (d) above aggregated for such calendar year, or, in the case of each person who was a Holder of an Offered Certificate for a portion of such calendar year, setting forth such information for each month thereof.

    All reports prepared by the Trust Administrator and forwarded to the applicable Co-Trustee will be based upon statements supplied to the Trust Administrator by the Servicer and the Claims Administrator.

BOOK-ENTRY CERTIFICATES

    The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Cedel Bank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Original Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel Bank or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the applicable Co-Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participants on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in many different currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Co-Trustees to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Co-Trustees to Cede. Distributions with respect to Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Co-Trustees that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Representative advises the Co-Trustees in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Co-Trustees are unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Co-Trustees, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Principal Balance of the Book-Entry Certificates advise the Co-Trustees and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Co-Trustees will be required to notify DTC, which will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Offered Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Co-Trustees will issue Definitive Certificates, and thereafter the Co-Trustees will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

    Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Seller, the Servicer or either of the Co-Trustees will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for monitoring compliance with any transfer restrictions applicable to such Book-Entry Certificates as described herein or in the Prospectus.

                           THE MBIA POLICIES AND MBIA

    The following information has been furnished by MBIA for use herein.

    MBIA, in consideration of the payment of the premium and subject to the terms of the MBIA Policies, unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment will be received by the Co-Trustee for Pool I and Pool II, or its successor, on behalf of the Owners, for distribution by the Co-Trustee for Pool I and Pool II to each Owner of each Owner's proportionate share of the Insured Payment. MBIA's obligations under the MBIA Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Co-Trustee for Pool I and Pool II, whether or not such funds are properly applied by the Co-Trustee for Pool I and Pool II. Insured Payments shall be made only at the time set forth in the MBIA Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Pool I or Pool II Certificates, unless such acceleration is at the sole option of MBIA.

    THE MBIA POLICIES DO NOT COVER ANY AMOUNTS DUE ON POOL III CERTIFICATES. In addition, notwithstanding the foregoing paragraph, the MBIA Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs or the Co-Trustees for withholding taxes, if any (including interest and penalties in respect of any such liability). Further, the MBIA Policies do not guaranty payment of any Certificateholders' Interest Carryover.

    MBIA will pay any Insured Payment that is a Preference Amount on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to MBIA that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Owner relating to or arising under the applicable Class of Pool I or Pool II Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of MBIA as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to MBIA, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the applicable Class of Pool I or Pool II Certificate to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    MBIA will pay any other amount payable under the MBIA Policies no later than 12:00 noon New York City time on the later of the Remittance Date on which the Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the MBIA Policies, such Notice shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Co-Trustee for Pool I and Pool II and the Co-Trustee for Pool I and Pool II may submit an amended Notice.

    Insured Payments due under the MBIA Policies unless otherwise stated in the MBIA Policies will be disbursed by the Fiscal Agent to the Co-Trustee for Pool I and Pool II on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Co-Trustee for Pool I and Pool II for the payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of MBIA only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of MBIA to deposit, or cause to be deposited, sufficient funds to make payments due under the MBIA Policies.

    As used in the MBIA Policies, the following terms shall have the following meanings:

    "Agreement" means the Pooling and Servicing Agreement dated as of July 31, 1998 among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators listed therein and the Co-Trustees, as trustees, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by MBIA.

    "Business Day" means any day other than a Saturday, a Sunday or a day on which MBIA and banking institutions in New York City or in the city in which the corporate trust office of the Co-Trustee for Pool I and Pool II under the Agreement is located are authorized or obligated by law or executive order to close.

    "Deficiency Amount" means with respect to any Remittance Date and with respect to the Pool I or Pool II Certificates, (i) the excess, if any, of (a) the Current Interest Requirement for such Pool over (b) the sum of the Available Remittance Amount for such Pool (minus amounts withdrawn to pay required premiums to MBIA), and the Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Subordination Deficit, if any, for such Pool with respect to such Remittance Date.

    "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

    "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the related MBIA Policy, the original of which is subsequently delivered by registered or certified mail, from the Co-Trustee for Pool I and Pool II specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

    "Owner" means each holder (other than the Trust) of a Pool I or Pool II Certificate who, on the applicable Remittance Date, is entitled under the terms of the applicable Class of Pool I or Pool II Certificates to payment thereunder.

    "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    Capitalized terms used in the MBIA Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the MBIA Policies, without giving effect to any subsequent amendment or modification to the Agreement, unless such amendment or supplement has been approved in writing by MBIA.

    Any notice under the MBIA Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as MBIA shall specify in writing to the Co-Trustee for Pool I and Pool II.

    The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Co-Trustee of Pool I and Pool II in writing.

    The MBIA Policies were issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by the MBIA Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The MBIA Policies are not cancelable for any reason. The premiums on the MBIA Policies are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Pool I or Pool II Certificates.

    MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves to MBIA. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

    The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 1998 and for the three month periods ended March 31, 1998 and March 31, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending March 31, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Pool Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                               SAP
                                                                    --------------------------
                                                                    DECEMBER 31,    MARCH 31,
                                                                        1997          1998
                                                                    -------------  -----------
                                                                      (AUDITED)    (UNAUDITED)
                                                                          (IN MILLIONS)
Admitted Assets...................................................    $   5,256     $   5,475
Liabilities.......................................................        3,496         3,658
Capital and Surplus...............................................        1,760     $   1,817

                                                                               GAAP
                                                                    --------------------------
                                                                    DECEMBER 31,    MARCH 31,
                                                                        1997          1998
                                                                    -------------  -----------
                                                                      (AUDITED)    (UNAUDITED)
                                                                          (IN MILLIONS)
Assets............................................................    $   5,988     $   6,196
Liabilities.......................................................        2,624         2,725
Shareholder's Equity..............................................        3,364         3,471

    Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

    MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the MBIA Policies and MBIA set forth under the heading "The MBIA Policies and MBIA" herein. Additionally, MBIA makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

    Moody's rates the claims paying ability of MBIA "Aaa." S&P rates the claims paying ability of MBIA "AAA." Fitch rates the claims paying ability of MBIA "AAA." Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Pool I or Pool II Certificates, and such ratings may be subject to revisions or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Pool I or Pool II Certificates. MBIA does not guaranty the market price of the Pool I or Pool II Certificates nor does it guaranty that the ratings on the Pool I or Pool II Certificates will not be revised or withdrawn.

                                 THE AGREEMENT

    In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, set forth below is a summary of certain other provisions thereof. Certain capitalized terms used in this section and not otherwise defined, have the meanings set forth in the Prospectus.

ASSIGNMENT OF LOANS

    At the time of the issuance of the Offered Certificates, the Originators will assign to the Trust all of their right, title and interest in and to the Loans, including all payments of interest and principal, from whatever source derived, which are received on or with respect to the Loans on or after the Cut-Off Date, together with the related Trustee's Loan File. Each Loan will be identified in a schedule delivered to the applicable Co-Trustee and, in the case of Pool I and Pool II Loans, the Custodian.

    Under the terms of the Agreement, with respect to each Home Equity Loan, the Originators will deliver to FUNB, as Custodian, the Mortgages, the Notes and the other documents in the related Trustee's Loan File; provided, that so long as FUNB's long-term unsecured debt is rated at least "A2" by Moody's and "A" by S&P and no other Assignment Event (as defined in the Agreement) shall have occurred and be continuing, FUNB shall be entitled to maintain possession of such Trustee's Loan File as Custodian. In the event that the long-term unsecured debt rating of FUNB does not satisfy the above-described standards or another Assignment Event has occurred and is continuing, FUNB shall no longer be the Custodian for the Pool I and Pool II Loans and will cause, within 30 days after the occurrence of an Assignment Event, each of the Trustee's Loan Files in its possession pertaining to the Home Equity Loans to be delivered to The Bank of New York, as Co-Trustee or such Co-Trustee's bailee. See "Risk Factors--Risk of Bankruptcy or Insolvency of the Originators; the Custodian." With respect to the Home Improvement Loans, the Originators will deliver to Norwest the Mortgages, the Notes and the other documents in the related Trustee's Loan File.

    FUNB will review both the Trustee's Loan Files in its possession relating to the Home Equity Loans and the Trustee's Loan Files in Norwest's possession relating to the Home Improvement Loans within the period specified in the Agreement and notify The Bank of New York, or Norwest, as the case may be, of any material defect discovered in such review. Notwithstanding the foregoing, FUNB shall perform the review required by the Agreement as to each Note within 60 days from the Closing Date. If any document required to be included in any Trustee's Loan File does not bear manual signatures, has not been received or is unrelated to the applicable Loan, and such defect is not cured as provided in the Agreement following receipt of notification thereof by the Representative from the applicable Co-Trustee, the Representative will be required either to repurchase or to replace the affected Loan in the manner set forth in the Prospectus under the caption "The Agreements--Representations and Warranties."

REPRESENTATIONS AND WARRANTIES

    In addition to the representations and warranties as to each Loan described under the caption "The Agreements--Representations and Warranties" in the Prospectus, (i) the Representative will represent in the Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) each Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Pool III Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Loan, was the only security for such Pool III Loan; and (iv) for each Pool III Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Loan, and based upon representations of the related Obligor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property.

    The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Principal and Interest Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIMS ADMINISTRATOR

    If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee for Pool III and the FHA Custodian no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Co-Trustee for Pool III shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the FHA Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the FHA Custodian. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee for Pool III the related Trustee's Loan File.

    With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee for Pool III, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

    If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, such FHA Loan will not be transferred to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

    The FHA Premium Account will be established with the Co-Trustee for Pool III and will be available to reimburse the Claims Administrator for the payment to the FHA of the FHA Insurance Premium on each FHA Loan in the Trust. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the monthly payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date by the Co-Trustee for Pool III from the related Certificate Account. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

PAYMENTS ON THE LOANS

    The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement. For so long as (i) the Servicer remains an affiliate of FUNB,
(ii) no Event of Default under the Agreement shall have occurred and be continuing and (iii) FUNB maintains a short-term rating of at least "A-1" by S&P and "P-1" by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal of either such rating, the Principal and Interest Account may be held with FUNB and its affiliates, and FUNB may commingle such cash with its other funds for certain periods. See "Risk Factors--Risk of Bankruptcy or Insolvency of the Originators; the Custodian."

    All funds in the Principal and Interest Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

    The Servicer is required to deposit in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the Cut-Off Date on account of principal and interest on the related Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Loan, other servicing compensation payable to the Servicer as permitted by the Agreement and any amounts required to be deposited into the Servicing Accounts referred to below).

    Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Servicer is required to wire transfer to the applicable Co-Trustee the Available Remittance Amounts for the related Pools for deposit in the segregated trust accounts maintained with the applicable Co-Trustee for such purpose (each a "Certificate Account").

    The "Available Remittance Amount" for each Pool is defined in the Agreement to include, with respect to any Remittance Date, without duplication:

        (i) the sum of all amounts received by the Servicer or any Subservicer on the Loans of such Pool (including amounts paid by the Servicer and the Representative and excluding (a) any Excess Spread and Subordination Reduction Amounts included in such amounts, (b) amounts paid as reimbursement to the Servicer of advances, (c) amounts retained by the Servicer with respect to the Servicing Fee and the Contingency Fee, (d) amounts deposited into the Servicing Accounts and (e) amounts recovered as voidable preferences), during the immediately preceding calendar month (the "Due Period"), plus

        (ii) the amount of any Monthly Advances and Compensating Interest payments with respect to the Loans of such Pool remitted by the Servicer for such Remittance Date.

    The term Available Remittance Amount does not include Insured Payments.

    The Agreement also will require the Servicer to establish and maintain, in addition to the Principal and Interest Accounts one or more accounts (each a "Servicing Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law. The Servicer will deposit and retain therein all collections from the Obligors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Obligors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. All funds in the Servicing Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Servicing Accounts are for the account of the Servicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, to refund to any Obligors any sums as may be determined to be overages, to pay interest, if required, to Obligors on balances in the Servicing Accounts, to pay earnings not required to be paid to Obligors to the Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    Not later than the close of business on each Determination Date, the Servicer is required to remit to the applicable Co-Trustee for deposit in the applicable Certificate Account an amount equal to the amount, if any, by which, for each Pool (a) the sum of (x) 30 days' interest (or, with respect to the Adjustable Rate Certificates, the actual number of days from the last Remittance Date (or, in the case of the first Remittance Date, from August 15, 1998) up to but not including the upcoming Remittance Date) at the weighted average Adjusted Mortgage Loan Remittance Rates of such Pool on the aggregate outstanding Class Principal Balances of each Class of Certificates in such Pool immediately prior to the related Remittance Date and (y) the Excess Spread, if any, for the related Remittance Date relating to the Loans of the related Pool exceeds (b) the amount received by the Servicer in respect of interest on the

Loans of the related Pool as of the related Record Date. Such excess is defined as the "Monthly Advance." Monthly Advances will not cover any Certificateholders' Interest Carryover.

    Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Servicer is required to remit to the applicable Co-Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest (or, with respect to a Pool II Loan, the actual number of days since the last Remittance Date (or, in the case of the first Remittance Date, from August 15, 1998) up to but not including the upcoming Remittance Date) on the principal balance of each such Loan as of the beginning of the related Due Period at the weighted average Adjusted Mortgage Loan Remittance Rates of the related Pool applicable to the Remittance Date on which such amount will be distributed, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

FLOW OF FUNDS

    From that portion of the Available Remittance Amount for the applicable Pool, the Agreement requires the Servicer to pay the MBIA Premium and the FHA Premium and then to withdraw on each Determination Date that portion of the Available Remittance Amount for each Pool in the applicable Principal and Interest Account and to remit such amounts together with any Total Monthly Excess Cashflow, Excess Spread and Subordination Reduction Amounts, for the related Remittance Date to the applicable Co-Trustee for deposit in the applicable Certificate Account. Upon receipt on each Determination Date of such amounts, the applicable Co-Trustee is required to deposit such amounts into the applicable Certificate Account.

    The Agreement provides that on each Remittance Date the applicable Co-Trustee is required to withdraw from the Certificate Accounts the Pool Available Amount, pay into an expense account, an amount equal to one-twelfth of the estimated annual fees and expenses of the Co-Trustees, the Trust Administrator, the FHA Custodian and the Trust and make distributions of the remainder in the order of priority provided under "Description of the Certificates--Distributions on the Certificates" and "--Cross-Support Provisions and Spread Amount."

CALCULATION OF LIBOR

    The Trust Administrator will determine the London interbank offered rate for deposits in U.S. dollars having a maturity of one month ("LIBOR") commencing on the second LIBOR Determination Date preceding each Remittance Date (the "One-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

    "LIBOR Determination Date" means the date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

    "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of California, Minnesota, New York, or North Carolina are authorized or obligated by law or executive order to be closed.

    "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

    "Interest Period" means, with respect to the Adjustable Rate Certificates,
(i) initially, the period commencing on August 15, 1998 and ending on the day immediately preceding the Remittance Date in September 1998 and (ii) thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

    "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    The establishment of LIBOR on each Libor Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Remittance Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trust Administrator at (704) 374-6242.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer is entitled to a servicing fee of 0.25% per annum of the principal balance of each Loan (the "Servicing Fee") and a contingency fee of 0.25% per annum of the principal balance of each Loan (the "Contingency Fee"). The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store Inc. is replaced as Servicer under the Agreement. However, as long as The Money Store Inc. acts as Servicer, it is entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. The Servicing Fee and Contingency Fee are each calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Accounts, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

OPTIONAL REPURCHASE

    The Servicer has the right, but not the obligation, to repurchase any Defaulted Loan for the purchase price and in the manner described under "The Agreements--Sale of Mortgage Loans" in the attached Prospectus. In no event, however, may the aggregate principal balance of Defaulted Mortgage Loans purchased pursuant to this provision exceed 5% of the Original Pool Principal Balance.

TERMINATION; PURCHASE OF LOANS

    The Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of (i) the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or MBIA, as described below or (iii) the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

    As set forth under "The MBIA Policies and MBIA" no accelerated Insured Payments will be made regardless of any acceleration of the Pool I or Pool II Certificates, unless such acceleration is at the sole option of MBIA. This will not affect the Pool I or Pool II Certificateholders since, as described below, as a condition to any optional termination of the Trust the Certificateholders will receive an amount equal to the outstanding Class Principal Balance of the related Class, plus accrued interest.

    Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 5% of the Original Pool Principal Balance the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, MBIA may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

    On and after the date on which the Available Maximum Subordination Amount is zero, on any Remittance Date on which the Pool I and Pool II Loans with aggregate principal balances as of the Cut-Off Date that equal or exceed 25% of the sum of the Original Pool Principal Balances of the Pool I and Pool II Loans have become Liquidated Loans, MBIA may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pools at a price equal to the sum of the Termination Price for each Pool and the outstanding and unpaid fees and expenses of the Co-Trustees, the Trust Administrator, the FHA Custodian and the Servicer.

    Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Holders of greater than 50 percent in Percentage Interest of the Offered Certificates (the "Applicable Majority Certificateholders") may direct the Co-Trustees on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC and (ii) MBIA may notify the Co-Trustees of MBIA's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in such REMIC at a price equal to the aggregate Termination Price. Upon receipt of such direction by the Applicable Majority Certificateholders or of such notice from MBIA, the Co-Trustees will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust.

    If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Applicable Majority Certificateholders have given the Co-Trustees the direction described in clause (i) above, the Co-Trustees are required to sell the applicable Loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Applicable Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that MBIA has given the Co-Trustees notice of MBIA's determination to purchase the assets described in clause (ii) preceding, MBIA shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

    Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Co-Trustees and MBIA of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Applicable Majority Certificateholders and MBIA, that the effect of the Final Determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the related REMIC at a purchase price equal to the Termination Price of the Trust. The foregoing opinion shall be deemed satisfactory unless the Applicable Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

    If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, such Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such Trust had not been revoked. However, if the Trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the Offered Certificates would probably not be deductible in computing such Trust's taxable income, and all or part of the distributions to the holders of such Offered Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the holders of the Offered Certificates and such Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Offered Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE CO-TRUSTEES

    The Bank of New York, a New York banking corporation, will serve as the Co-Trustee with respect to Pool I and Pool II, and Norwest Bank Minnesota, National Association ("Norwest"), will serve as the Co-Trustee with respect to Pool III. Each Co-Trustee will have the duties, responsibilities and requirements as set forth in the Agreement. The Agreement will provide that each Co-Trustee may resign at any time, in which event the Trust Administrator will be obligated to appoint a successor Co-Trustee. The Trust Administrator may also remove a Co-Trustee if such Co-Trustee ceases to be eligible to continue as such under the Agreement or if such Co-Trustee becomes insolvent. Any resignation or removal of a Co-Trustee and appointment of a successor Co-Trustee will not become effective until acceptance of the appointment by the successor Co-Trustee. The Co-Trustees will be paid a fee for their services as set forth in the Agreement.

THE TRUST ADMINISTRATOR

    First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will perform certain administrative functions on behalf of the Trust (in such capacity, the "Trust Administrator"), as set forth in the Agreement. The Trust Administrator will be paid a fee for its services as set forth in the Agreement.

THE FHA CUSTODIAN

    First Union Trust Company, National Association (the "FHA Custodian"), a national banking association headquartered in Wilmington, Delaware, will be the FHA Custodian with respect to the FHA Loans. Pursuant to the Agreement, the FHA insurance reserves applicable to the FHA Loans will be transferred to the FHA Custodian's FHA contract of insurance. The FHA Custodian will be paid a fee for its services as set forth in the Agreement.

THE CUSTODIAN

    First Union National Bank, Trust Department ("FUNB"), will be the Custodian of the Home Equity Loans. In such capacity, it will retain the files relating to the Home Equity Loans unless and until an Assignment Event occurs. FUNB will hold such files in a segregated area maintained at the Representative's offices located in North Highlands, California. The Custodian will be paid a fee for its services as set forth in the Agreement. See "Risk Factors--Risk of Bankruptcy or Insolvency of the Originators; the Custodian."

                       FEDERAL INCOME TAX CONSIDERATIONS

    For federal income tax purposes, one or more elections will be made to treat certain assets of the Trust as REMICs. Each Class of Certificates (other than the Class R Certificates) (the "Regular Certificates") will constitute "regular interests" in a REMIC and each Class of Class R Certificates will constitute the sole "residual interest" in the related REMIC. See "Federal Income Tax Consequences" in the Prospectus.

    Because the Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on such Regular Certificates, including original issue discount with respect to any such Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. See "Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates."

    The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 100% Prepayment Assumption, as 100% Prepayment Assumption is defined herein with respect to each Pool of Loans. See "Maturity, Prepayment and Yield Considerations" herein. However, no representation is made as to the rate at which prepayments actually will occur.

                              ERISA CONSIDERATIONS

    ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

    In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and entities in which such plans or accounts are invested (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, MBIA, the Trust Administrator, the Underwriter, the Co-Trustees, the FHA Custodian, the Custodian and the Servicer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Certificates, transactions occurring in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Loans is noted below.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

    The DOL has granted administrative exemptions to a number of underwriters and their affiliates, including First Union Corporation, the ultimate parent of First Union Capital Markets (Prohibited Transaction Exemption ("PTE") 96-22,61 Fed. Reg. 14827 (April 3, 1996))(the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Pool Class A Certificates if First Union Corporation or any of its affiliates (including First Union Capital Markets) is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Pool Class A Certificates are the following:

        (i) The acquisition of the Pool Class A Certificates by a Plan is on terms (including the price for the Pool Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

        (ii) The rights and interest evidenced by a Class of Pool Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

       (iii) The Pool Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Pool Class A Certificates.

        (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Pool Class A Certificates represents not more than reasonable compensation for distributing the Pool Class A Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

        (v) The Co-Trustees must not be affiliates of any member of the Restricted Group as defined below.

    In addition, it is a condition that the Plan investing in the Pool Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any Plan purchasing Pool Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

    The Exemption does not apply to Plans sponsored by the Originators, the Representative, MBIA, the Underwriters, the Co-Trustees, the FHA Custodian, the Custodian, the Trust Administrator, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Pool Class A Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Pool Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Pool Class A Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements, (i) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust, (ii) the Plan's investment in any Class of Pool Class A Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Pool Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (iii) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Pool Class A Certificates, and at least 50% of the aggregate interest in the Trust, are acquired by persons independent of the Restricted Group.

    The Pool Class A Certificates may be acquired and transferred by Plans pursuant to PTE 96-22.

    As the Pool III Class M and Pool III Class B Certificates are subordinated they are not eligible for prohibited transaction exemptive relief under the Exemption. Consequently, transfers of the Pool III Class M and Pool III Class B Certificates may not be made to any Plan unless such Plan is purchasing such Pool III Class M or Pool III Class B Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) relating to acquisitions by insurance company general accounts. The purchase of a Pool III Class M or Pool III Class B Certificate will be deemed a representation by the purchaser that either (i) it is not purchasing such Pool III Class M or Pool III Class B Certificate, directly or indirectly, for, or on behalf of, a "benefit plan investor" as such term is defined in the Plan Asset Regulations with respect to a Plan which is subject to Title I of ERISA or
Section 4975 of the Code or (ii) the purchaser is an insurance company which is purchasing such Pool III Class M or Pool III Class B Certificate with funds contained in an "insurance company general account" as such term is defined in
Section V(e) of PTCE 95-60 and that the purchase and holding of such Pool III Class M or Pool III Class B Certificate is covered under PTCE 95-60.

    Before purchasing a Certificate in reliance on the Exemption, PTCE 95-60 or any other exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

    Only the Class AV Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the other Classes of Offered Certificates. No representation is made herein as to whether and the extent to which a Class of the Offered Certificates constitutes legal investments for any entity under any applicable statute, law, rule, regulation or order. Each prospective purchasers urged to consult with it counsel concerning the status of the Offered Certificates as legal investments for such purchaser prior to investing therein.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, dated August 7, 1998, (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Offered Certificates set forth below it name.

                       FIRST UNION
                         CAPITAL
                        MARKETS, A
                       DIVISION OF                                                              MORGAN
                       WHEAT FIRST                                                BEAR,       STANLEY &       LEHMAN
                       SECURITIES,      PRUDENTIAL SECURITIES      SALOMON      STEARNS &        CO.         BROTHERS
                           INC.             INCORPORATED         BROTHERS INC    CO. INC.    INCORPORATED      INC.
                      --------------   -----------------------   ------------  ------------  ------------  ------------
Pool I Certificates
     Class AF-1        $ 35,200,000         $ 26,400,000         $26,400,000   $   --        $   --        $   --
     Class AF-2        $ 26,000,000         $ 19,500,000         $19,500,000   $   --        $   --        $   --
     Class AF-3        $ 52,800,000         $ 39,600,000         $39,600,000   $   --        $   --        $   --
     Class AF-4        $ 20,000,000         $ 15,000,000         $15,000,000   $   --        $   --        $   --
     Class AF-5        $ 14,000,000         $ 10,500,000         $10,500,000   $   --        $   --        $   --
     Class AF-6        $ 19,200,000         $ 14,400,000         $14,400,000   $   --        $   --        $   --
     Class AF-7        $ 20,969,000         $ 16,000,000         $16,000,000   $   --        $   --        $   --
     Class AF-8        $ 11,600,000         $  8,700,000         $ 8,700,000   $   --        $   --        $   --
     Class AF-9        $  9,329,000         $  7,000,000         $ 7,000,000   $   --        $   --        $   --
Pool II Certificates
      Class AV         $210,381,000         $ --                 $   --        $157,000,000  $157,000,000  $   --
      Pool III
     Certificates
     Class AH-1        $ 39,113,000         $ --                 $   --        $   --        $   --        $39,113,000
     Class AH-2        $  7,043,000         $ --                 $   --        $   --        $   --        $ 7,043,000
     Class AH-3        $ 12,679,000         $ --                 $   --        $   --        $   --        $12,679,000
     Class AH-4        $  5,672,500         $ --                 $   --        $   --        $   --        $ 5,672,500
     Class AH-5        $  4,735,000         $ --                 $   --        $   --        $   --        $ 4,735,000
     Class AH-6        $  6,501,000         $ --                 $   --        $   --        $   --        $ 6,501,000
     Class MH-1        $  7,949,500         $ --                 $   --        $   --        $   --        $ 7,949,500
     Class MH-2        $  7,477,500         $ --                 $   --        $   --        $   --        $ 7,477,500
      Class BH         $  8,198,000         $ --                 $   --        $   --        $   --        $ 8,198,000

    Total              $518,847,500         $157,100,000         $157,100,000  $157,000,000  $157,000,000  $99,368,500
                      --------------   -----------------------   ------------  ------------  ------------  ------------
                      --------------   -----------------------   ------------  ------------  ------------  ------------


                           TOTAL
                      ---------------
Pool I Certificates
     Class AF-1       $    88,000,000
     Class AF-2       $    65,000,000
     Class AF-3       $   132,000,000
     Class AF-4       $    50,000,000
     Class AF-5       $    35,000,000
     Class AF-6       $    48,000,000
     Class AF-7       $    52,969,000
     Class AF-8       $    29,000,000
     Class AF-9       $    23,329,000
Pool II Certificates
      Class AV        $   524,381,000
      Pool III
     Certificates
     Class AH-1       $    78,226,000
     Class AH-2       $    14,086,000
     Class AH-3       $    25,358,000
     Class AH-4       $    11,345,000
     Class AH-5       $     9,470,000
     Class AH-6       $    13,002,000
     Class MH-1       $    15,899,000
     Class MH-2       $    14,955,000
      Class BH        $    16,396,000
    Total             $ 1,246,416,000
                      ---------------
                      ---------------

    The Representative has been advised by the Underwriters that the Underwriters propose initially to offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets in connection with offers and sales related to market-making transactions. First Union Capital Markets may act as principal or agents in such transactions.

    The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Each of the Underwriters may provide investment banking and other services for the Representative for which it will receive additional compensation.

    The Representative, the Originators, the FHA Custodian and FUNB are affiliates of First Union Capital Markets. The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Representative, its affiliates, and the Co-Trustees in the ordinary course of business.

                                    EXPERTS

    The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Representative by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Kilpatrick Stockton LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for MBIA by Kutak Rock, Omaha, Nebraska.

                       RATING OF THE OFFERED CERTIFICATES

    It is a condition to the issuance of the Certificates that each Class of Offered Certificate receive the following ratings from S&P, Moody's and/or Fitch (collectively, the "Rating Agencies"):

           RATING
----------------------------
CLASS   S&P  MOODY'S   FITCH
-----   ---  -------   -----
AF-1    AAA   Aaa       --
AF-2    AAA   Aaa       --
AF-3    AAA   Aaa       --
AF-4    AAA   Aaa       --
AF-5    AAA   Aaa       --
AF-6    AAA   Aaa       --
AF-7    AAA   Aaa       --
AF-8    AAA   Aaa       --
AF-9    AAA   Aaa       --
AV      AAA   Aaa       --
AH-1    AAA   --       AAA
AH-2    AAA   --       AAA
AH-3    AAA   --       AAA
AH-4    AAA   --       AAA
AH-5    AAA   --       AAA
AH-6    AAA   --       AAA
MH-1    AA    --       AA+
MH-2    A     --       A
BH      BBB   --       BBB

    The ratings given to the Pool I and Pool II Certificates will be based, among other things, upon the ratings assigned to the claims paying ability of MBIA. Any reduction in such rating of MBIA would most likely result in a reduction in the ratings given to the Pool I and Pool II Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class of Class A Certificates. In general, the ratings address credit risk and do not address the likelihood or rate of principal prepayments. The ratings of the Pool II Certificates by S&P and Moody's do not reflect the likelihood of payment of the Certificateholder's Interest Carryover.

                             FINANCIAL INFORMATION

    The Trust has been formed to own the Loans and to issue the Certificates. The Trust had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS

                                                                                                           PAGE
                                                                                                         ---------
1934 Act...............................................................................................        S-3
90 Day Delinquent FHA Loan.............................................................................       S-21
Adjusted Mortgage Loan Remittance Rate.................................................................       S-27
Agreement..............................................................................................        S-6
Applicable Majority Certificateholders.................................................................      S-110
Applied Realized Loss Amount...........................................................................       S-16
Assignment Event.......................................................................................       S-34
Authorized Rating Agencies.............................................................................      S-113
Available Remittance Amount............................................................................      S-107
Balloon Loans..........................................................................................       S-25
beneficial owner.......................................................................................       S-97
Book-Entry Certificates................................................................................       S-97
Business Day...........................................................................................      S-102
Cede...................................................................................................       S-30
Cedel Bank.............................................................................................        S-1
Cedel Bank Participants................................................................................       S-98
Certificate Account....................................................................................      S-107
Certificate Owners.....................................................................................       S-97
Certificateholder......................................................................................        S-7
Certificateholders.....................................................................................        S-2
Certificateholders' Interest Carryover.................................................................        S-9
Certificates...........................................................................................        S-1
Change Date............................................................................................       S-23
Claims.................................................................................................        S-5
Claims Administrator...................................................................................        S-2
Class A Formula Principal Distribution Amount..........................................................       S-10
Class A Pool Principal Distribution Amount.............................................................       S-10
Class BH Principal Distribution Amount.................................................................       S-13
Class Interest Shortfall Carryforward Amount...........................................................        S-8
Class MH-1 Principal Distribution Amount...............................................................       S-12
Class MH-2 Principal Distribution Amount...............................................................       S-13
Class Principal Balance................................................................................       S-85
Class R Certificates...................................................................................        S-2
Class X Certificates...................................................................................        S-2
Closing Date...........................................................................................        S-5
CMAC...................................................................................................      S-103
CMT....................................................................................................       S-24
Combined Loan-to-Value Ratio...........................................................................       S-22
Commission.............................................................................................        S-3
Compensating Interest..................................................................................       S-27
Contingency Fee........................................................................................       S-28
Conventional Home Improvement Loans....................................................................        S-2
Cooperative............................................................................................       S-99
Co-Trustees............................................................................................        S-5
CPR....................................................................................................       S-79
Current Interest Requirement...........................................................................        S-8
Curtailment............................................................................................       S-27
Custodian..............................................................................................        S-6

                                                                                                           PAGE
                                                                                                         ---------
Cut-Off Date...........................................................................................        S-5
Dealer Loans...........................................................................................       S-35
Defaulted Loan.........................................................................................       S-28
Defaulted Mortage Loan.................................................................................       S-28
Deficiency Amount......................................................................................      S-102
Definitive Certificates................................................................................       S-30
Determination Date.....................................................................................       S-26
Direct Loans...........................................................................................       S-35
Disqualified persons...................................................................................      S-112
Distribution Amount....................................................................................       S-92
DOL....................................................................................................      S-113
DTC....................................................................................................       S-30
Due Period.............................................................................................        S-8
ERISA..................................................................................................       S-30
ERISA Considerations...................................................................................       S-29
Euroclear..............................................................................................        S-1
Euroclear Operator.....................................................................................       S-99
Euroclear Participant..................................................................................       S-99
European Depositaries..................................................................................       S-97
Exemption..............................................................................................       S-30
FHA....................................................................................................        S-2
FHA Custodian..........................................................................................      S-111
FHA Insurance Premium..................................................................................       S-21
FHA Loans..............................................................................................        S-2
FHA Payment............................................................................................       S-21
FHA Premium Account....................................................................................       S-21
Final Determination....................................................................................      S-110
Financial Intermediary.................................................................................       S-97
First Union Capital Markets............................................................................        S-1
Fiscal Agent...........................................................................................      S-101
Fitch..................................................................................................       S-28
FUNB...................................................................................................        S-5
FUTC...................................................................................................        S-5
GAAP...................................................................................................      S-103
Gross Margin...........................................................................................       S-24
HEP....................................................................................................       S-79
Holders................................................................................................        S-2
Home Equity Mortgages..................................................................................       S-22
Home Equity Loans......................................................................................        S-2
Home Equity Mortgagor..................................................................................       S-22
Home Equity Mortgage Notes.............................................................................       S-22
Home Equity Mortgaged Properties.......................................................................       S-22
Home Improvement Loans.................................................................................        S-2
Home Improvement Mortgage Notes........................................................................       S-25
Home Improvement Mortgaged Properties..................................................................       S-25
Home Improvement Mortgages.............................................................................       S-25
Home Improvement Mortgagor.............................................................................       S-25
HUD....................................................................................................        S-2
Insurance Paying Agent.................................................................................       S-18
Insurance Proceeds.....................................................................................       S-27

                                                                                                           PAGE
                                                                                                         ---------
Insured Payment........................................................................................       S-18
Interest Period........................................................................................      S-110
IRS....................................................................................................       S-89
LIBOR..................................................................................................       S-33
LIBOR Determination Date...............................................................................      S-108
LIBOR Index............................................................................................       S-24
Lifetime Cap...........................................................................................       S-24
Lifetime Floor.........................................................................................       S-24
Liquidated Loan........................................................................................       S-75
Liquidation Proceeds...................................................................................       S-27
Loans..................................................................................................        S-2
MBIA...................................................................................................       S-18
MBIA Policies..........................................................................................    S-2, 18
Monthly Advances.......................................................................................       S-26
Moody's................................................................................................       S-28
Mortgaged Properties...................................................................................       S-22
Mortgages..............................................................................................       S-22
Mortgagor..............................................................................................       S-22
NAS Class Certificates.................................................................................        S-4
NAS Class Principal Distribution Amount................................................................       S-11
NAS Class Principal Percentage.........................................................................       S-12
NAS Class Pro Rata Principal Distribution Amount.......................................................       S-12
Net Funds Cap..........................................................................................        S-9
NHA Act................................................................................................       S-36
Norwest................................................................................................        S-5
Notes..................................................................................................       S-22
Notice.................................................................................................      S-102
Obligor................................................................................................       S-25
Offered Certificates...................................................................................        S-2
One-Month Index Maturity...............................................................................      S-108
Optional Servicer Termination Date.....................................................................       S-29
Original Pool Principal Balance........................................................................       S-29
Originators............................................................................................        S-2
Owner..................................................................................................      S-102
Parties in Interest....................................................................................      S-112
Pass-Through Rate......................................................................................        S-4
Percentage Interest....................................................................................       S-86
Periodic Rate Cap......................................................................................       S-24
Plan Asset Regulations.................................................................................      S-113
Plans..................................................................................................       S-30
Pool Available Amount..................................................................................        S-8
Pool Class A Certificates..............................................................................        S-5
Pool I.................................................................................................        S-2
Pool I Certificateholders..............................................................................        S-7
Pool I Class A Certificates............................................................................        S-4
Pool I Home Equity Loans...............................................................................        S-6
Pool I Loans...........................................................................................        S-6
Pool I Mortgage Interest Rate..........................................................................       S-23
Pool II................................................................................................        S-2
Pool II Certificateholders.............................................................................        S-7

                                                                                                           PAGE
                                                                                                         ---------
Pool II Class A Certificates...........................................................................        S-5
Pool II Home Equity Loans..............................................................................        S-6
Pool II Loans..........................................................................................        S-6
Pool II Mortgage Interest Rate.........................................................................       S-23
Pool III...............................................................................................        S-2
Pool III Accelerated Principal Distribution Amount.....................................................       S-89
Pool III Certificateholders............................................................................        S-7
Pool III Certificates..................................................................................        S-4
Pool III Class A Principal Distribution Amount.........................................................       S-11
Pool III Home Improvement Interest Rate................................................................       S-26
Pool III Loans.........................................................................................        S-6
Pool III Senior Enhancement Percentage.................................................................       S-89
Pool III Senior Specified Enhancement Percentage.......................................................       S-89
Pool III Shortfall Amounts.............................................................................       S-92
Pool Maximum Subordination Amount......................................................................       S-92
Pool Principal Distribution Amount.....................................................................       S-10
Pool Spread Amount Stepdown Date.......................................................................       S-89
Pools..................................................................................................        S-2
Preference Amount......................................................................................      S-102
Prepayment Assumption..................................................................................       S-79
Principal and Interest Account.........................................................................      S-106
Principal Factor.......................................................................................       S-96
Principal Prepayment...................................................................................       S-27
PTE....................................................................................................       S-30
PTCE...................................................................................................       S-30
PUDs...................................................................................................       S-22
Purchase Option Period.................................................................................      S-110
Rating Agencies........................................................................................      S-116
Realized Loss..........................................................................................       S-15
Record Date............................................................................................        S-7
Reference Banks........................................................................................      S-109
Regular Certificates...................................................................................      S-112
Regular Interests......................................................................................       S-29
Related Payments.......................................................................................      S-106
Released Mortgaged Property Proceeds...................................................................       S-27
Relevant Depositary....................................................................................       S-97
REMIC..................................................................................................        S-3
Remittance Date........................................................................................        S-2
REO Property...........................................................................................       S-29
Representative.........................................................................................        S-2
Residual Interest......................................................................................       S-29
Restricted Group.......................................................................................      S-114
Rules..................................................................................................       S-97
S&P....................................................................................................       S-28
SAP....................................................................................................      S-103
SBA....................................................................................................       S-40
SBA Loans..............................................................................................       S-40
Senior Percentage......................................................................................       S-10
Servicer...............................................................................................        S-2
Servicing Account......................................................................................      S-107

                                                                                                           PAGE
                                                                                                         ---------
Servicing Fee..........................................................................................       S-28
Single Family..........................................................................................        S-6
SMMEA..................................................................................................       S-30
Specified Subordinated Amount..........................................................................       S-15
Spread Amount..........................................................................................       S-15
Stepdown Date..........................................................................................       S-89
Student Loans..........................................................................................       S-40
Subordinated Deficiency Amount.........................................................................       S-94
Subordination Deficit..................................................................................       S-94
Subordination Increase Amount..........................................................................       S-94
Subordination Reduction Amount.........................................................................       S-88
Telerate Page 3750.....................................................................................      S-109
Termination Notice.....................................................................................      S-110
Termination Price......................................................................................       S-29
Terms and Conditions...................................................................................       S-99
Title I................................................................................................        S-2
Title I Loan Program...................................................................................       S-36
Title I Property Improvement Loans.....................................................................       S-36
Total Monthly Excess Cashflow..........................................................................       S-93
Treasury Index.........................................................................................       S-24
Trigger Event..........................................................................................       S-91
Trust..................................................................................................        S-1
Trust Administrator....................................................................................        S-5
Trustee's Loan File....................................................................................       S-20
Underwriters...........................................................................................        S-1
Underwriting Agreement.................................................................................      S-115
Unrecovered Portion....................................................................................       S-94
Weighted average life..................................................................................       S-77

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

    Secondary, cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

    TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL BANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1998.

PROSPECTUS

                              THE MONEY STORE INC.
                                (REPRESENTATIVE)
                   THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of one or more pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative") or other affiliates of the Representative. Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Mortgage Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

    SEE RISK FACTORS ON PAGE 23 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

    Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement ,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

    The Securities will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities--Monthly Advances and Compensating Interest."

    The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
              SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                         ------------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 17, 1998

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Mortgage Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                             AVAILABLE INFORMATION

    The Representative and the Originators have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:// www.sec.gov.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes may be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities--Book-Entry Registration."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Finance Department, Telephone: (916) 617-2001.

                                SUMMARY OF TERMS

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

Securities Offered............  The Money Store Asset Backed Certificates (the
                                "Certificates") and The Money Store Asset Backed
                                Notes (the "Notes"). Notes are issuable from
                                time to time in Series pursuant to an Indenture
                                (an "Indenture"), and Certificates are issuable
                                from time to time in Series pursuant to either a
                                Pooling and Servicing Agreement (a "Pooling and
                                Servicing Agreement") or a Trust Agreement (a
                                "Trust Agreement"). As used herein, "Agreements"
                                means, collectively, with respect to a Series of
                                Certificates, the related Pooling and Servicing
                                Agreement or the related Trust Agreement, with
                                respect to a Series of Notes, the related
                                Indenture and the related Sale and Servicing
                                Agreement, as the context requires, and with
                                respect to a Series of Securities, the relevant
                                combination of Agreements for such Series. Each
                                Certificate of a Series will evidence an
                                interest in the Trust Fund or Trust Funds for
                                such Series, as specified in the related
                                Prospectus Supplement. Each Series of Securities
                                will consist of one or more Classes, each Class
                                may differ in, among other things, the amounts
                                allocated to and the priority of principal and
                                interest payments. The Securities of each Class
                                will be issued in fully registered form in the
                                denominations specified in the related
                                Prospectus Supplement. If so specified in the
                                related Prospectus Supplement, the Securities or
                                certain Classes of such Securities offered
                                thereby may be available in book-entry form
                                only.

Issuers.......................  Certain trust funds (each, a "Trust")
                                represented by The Money Store or its
                                affiliates, the primary assets of which will be
                                one or more Pools of Mortgage Loans and certain
                                other Mortgage Assets.

Representative and Master       The Money Store Inc. ("The Money Store"), a New
  Servicer....................  Jersey corporation, or certain of its affiliates, including First Union National Bank
                                or certain of its affiliates. The Prospectus
                                Supplement relating to any Series of
                                Certificates and/or Notes will name the entities
                                (which may include The Money Store or one of its
                                affiliates and may additionally include other
                                unrelated entities) which will act, directly or
                                through one or more Sub-Servicers (as defined
                                herein), as master servicers (each, in such
                                capacity, the "Master Servicer"), on the terms
                                and conditions set forth in the related Pooling
                                and Servicing Agreement or Sale and Servicing
                                Agreement (a "Sale and Servicing Agreement").
                                The principal offices of The Money Store are
                                located in Sacramento, California and Union, New
                                Jersey. The Money Store is a wholly-owned
                                subsidiary of First Union National Bank, a
                                national banking subsidiary of First Union
                                Corporation. See "The Representative and the
                                Originators."

The Mortgage Assets...........  The Securities will evidence fractional undivided ownership interests in certain Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of Mortgage Loans and certain other mortgage-related assets ("Mortgage Assets") specified in the related Prospectus Supplements, which may include (i) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by one- to four-family residential properties, including low-rise condominiums, single family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans," which Single Family Loans may be "Conventional Loans" (I.E., loans that are not insured or guaranteed by any governmental agency) or loans that are insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement), (ii) loans or participations therein secured by security interests or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings ("Cooperative Loans"), (iii) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by multifamily residential or mixed-use properties, such as rental apartment buildings (including buildings owned by Cooperatives) or projects containing five or more residential units ("Multifamily Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"), (vi) privately issued mortgage-backed securities not constituting Agency Securities ("Private Mortgage-Backed Securities" or "PMBS"), (vii) first, second and more junior home improvement mortgage loans that are either conventional loans ("Secured Conventional Home Improvement Loans") or loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration ("FHA Loans"), and (viii) unsecured home improvement loans consisting of conventional unsecured home improvement loans and FHA insured home improvement loans (the "Unsecured Home Improvement Loans"). The Single Family Loans, Cooperative Loans, Multifamily Loans, Secured Conventional Home Improvement Loans, FHA Loans and Unsecured Home Improvement Loans are sometimes referred to herein collectively as the "Mortgage Loans." The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

A. Mortgage Loans.............  The payment terms of the Mortgage Loans to be included in any Pool will be described in the
                                related Prospectus Supplement and may include
                                any of the following features, combinations
                                thereof or other features described in the
                                related Prospectus Supplement:

                                (a)  Interest may be payable at a fixed rate (a
                                "Fixed Rate") or may be payable at a rate that
                                     is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on a Mortgage Loan is its "Mortgage Interest Rate." Changes to an
                                     Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations.
                                     Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related
                                     Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Mortgage Loan (the
                                     "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage
                                     Loan.

                                (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a
                                     "balloon" payment). From time to time,
                                     principal may include interest that has
                                     been deferred and added to the principal balance of the Mortgage Loan.

                                (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of
                                     time ("graduated payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods

                                     ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire
                                     Mortgage Loan in connection with the sale or certain other transfers of the related
                                     Mortgaged Properties. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                The Mortgaged Properties relating to Mortgage
                                Loans may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Mortgaged Properties generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance
                                Policies") insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance
                                Policies to the extent provided in the related
                                Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Securities may have been originated by the Representative, the Originators or affiliates thereof and certain Mortgage Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                Certain of the Mortgage Loans may be partially insured by the FHA, an agency of the United
                                States Department of Housing and Urban
                                Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan
                                Program") of the National Housing Act of 1934.
                                Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans, (3) manufactured home lot loans;
                                and (4) combination loans (to purchase a manufactured home and a lot). The Title I Loan
                                Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.

                                The Prospectus Supplement for each Series of
                                Securities generally will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans in such

                                Pool as of the date specified in the Prospectus
                                Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans and the percentage, if any, of Unsecured Home
                                Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (viii) the expected weighted average Mortgage Rate or APR and ranges of Mortgage Rates or APRs borne by the Mortgage
                                Loans or Contracts (as the case may be), (ix) in the case of Mortgage Loans having Adjustable
                                Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted
                                Adjustable Rates, if any, (x) the expected aggregate outstanding principal balance, if any, of "buydown" mortgage loans (as hereinafter described) and Mortgage Loans having graduated payment provisions, as of the date set forth in the Prospectus Supplement, (xi) the amount of any Guaranty Insurance Policy, Mortgage Pool
                                Insurance Policy, Special Hazard Insurance
                                Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Mortgage Loans or the Pool and (xiii) the expected geographic location of the Mortgaged
                                Properties, if any.

B. Contracts..................  Contracts will consist of conditional sales and installment sales or loan agreements secured by
                                new or used Manufactured Homes (as defined
                                herein). To the extent provided in the related
                                Prospectus Supplement, each Contract will be
                                fully amortizing and will bear interest at a
                                fixed annual percentage rate ("APR").

C. Agency Securities..........  The Agency Securities will consist of (i) fully modified pass-through mortgage-backed
                                certificates guaranteed as to timely payment of
                                principal and interest by the Government
                                National Mortgage Association ("GNMA
                                Certificates"), (ii) guaranteed mortgage
                                pass-through certificates issued and guaranteed
                                as to timely payment of principal and interest
                                by the Federal National Mortgage Association
                                ("FNMA Certificates"), (iii) Mortgage
                                Participation Certificates issued and guaranteed
                                as to timely payment of interest and, unless
                                otherwise specified in the related Prospectus
                                Supplement, ultimate payment of principal by the
                                Federal Home Loan Mortgage Corporation ("FHLMC
                                Certificates"), (iv) stripped mortgage-backed
                                securities representing an undivided interest in
                                all or a part of either the principal
                                distributions (but not the interest
                                distributions) or the

                                interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus
                                Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus
                                Supplement, or (vi) a combination of such Agency
                                Securities. All GNMA Certificates will be backed by the full faith and credit of the United
                                States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The
                                Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor
                                Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement. See "The
                                Trusts--Agency Securities."

D. Private Mortgage-Backed
    Securities................  Private Mortgage-Backed Securities may include
                                (i) mortgage participations or pass-through
                                certificates representing beneficial interests
                                in certain mortgage loans or (ii) Collateralized
                                Mortgage Obligations ("CMOs") secured by such
                                mortgage loans. Although individual mortgage
                                loans underlying a Private Mortgage-Backed
                                Security (each an "Underlying Mortgage Loan")
                                may be insured or guaranteed by the United
                                States or an agency or instrumentality thereof,
                                they need not be, and the Private
                                Mortgage-Backed Securities themselves will not
                                be, so insured or guaranteed. Unless otherwise
                                specified in the Prospectus Supplement relating
                                to a Series of Securities, payments on the
                                Private Mortgage-Backed Securities will be
                                distributed directly to the Trustee as
                                registered owner of such Private Mortgage-Backed
                                Securities. See "The Trusts--Private
                                Mortgage-Backed Securities."

                                The Prospectus Supplement for each Series of
                                Securities will specify, with respect to any Private Mortgaged-Backed Securities owned by the related Trust: (i) the aggregate approximate principal amount and type of Private
                                Mortgage-Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed
                                Securities; (vi) the weighted average
                                pass-through or certificate rate of the Private
                                Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the
                                "PMBS Issuer"), the servicer of the Private
                                Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed
                                Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed
                                Securities, or to such Private Mortgage-Backed
                                Securities themselves; (ix) the terms on which underlying mortgage loans for such Private
                                Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and
                                (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The
                                Trusts."

Pre-Funding Account...........  If provided in the related Prospectus
                                Supplement, the original principal amount of a
                                Series of Securities may exceed the principal
                                balance of the Mortgage Assets initially being
                                delivered to the Trustee. Cash in an amount up
                                to the amount of such difference (such amount,
                                the "Pre-Funded Amount") will be deposited into
                                a separate trust account (the "Pre-Funding
                                Account") maintained with the Trustee for the
                                benefit of the Holders. During the period set
                                forth in the related Prospectus Supplement (the
                                "Funding Period"), the Pre-Funded Amount in the
                                Pre-Funding Account may be used to purchase
                                additional Mortgage Assets for the related Trust
                                subject to the satisfaction of certain
                                conditions specified under the Agreements.

                                For a Trust that elects to be characterized as either a REMIC or a grantor trust under current federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding
                                Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage Assets that the
                                Representative anticipates will be acquired and conveyed to the Trust during the applicable
                                Funding Period.

                                Prior to the conveyance of any additional
                                Mortgage Assets to the Trust, the Representative will be required to give notice of the additional Mortgage Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional

                                Mortgage Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related
                                Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates and/or Notes.

Revolving Period and
  Amortization Period;
  Retained Interest...........  If the related Prospectus Supplement so provides, there may be a period commencing on
                                the date of issuance of a Class or Classes of
                                Notes and/or Certificates of a Series and ending
                                on the date set forth in the related Prospectus
                                Supplement (each, a "Revolving Period") during
                                which limited or no principal payments will be
                                made to one or more Classes of Notes and/or
                                Certificates of the related Series as are
                                identified in such Prospectus Supplement. Some
                                or all collections of principal otherwise
                                allocated to such Classes of Notes or
                                Certificates may be (i) utilized during the
                                Revolving Period to acquire additional Mortgage
                                Assets which satisfy the criteria described
                                under "The Trusts--The Mortgage Loans" and the
                                criteria set forth in the related Prospectus
                                Supplement, (ii) held in an account and invested
                                in Permitted Investments (as defined herein),
                                for later distribution to Securityholders, (iii)
                                applied to those Notes or Certificates for such
                                Series, if any, specified in the related
                                Prospectus Supplement as then are in
                                amortization, or (iv) otherwise applied as
                                specified in the related Prospectus Supplement.

                                An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related
                                Prospectus Supplement, during an Amortization
                                Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus
                                Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or
                                Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization
                                Period.

                                Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other
                                Securities issued by the related Trusts. As further described in the related Prospectus
                                Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

Description of the              Each Certificate will represent a fractional
  Certificates................  undivided ownership interest in the Trust created pursuant to the related Agreement. The
                                primary assets of such Trust will be a Pool of
                                Mortgage Loans and certain other Mortgage
                                Assets. The Certificates of any Series may be
                                issued in one or more Classes, as specified in
                                the related Prospectus Supplement. A Series of
                                Certificates may include one or more Classes of
                                senior Certificates (collectively, "Senior
                                Certificates") which receive certain
                                preferential treatment specified in the related
                                Prospectus Supplement with respect to one or
                                more Classes of subordinate Certificates
                                (collectively, the "Subordinated Certificates").
                                In addition, a Series may include one or more
                                Series entitled to (i) principal payments with
                                disproportionate, nominal or no interest
                                payments or (ii) interest payments with
                                disproportionate, nominal or no principal
                                payments (such Certificates, "Strip
                                Certificates"). Certain Series or Classes of
                                Certificates may be covered by a Guaranty
                                Insurance Policy, Mortgage Pool Insurance
                                Policy, Special Hazard Insurance Policy,
                                Bankruptcy Bond or other insurance policies,
                                cash accounts, letters of credit, financial
                                guaranty insurance policies, third party
                                guarantees, supplemental interest payments or
                                other forms of credit enhancement or maturity
                                protection, or derivative products as described
                                herein and in the related Prospectus Supplement.

                                Each Class of Certificates within a Series will evidence the interests specified in the related
                                Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other
                                Classes of Certificates of such Series
                                throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies;
                                (iv) include the right to receive such
                                distributions only after the occurrence of events specified in the Prospectus Supplement;
                                (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust;
                                (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus
                                Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related
                                Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate
                                Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus
                                Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus
                                Supplement.

                                The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Securities."

                                With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus
                                Supplement.

Description of the Notes......  Any Series of Securities may include one or more
                                Classes of Notes, as specified in the related
                                Prospectus Supplement, each of which will be
                                issued pursuant to an Indenture and will be
                                treated as debt obligations of the related
                                Trust.

                                Unless otherwise specified in the related
                                Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 (or such other accounts as may be set forth in a Prospectus
                                Supplement), except that one Note of each Class may be issued in a different denomination, in book-entry form or in definitive form, as specified in the related Prospectus Supplement.
                                See "Description of the Securities."

                                Each Class of Notes will have a stated principal amount and will bear interest at the Interest
                                Rate or Rates as specified in the related
                                Prospectus Supplement, which may be different for each Class of Notes and may be fixed, variable, adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes or the method for determining the Interest
                                Rate. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus
                                Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii)
                                LIBOR plus an amount set forth in the related
                                Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related
                                Prospectus Supplement or (iv) any such

                                other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. Each Note may also represent a fractional undivided interest in, or be entitled to receive payments from, monies on deposit, if any, in the Pre-Funding Account as specified in the related
                                Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement.

                                A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series.
                                In addition, a Series may include one or more
                                Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Notes, "Strip Notes"). A Series of Notes may include one or more Classes of senior Notes (collectively, "Senior Notes") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Notes (collectively, the
                                "Subordinated Notes"). Certain Series or Classes of Notes may be covered by a Guaranty Insurance
                                Policy, Mortgage Pool Insurance Policy, Special
                                Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or derivative instruments, as described herein and in the related Prospectus Supplement.

Credit Enhancement............  The Mortgage Assets in a Trust or the Securities
                                of one or more Classes in the related Series may
                                have the benefit of one or more types of credit
                                enhancement, as described in the related
                                Prospectus Supplement. The protection against
                                losses afforded by any such credit support may
                                be limited. Such credit enhancement may include
                                one or more of the following types:

A. Subordination and Reserve
    Accounts..................  The rights of all Certificateholders will be subordinated to the rights of all Noteholders of
                                a Series to receive distributions to the extent
                                described in the related Prospectus Supplement,
                                with respect to the Mortgage Assets and other
                                assets in the related Trust. The rights of the
                                holders of Subordinated Certificates and/or
                                Subordinated Notes, as the case may be
                                (collectively, "Subordinated Securities"), of a
                                Series to receive distributions will be
                                subordinated to the rights of the holders of the
                                Senior Certificates and/or Senior Notes, as the
                                case may be (collectively, "Senior Securities"),
                                of the same Series to receive distributions to
                                the extent described in the related Prospectus

                                    Supplement. This subordination is intended to enhance
                                    the likelihood of regular receipt by holders of Senior
                                    Securities of the full amount of payments which such
                                    holders would be entitled to receive if there had been
                                    no losses or delinquencies. The protection afforded to
                                    the holders of Senior Securities through subordination
                                    may be accomplished by the preferential right of such
                                    holders to receive, prior to any distribution being made
                                    in respect of the related Subordinated Securities the
                                    amounts of principal and interest due to them on each
                                    Remittance Date out of the funds available for
                                    distribution on such date in the related Distribution
                                    Account (as defined herein) to the extent described in
                                    the related Prospectus Supplement. The protection
                                    afforded to the holders of Senior Securities through
                                    subordination also may be accomplished by allocating
                                    certain types of losses or delinquencies to the related
                                    Subordinated Securities to the extent described in the
                                    related Prospectus Supplement.

                                    If so specified in the related Prospectus Supplement,
                                    the same Class of Securities may constitute Senior
                                    Certificates and/or Senior Notes, as the case may be,
                                    with respect to certain types of payments or certain
                                    losses or delinquencies and Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, with
                                    respect to other types of payments or losses or
                                    delinquencies. If so specified in the related Prospectus
                                    Supplement, subordination may apply only in the event of
                                    certain types of losses not covered by other forms of
                                    credit support, such as hazard losses not covered by
                                    Standard Hazard Insurance Policies or losses due to the
                                    bankruptcy of a Mortgagor not covered by a Bankruptcy
                                    Bond. If further specified in the related Prospectus
                                    Supplement, one or more reserve accounts (each, a
                                    "Reserve Account") may be established and maintained, in
                                    whole or in part, by the deposit therein of
                                    distributions allocable to the holders of Subordinated
                                    Certificates and/or Subordinated Notes, as the case may
                                    be, for a specified time or until a specified level is
                                    reached. The related Prospectus Supplement will set
                                    forth information concerning the amount of subordination
                                    of a Class or Classes of Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, in a
                                    Series, the circumstances in which such subordination
                                    will be applicable, the manner, if any, in which the
                                    amount of subordination will decrease over time, the
                                    manner of funding any Reserve Account, and the
                                    conditions under which amounts in any such Reserve
                                    Account will be used to make distributions to holders of
                                    Senior Certificates and/or Senior Notes, as the case may
                                    be, or released to holders of Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, from the
                                    related Trust.

B. Guaranty Insurance Policy......  A certificate or note guaranty insurance policy (each a
                                    "Guaranty Insurance Policy") may be obtained and
                                    maintained for each Class or Series of Certificates
                                    and/or Notes. Guaranty Insurance Policies generally
                                    unconditionally and irrevocably

                                    guarantee that the full amount of the distributions of
                                    principal and interest, as well as any other amounts
                                    specified in the related Prospectus Supplement, will be
                                    received by an agent of the Trustee, for distribution by
                                    the Trustee to holders of the covered Securities.
                                    Guaranty Insurance Policies may have certain limitations
                                    set forth in the related Prospectus Supplement,
                                    including (but not limited to) limitations on the
                                    insurer's obligation to guarantee the Master Servicer's
                                    obligation to repurchase or substitute for any Mortgage
                                    Loans, to guarantee any specified rate of prepayments or
                                    to provide funds to redeem Securities on any specified
                                    date.

C. Spread Amount..................  If so specified in the related Prospectus Supplement, certain Classes of Certificates and/or Notes may be
                                    entitled to receive limited acceleration of principal
                                    relative to the amortization of the related Mortgage
                                    Assets. The accelerated amortization will be achieved by
                                    applying certain excess interest collected on the
                                    Mortgage Assets to the payment of principal on such
                                    Classes of Securities. This acceleration feature is
                                    intended to create an amount (the "Spread Amount"),
                                    resulting from, and generally equal to, the excess of
                                    the aggregate principal balances of the applicable
                                    Mortgage Assets over the principal balances of the
                                    applicable Classes of Securities. Once the required
                                    Spread Amount is reached, and subject to the provisions
                                    described in the next sentence and in the related
                                    Prospectus Supplement, the acceleration feature will
                                    cease, unless necessary to maintain the required level
                                    of the Spread Amount. The applicable Agreement may
                                    provide that, subject to certain floors, caps and
                                    triggers, the required level of the Spread Amount may
                                    increase or decrease over time. An increase would result
                                    in a temporary period of accelerated amortization of the
                                    applicable Classes of Securities to increase the actual
                                    level of the Spread Amount to its required level; a
                                    decrease would result in a temporary period of
                                    decelerated amortization to reduce the actual level of
                                    the Spread Amount to its required level. An Agreement
                                    also may provide that after one or more Classes of
                                    Securities have been paid to the required level of the
                                    Spread Amount, excess interest, together with certain
                                    other excess amounts, may be applied to make-up
                                    shortfalls in, or accelerate the amortization of, other
                                    Classes of Securities.

D. Mortgage Pool Insurance          A mortgage pool insurance policy or policies ("Mortgage
  Policy..........................  Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Mortgage Loans and
                                    Contracts, limited in scope, covering defaults on the
                                    related Mortgage Loans or Contracts in an initial amount
                                    equal to a specified percentage of the aggregate
                                    principal balance of all Mortgage Loans or Contracts
                                    included in the Pool as of the Cut-off Date or such
                                    other date as is specified in the related Prospectus
                                    Supplement.

E. Special Hazard Insurance         In the case of Mortgage Loans or Contracts, certain
  Policy..........................  physical risks that are not otherwise insured against by
                                    Standard Hazard Insurance Policies may be covered by a
                                    special hazard insurance

                                    policy or policies (a "Special Hazard Insurance
                                    Policy"). The level of coverage of each Special Hazard
                                    Insurance Policy will be specified in the related
                                    Prospectus Supplement.

F. Bankruptcy Bonds...............  A mortgagor bankruptcy bond or bonds ("Bankruptcy Bond")
                                    may be obtained to cover certain losses resulting from a
                                    reduction by a bankruptcy court of scheduled payments of
                                    principal or interest on a Mortgage Loan or Contract or
                                    a reduction by such court of the principal amount of a
                                    Mortgage Loan or Contract, and will cover certain unpaid
                                    interest on the amount of such a principal reduction.
                                    The level of coverage of each Bankruptcy Bond will be
                                    specified in the related Prospectus Supplement.

G. Cross Support..................  If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate
                                    groups of assets may be evidenced by separate Classes of
                                    the related Series of Certificates and/or Notes. In such
                                    case, credit support may be provided by a cross-support
                                    feature which requires that distributions be made with
                                    respect to certain Certificates and/or Notes evidencing
                                    interests in one or more Trusts or asset groups prior to
                                    distributions to other Certificates and/or Notes
                                    evidencing interests in other asset groups or Trusts. If
                                    specified in the related Prospectus Supplement, the
                                    coverage provided by one or more forms of credit support
                                    may apply concurrently to two or more separate Trusts,
                                    without priority among such Trusts, until the credit
                                    support is exhausted. If applicable, the Prospectus
                                    Supplement will identify the Trusts or asset groups to
                                    which such credit support relates and the manner of
                                    determining the amount of the coverage provided thereby
                                    and of the application of such coverage to the
                                    identified Trusts or asset groups.

H. Supplemental Interest            If so specified in the Prospectus Supplement, one or
  Payments........................  more Classes of Certificates and/or Notes may be entitled to receive supplemental interest payments under
                                    specified circumstances. Supplemental interest payments
                                    will be available to fund some or all of the difference,
                                    if any, between the interest owed to a Class of
                                    Securities on a Remittance Date and the interest that
                                    would be available to pay such interest assuming no
                                    defaults or delinquencies on the Mortgage Assets. Such
                                    differences may result if the interest rates on the
                                    applicable Classes of Securities are based upon an index
                                    that differs from the index used in determining the
                                    interest rates on the Mortgage Assets. Except as
                                    otherwise provided in a Prospectus Supplement,
                                    supplemental interest payments will not be available to
                                    fund shortfalls resulting from delinquencies or defaults
                                    on the Mortgage Assets.

I. Maturity Protection............  If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or Notes may be
                                    entitled to third-party payments to help provide that
                                    the holders of such Securities receive their unpaid
                                    principal on or prior to a specified date.

J. Other Insurance, Guarantees,
    Swaps, and Similar Instruments
    or Agreements.................  If so specified in the related Prospectus Supplement, a
                                    Trust may include in lieu of some or all of the
                                    foregoing or in addition thereto letters of credit,
                                    financial guaranty insurance policies, other third party
                                    guarantees, limited guarantees or insurance from
                                    agencies or instrumentalities of the United States, and
                                    other arrangements for maintaining timely payments or
                                    providing additional protection against losses on the
                                    assets included in such Trust, paying administrative
                                    expenses, or accomplishing such other purpose as may be
                                    described in the Prospectus Supplement. The Trust may
                                    include a guaranteed investment contract or reinvestment
                                    agreement pursuant to which funds held in one or more
                                    accounts will be invested at a specified rate.

                                    If any Class of Securities has a floating interest rate,
                                    or if any of the Mortgage Assets has a floating interest
                                    rate, the Trust may include an interest rate swap
                                    contract, an interest rate cap agreement or similar
                                    hedge contract providing limited protection against
                                    interest rate risks. If provided in the related
                                    Prospectus Supplement, interest and/or principal on one
                                    or more Classes of the Securities of a Series may be
                                    paid to Holders thereof in a currency other than U.S.
                                    dollars. If so provided, the Trust may, in connection
                                    therewith, enter into one or more currency rate swaps to
                                    provide limited protection against foreign currency rate
                                    fluctuation risks. One or more Classes of Securities
                                    also may be issued in conjunction with a put or call
                                    feature entitling (in the case of a put) or obligating
                                    (in the case of a call) the applicable Securityholders
                                    to sell some or all of its Securities to the party named
                                    in the applicable Prospectus Supplement on the date or
                                    dates set forth therein. Any such arrangement must be
                                    acceptable to each nationally recognized rating agency
                                    that provides a rating for the related Series of
                                    Securities (the "Rating Agency"). Additionally, to the
                                    extent a significant portion of the Mortgage Loans
                                    underlying a given Series of Securities consists of FHA
                                    Loans, the related Prospectus Supplement will describe
                                    the features of any related credit support including,
                                    but not limited to, that provided by the FHA, if any.

Monthly Advances..................  If so specified in the related Prospectus Supplement, the Master Servicer will be required under each
                                    Agreement to remit to the Trustee no later than the day
                                    of each month which is at least three business days
                                    prior to the Remittance Date and is in no case earlier
                                    than the seventh business day of such month (the
                                    "Determination Date") the amount (a "Monthly Advance"),
                                    if any, by which (a) the sum of (x) 30 days' interest at
                                    the weighted average Adjusted Mortgage Loan Remittance
                                    Rate (as defined herein under "Description of the
                                    Securities--Monthly Advances and Compensating Interest")
                                    on the then outstanding principal balance of the related
                                    Series of Certificates and/or Notes and (y)

                                    the amount, if any, required to be deposited into the
                                    related Reserve Account (as specified in the related
                                    Prospectus Supplement) for the related Remittance Date
                                    exceeds (b) the amount received by the Master Servicer
                                    in respect of interest on the Mortgage Loans as of the
                                    related Record Date. Such advances by the Master
                                    Servicer are reimbursable in the first instance from
                                    late collections of interest, including amounts received
                                    in connection with the liquidation of defaulted Mortgage
                                    Loans ("Liquidation Proceeds"), amounts paid by any
                                    insurer pursuant to any insurance policy covering a
                                    Mortgage Loan, Mortgaged Property or REO Property
                                    ("Insurance Proceeds"), and proceeds received by the
                                    Master Servicer in connection with condemnation, eminent
                                    domain or a release of lien ("Released Mortgaged
                                    Property Proceeds") collected with respect to the
                                    related Mortgage Loans as to which the advances were
                                    made, and any other amount that would otherwise be
                                    distributed on the Class R Certificates. The Master
                                    Servicer will not be required to make any Monthly
                                    Advances which it determines, in good faith, would be
                                    nonrecoverable from amounts received in respect of the
                                    Mortgage Loans. See "Description of the
                                    Securities--Monthly Advances and Compensating Interest."

Compensating Interest.............  If so specified in the related Prospectus Supplement, with respect to each Mortgage Loan as to which the
                                    Master Servicer receives a principal payment in full in
                                    advance of the final scheduled due date (a "Principal
                                    Prepayment") or receives a principal payment that
                                    exceeds the scheduled payment by a specified multiple,
                                    but which was not intended by the Mortgagor to satisfy
                                    the Mortgage Loan in full or to cure a delinquency (a
                                    "Curtailment"), the Master Servicer will be required to
                                    remit to the Trustee, from amounts otherwise payable to
                                    the Master Servicer as servicing compensation, an amount
                                    ("Compensating Interest") equal to any excess of (a) 30
                                    days' interest on the principal balance of each such
                                    Mortgage Loan as of the beginning of the related Due
                                    Period at the applicable weighted average Adjusted
                                    Mortgage Loan Remittance Rate over (b) the amount of
                                    interest actually received on the related Mortgage Loan
                                    during such Due Period.

Optional Termination..............  The Master Servicer, certain insurers, the holders of certain classes of Certificates or Notes, or certain
                                    other entities specified in the related Prospectus
                                    Supplement may have the option to effect early
                                    retirement of a Series of Securities through the
                                    purchase of the related Mortgage Assets and other assets
                                    in the related Trust under the circumstances and in the
                                    manner described in "The Agreement--Termination;
                                    Purchase of Mortgage Loans."

Mandatory Termination.............  The Trustee, the Master Servicer or certain other entities specified in the related Prospectus Supplement
                                    may be required to effect early retirement of a Series
                                    of Securities under the circumstances and in the manner
                                    specified in the related

                                    Prospectus Supplement and herein under "The Agreement--
                                    Termination; Purchase of Mortgage Loans."

Trustee...........................  The trustee or trustees under any Agreement relating to a Series of Securities (each, a "Trustee") will be
                                    specified in the related Prospectus Supplement.
                                    Additionally, any Co-Trustees, Custodians or
                                    Co-Custodians will be set forth in the related
                                    Prospectus Supplement.

Federal Income Tax Consequences...  The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each
                                    series will depend on whether an election is made to
                                    treat the corresponding Trust (or certain assets of the
                                    Trust) as a "real estate mortgage investment conduit"
                                    ("REMIC") under the Internal Revenue Code of 1986, as
                                    amended (the "Code"), and, if such election is not made,
                                    whether the Trust is structured and intended to be
                                    treated as a grantor trust, a partnership or otherwise.

                                    REMIC. If an election is to be made to treat the Trust
                                    (or certain assets of the Trust) for a Series of
                                    Certificates as a REMIC for federal income tax purposes,
                                    the related Prospectus Supplement will specify which
                                    Class or Classes thereof will be designated as regular
                                    interests in the REMIC ("REMIC Regular Certificates")
                                    and which class of Certificates will be designated as
                                    the residual interest in the REMIC ("REMIC Residual
                                    Certificates"). To the extent provided herein and in the
                                    related Prospectus Supplement, in the opinion of Stroock
                                    & Stroock & Lavan LLP, special federal tax counsel
                                    ("Federal Tax Counsel"), Certificates representing an
                                    interest in the REMIC generally will be considered "real
                                    estate assets" for purposes of Section 856(c)(4)(A) of
                                    the Code and assets described in Section 7701(a)(19)(C)
                                    of the Code.

                                    In the opinion of Federal Tax Counsel, for federal
                                    income tax purposes, REMIC Regular Certificates
                                    generally will be treated as debt obligations of the
                                    Trust with payment terms equivalent to the terms of such
                                    Certificates. Holders of REMIC Regular Certificates will
                                    be required to report income with respect to such
                                    Certificates under an accrual method, regardless of
                                    their normal tax accounting method. Original issue
                                    discount, if any, on REMIC Regular Certificates will be
                                    includible in the income of the Holders thereof as it
                                    accrues, in advance of receipt of the cash attributable
                                    thereto, which rate of accrual will be determined based
                                    on a reasonable assumed prepayment rate. The REMIC
                                    Residual Certificates generally will not be treated as
                                    evidences of indebtedness for federal income tax
                                    purposes, but instead, as representing rights to the
                                    taxable income or net loss of the REMIC.

                                    Each holder of a REMIC Residual Certificate will be
                                    required to take into account separately its pro rata
                                    portion of the REMIC's taxable income or loss. Certain
                                    income of a REMIC (referred to as "excess inclusions")
                                    generally may not be offset

                                    by such a holder's net operating loss carryovers or
                                    other deductions, and in the case of a tax-exempt holder
                                    of a REMIC Residual Certificate will be treated as
                                    "unrelated business taxable income." In certain
                                    situations, particularly in the early years of a REMIC,
                                    holders of a REMIC Residual Certificate may have taxable
                                    income, and possibly tax liabilities with respect to
                                    such income, in excess of cash distributed to them.
                                    "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL
                                    INCOME TAX CONSEQUENCES--REMIC RESIDUAL
                                    CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL
                                    CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY
                                    PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR
                                    HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL
                                    CERTIFICATES.

                                    GRANTOR TRUST. If no election is to be made to treat the
                                    Trust for a series of Certificates ("Non-REMIC
                                    Certificates") as a REMIC, the Trust may be classified
                                    as a grantor trust for federal income tax purposes and
                                    not as an association taxable as a corporation or a
                                    taxable mortgage pool. In the opinion of Federal Tax
                                    Counsel, holders of Non-REMIC Certificates will be
                                    treated for such purposes, subject to the possible
                                    application of the stripped bond rules, as owners of
                                    undivided interests in the related Mortgage Assets,
                                    generally will be required to report as income their pro
                                    rata share of the entire gross income (including amounts
                                    paid as reasonable servicing compensation) from the
                                    Mortgage Assets, and will be entitled, subject to
                                    certain limitations, to deduct their pro rata share of
                                    expenses of the Trust.

                                    To the extent provided in the related Prospectus
                                    Supplement, Non-REMIC Certificates generally will
                                    represent interests in "real estate assets" for purposes
                                    of Section 856(c)(4)(A) of the Code and
                                    "Loans . . . principally secured by an interest in real
                                    property" within the meaning of Section
                                    7701(a)(19)(C)(v) of the Code, but should not be
                                    considered "residential loans" for purposes of Section
                                    593(g)(4)(B) of the Code.

                                    PARTNERSHIP. If no election is to be made to treat the
                                    Trust for a Series as a REMIC and it is so specified in
                                    the related Prospectus Supplement, the Trust generally
                                    will be treated as a partnership for federal income tax
                                    purposes, and Federal Tax Counsel will deliver its
                                    opinion generally to the effect that the Trust will not
                                    be an association (or publicly traded partnership)
                                    taxable as a corporation, or a taxable mortgage pool,
                                    for federal income tax purposes. Each Noteholder, by the
                                    acceptance of a Note of such Series, will agree to treat
                                    such Note as indebtedness, and each Certificateholder,
                                    by the acceptance of a Certificate of such Series,
                                    generally will agree to treat the related Trust as a
                                    partnership in which such Certificateholder is a partner
                                    for federal income and state tax purposes.

                                    Investors are advised to consult their tax advisors and
                                    to review "Federal Income Tax Consequences" herein and,
                                    if applicable, in the related Prospectus Supplement.

ERISA Considerations..............  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual
                                    retirement accounts, certain Keogh plans, and collective
                                    investment funds, separate accounts and insurance
                                    company general accounts in which such plans, accounts
                                    or arrangements are invested, that are subject to the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), or Section 4975 of the Code should
                                    carefully review with their legal advisors whether an
                                    investment in Securities will cause the assets of the
                                    related Trust to be considered plan assets under the
                                    Department of Labor ("DOL") regulations set forth in 29
                                    C.F.R. Section 2510.3-101 (the "Plan Asset
                                    Regulations"), thereby subjecting the Trustee and the
                                    Master Servicer to the fiduciary investment standards of
                                    ERISA, and whether the purchase, holding or transfer of
                                    Securities gives rise to a transaction that is
                                    prohibited under ERISA or subject to the excise tax
                                    provisions of Section 4975 of the Code, unless a DOL
                                    administrative exemption applies. See "ERISA
                                    Considerations."

Legal Investment..................  Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby
                                    will constitute "mortgage-related securities" for
                                    purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984 ("SMMEA") and whether they will be legal
                                    investments for certain types of institutional investors
                                    under SMMEA. See "Legal Investment" herein.

Registration of Securities........  Securities may be represented by global certificates and notes registered in the name of Cede, as nominee of DTC
                                    or another nominee. In such case, Securityholders will
                                    not be entitled to receive definitive certificates
                                    and/or notes representing such Holders' interests,
                                    except in certain circumstances described in the related
                                    Prospectus Supplement. See "Description of the
                                    Securities--Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities.

BOOK-ENTRY REGISTRATION

    Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical Securities.

    Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate or note representing such Securities.

    Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

    Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

    An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program--Servicing and Collections."

    Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

    Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

    General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

    Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted

Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

    Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

    Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

    The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

PRE-FUNDING ACCOUNTS

    If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

    The ability of a Trust Fund to obtain subsequent Mortgage Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

COMBINED LOAN-TO-VALUE RATIOS

    The Originators' underwriting standards allow loans to be approved with Combined Loan-to-Value Ratios (as defined below) that exceed 100%. Because the original Combined Loan-to-Value Ratios of certain of the Mortgage Loans may be high relative to that of other similar mortgage loans, recoveries on defaulted Mortgage Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans.

LEGAL CONSIDERATIONS

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

    The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the NHA Act (as defined herein) with respect to FHA Loans.

    The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

    A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

    Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the affected Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

    Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

    Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF BANKRUPTCY OF THE
  REPRESENTATIVE OR AN ORIGINATOR

    In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a subordinated interest in a Trust Fund, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Loans, with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Securityholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

    If set forth in the related Prospectus Supplement, the rating of one or more Classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Class of Securities. See "Rating."

OTHER

    To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.

                                   THE TRUSTS

    A Trust for any Series of Securities will include the Mortgage Assets consisting of (A) one or more Pools* comprised of (i) Single Family Loans, (ii) Cooperative Loans, (iii) Multifamily Loans, (iv) Contracts, (v) FHA Loans, (vi) Secured Conventional Home Improvement Loans, (vii) Unsecured Home Improvement Loans, or (B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

    The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interest in the assets of the related Trust. The Securities will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities

------------------------

* Whenever the terms "Pool," "Certificates," "Notes," and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of Mortgage Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the terms "Interest Rate" will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.

    Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

    The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE MORTGAGE LOANS--GENERAL

    The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (I.E., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

    All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

        (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (I.E., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

        (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest through negative amortization or otherwise. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

    To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The Prospectus Supplement for each Series of Securities will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (E.G., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (except with respect to home improvement loans), (viii) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any,
(x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and
(xiii) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

    The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and, if applicable, National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

    The Mortgage Loans in any Trust may include Mortgage Loans whose Combined Loan to Value Ratios exceed 100%. The related Mortgaged Properties are unlikely to provide adequate security for such Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by any credit enhancement as described in the related Prospectus Supplement. In addition, liquidation expenses relating to any liquidated Mortgage Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by Securityholders as described in the related Prospectus Supplement to the extent that the applicable credit enhancement described in the related Prospectus Supplement is insufficient to absorb all such losses.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

    In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

    Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related Series.

    The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

    The only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

    Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

    The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

    "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

    Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's PRO RATA share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

    Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

    Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

    The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

    The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

    Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

    Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

    The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

    At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

    The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

    The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non-declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

    The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

    The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

    GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

    The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

    If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

    All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

    Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

    Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

    GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Securities may be held in book-entry form.

    GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Securities that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

    FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

    FNMA CERTIFICATES. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

    FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

    Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

    FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of

FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

    Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

    FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Security rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's PRO RATA share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Securities, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

    Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

    Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

    FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

    FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

    STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

    OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (b) CMOs secured by such mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

    The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING MORTGAGE LOANS. The Underlying Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no Underlying Mortgage Loan will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each Underlying Mortgage Loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

    CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Underlying Mortgage Loans or with respect to the Private Mortgage-Backed Securities themselves.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Underlying Mortgage Loans including (A) the payment features of such Underlying Mortgage Loans, (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the Underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Underlying Mortgage Loans or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the Underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                                USE OF PROCEEDS

    The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including but not limited to warehouse facilities, and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Securities to be sold in Series from time to time.

                     THE REPRESENTATIVE AND THE ORIGINATORS

    The Mortgage Loans will have been originated or acquired by the Originators. The Money Store or certain of its affiliates, including First Union National Bank or certain of its affiliates, may act as a Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.

    The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey. The Money Store is a wholly-owned subsidiary of First Union National Bank, a national banking association subsidiary of First Union Corporation.

    The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, and student loans.

    Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                     THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

    The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

    The Originators originate and purchase Single Family Loans with original terms of up to 40 years. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

    The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

    The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

    The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

    Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.

UNDERWRITING CRITERIA

    The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

    In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

    The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, which may include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (i) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

    The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

    The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

    In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

    The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

    A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

    Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees. From time-to-time, the Originators may originate or purchase Single Family Loans containing other features. To the extent that a substantial portion of a Trust Fund consists of such Single Family Loans such features will be described in the related Prospectus Supplement.

    Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

    Commencing in 1997, the Originators began originating Single Family Loans with Combined Loan-to-Value Ratios exceeding 100%. Such Single Family Loans are originated to borrowers believed by the Originators to have the income capacity and credit history to offset the lack of equity in the related

Mortgaged Property. Such Single Family Loans generally bear a higher rate of interest than Single Family Loans with lower Combined Loan-to-Value Ratios.

QUALITY CONTROL

    Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.

REFINANCING POLICY

    Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.

SERVICING AND COLLECTIONS

    The Money Store or one of its affiliates, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Securities with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

    Borrowers are sent payment coupon books or monthly statements that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

    Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

    The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

    When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if:
(i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

    The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Securityholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

    Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

    Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                         DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and/or certain affiliates thereof and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Corporate Counsel.

GENERAL

    The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

    Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

    The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement, (a) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

    Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

    A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

    A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

    With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

    Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement; (v) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans; (vi) all income from any Permitted Investments held in the Distribution Account for the benefit of the Master Servicer; and (vii) any Advances deposited in the Distribution Account prior to the applicable Remittance Date.

    The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Senior Certificates, as the case may be, in the related Trust. Distributions to any Class of Certificates or Notes will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

    The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

    The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/ dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

    In the auction procedures, the following types of orders may be submitted:

        (i) Bid/Hold Orders--the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Securities for the upcoming interest period;

        (ii) Sell Orders--an order by a current investor to SELL a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

       (iii) Potential Bid Orders--the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to BUY a specified principal amount of Auction Rate Securities.

    If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

    In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (I.E., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

        (a) Assumptions:

           1.  Denominations (Units) = $100,000

           2.  Interest Period = 28 Days

           3.  Principal Amount Outstanding = $50 Million (500 Units)

        (b) Summary of All Orders Received For The Auction

   BID/HOLD ORDERS        SELL ORDERS      POTENTIAL BID ORDERS
----------------------  ----------------  ----------------------
     10 Units at 2.90%     50 Units Sell       20 Units at 2.95%
     30 Units at 3.02%     50 Units Sell       30 Units at 3.00%
     60 Units at 3.05%    100 Units Sell       50 Units at 3.05%
    100 Units at 3.10%         200 Units       50 Units at 3.10%
    100 Units at 3.12%                         50 Units at 3.11%
             300 Units                         50 Units at 3.14%
                                              100 Units at 3.15%
                                                       350 Units

    Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

        (c) Auction Agent Organizes Orders In Ascending Order

                NUMBER OF     CUMULATIVE                                 CUMULATIVE      TOTAL
ORDER NUMBER      UNITS      TOTAL (UNITS)     ORDER %    NUMBER NUMBER   OF UNITS      (UNITS)        %
-------------  -----------  ---------------  -----------  -------------  -----------  -----------  ---------
          1          10(W)            10           2.90%            7         100(W)         300        3.10%
          2          20(W)            30           2.95%            8          50(W)         350        3.10%
          3          30(W)            60           3.00%            9          50(W)         400        3.11%
          4          30(W)            90           3.02%           10         100(W)         500        3.12%
          5          50(W)           140           3.05%           11          50(L)                    3.14%
          6          60(W)           200           3.05%           12         100(L)                    3.15%

------------------------

(W) Winning Order (L) Losing Order

    Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

    The above example assumes that a successful auction has occurred (I.E., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (I.E., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

    As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans.

    If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

    If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria specified above and the criteria set forth in the related

Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

    An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

    Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

    Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/ or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

    Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

    DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

    Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a

Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

    All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the

Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

    If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

    The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

    Subject to the terms of the related Agreement, the Security Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

    If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

    If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

    The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

    If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

    Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

    The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

    If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

    The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

    If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

    The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

    Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

MATURITY PROTECTION

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

    If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

    If any Class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

CROSS SUPPORT

    If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

    The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

    In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

    Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on

Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

    The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Securities faster than otherwise scheduled.

    When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

    Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Mortgage Loans."

    If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

    In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.

                                 THE AGREEMENTS

    Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

    Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

    In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

    Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.

    In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (a) The original Mortgage Note; (b) either: (i) the original Mortgage, with evidence of recording thereon or (ii) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (c) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon (unless opinions of counsel are delivered satisfactory to the Rating Agencies and the Security Guaranty Insurer, if any, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans).

    The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Security Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Securities Guaranties Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Security Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, The Money Store is required to (i) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Security Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Security Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

    The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be more than 59 days delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent more than 59 days as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions more than 59 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

    Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Security Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (i) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (ii) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Securityholders or the Trustee.

PAYMENTS ON THE MORTGAGE LOANS

    The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

    All funds in the Principal and Interest Accounts will be required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

    The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

    Not later than the day of each month preceding a Remittance Date that is set forth in a Prospectus Supplement (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account").

    Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

        (i) the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), PLUS

        (ii) the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

    The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

    The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

    The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

    The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

    In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE ON SALE CLAUSES

    When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Security Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, with respect to Mortgage Loans with Combined Loan-to-Value Ratios exceeding 100%, the Master Servicer may, but will be under no obligation to, permit a borrower who is selling his principal residence to substitute the new mortgaged property as collateral for the related Mortgage Loan. In such event, the Master Servicer may require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE

    The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

    The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

    The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

    With respect to each Series of Securities, the Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities of the related Series, other than the holders of residual interests (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, generally may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

        (i) (A) an Event of Nonpayment (as defined below) if the Series of Securities has the benefit of a Guaranty Insurance Policy; (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

        (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

       (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

        (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

        (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

    The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

    Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Securityholders or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Security Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

    The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

    POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing, or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the

Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

    Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the Master Servicer or another entity may purchase some or all of the Mortgage Assets under the circumstances described in such Prospectus Supplement.

    On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

    INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    REMIC CONSIDERATIONS. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of
(x) 100% of
the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Mortgage Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (z) the interest portion of any unreimbursed insured payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

    If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

    Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

    Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

(iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Security without the consent of the Holder of such Security, or change the rights or obligations of any other party thereto without the consent of such party.

    Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Security Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Securities affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

    Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

    It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

    Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or, if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE MORTGAGE ASSETS

    SINGLE FAMILY LOANS, FHA LOANS, SECURED CONVENTIONAL HOME IMPROVEMENT LOANS AND MULTIFAMILY LOANS. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

    COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's PRO RATA share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

    CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

    Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

    As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

    The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related Certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

    In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

    If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

    SINGLE FAMILY LOANS, FHA LOANS, SECURED CONVENTIONAL HOME IMPROVEMENT LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

    COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

    CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

    SINGLE FAMILY LOANS, FHA LOANS, SECURED CONVENTIONAL HOME IMPROVEMENT LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

    CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

FORECLOSURE IN CALIFORNIA

    It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

    Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

    Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit

Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

    Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner

DUE-ON-SALE CLAUSES

    Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan may contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured
Home), the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

    Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

    Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

    Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

    To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.

ENVIRONMENTAL CONSIDERATIONS

    Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

    Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made to qualify such trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to recently effective provisions of the Code. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a Series with respect to which a REMIC election will, or will not, be made.

REMIC CERTIFICATES

    With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

    To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

    STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets (other than yield supplement agreements). Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

    For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

    CURRENT INCOME ON REMIC REGULAR CERTIFICATES--GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

    ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

    Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

    The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

    In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

    The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

    The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

    The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

    QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

    PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

    PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD
CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

    An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

    In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount." A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

    If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

    INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

    MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass Through Rate or Interest Rate).

    In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

    Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

    SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

    REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

    TERMINATION. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

    Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

    Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

    The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

    A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

    As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

    If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

    The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

    There is no REMIC counterpart to the partnership election under Code Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

    MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

    In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code
Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

    The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

    Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

    If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

    The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

    The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

    A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

    Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

    DEALERS' ABILITY TO MARK-TO-MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

    If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

    The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual

Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

    A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

    The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

    TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

    RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below on pass-thru entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

    A tax is imposed on "pass-thru entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-thru entity. "Pass-thru entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-thru entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

    The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

    For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

    A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

FOREIGN INVESTORS

    REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (d) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (d), above, unless the trust elects to have its United States status determined under the criteria set forth in (d) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

    REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

    The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

    GAIN ON TRANSFERS OF CERTIFICATES. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.

BACKUP WITHHOLDING

    Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

    The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

    Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

    The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

    TAX STATUS OF THE TRUST. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

    A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

    STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

    TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

    If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

    Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is original issue discount, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

    In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

    Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

    TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

    If discount other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

    If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

    It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

    If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

    SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

    FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Treasury Regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

    Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT (or an interest in either) (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations (or interests therein) consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A
  PARTNERSHIP OR DIVISION

    The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership or a division for federal income tax purposes.

    Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation, assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made.

    Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT (or an interest in either), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations (or interests therein) consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

    INTEREST INCOME ON THE NOTES. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined DE MINIMIS amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

    FOREIGN HOLDERS. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

    The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States holder may claim exemption from United States federal income tax withholding. All Non-United States holders should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY A PARTNERSHIP

    TREATMENT OF THE ISSUER AS A PARTNERSHIP. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

    If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN REPRESENTATIVE AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

    If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

    In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Mortgage Loans are noted below.

    Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.

    The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

    For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying Certificateholders (except holders of the Class R Certificates) against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

    In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

    In the case of any Plan with respect to which the Representative, the Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Security Guaranty Insurer.

    Before purchasing Securities, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.

    In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of Underwriter Exemption, if applicable, will be set forth in "ERISA
Considerations" in the Prospectus Supplement.

    One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to: PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

    Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

    Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.

                              PLAN OF DISTRIBUTION

    The Securities offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

    The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Stroock & Stroock & Lavan LLP, New York, New York and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriters of the Securities of each Series by Kilpatrick Stockton LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

    A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.

                                     RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

    Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

    A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

    Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Accrual Period........................................................................         86
Adjustable Rate.......................................................................          6
Adjusted Mortgage Loan Remittance Rate................................................         52
Agency Securities.....................................................................          5
Agreements............................................................................          4
Amortization Period...................................................................         11
Applicable Federal Rate...............................................................         91
APR...................................................................................          8
ARM...................................................................................        101
Auction Rate Securities...............................................................          1
Available Remittance Amount...........................................................         64
Balloon Loans.........................................................................         24
Balloon Payments......................................................................          6
Bankruptcy Bond.......................................................................         17
Basis Risk Shortfall..................................................................         83
Buydown Funds.........................................................................         84
Cash Flow Investments.................................................................         84
Cede..................................................................................          3
Certificates..........................................................................          1
Certificateholders....................................................................          1
Charter Act...........................................................................         37
Class.................................................................................          1
Cleanup Costs.........................................................................         82
CMOs..................................................................................          9
Code..................................................................................         20
Commission............................................................................          2
Compensating Interest.................................................................         19
Contingency Fee.......................................................................         65
Contracts.............................................................................          5
Conventional Loans....................................................................          5
Cooperative Loans.....................................................................          5
Cooperatives..........................................................................          5
Corporation Election..................................................................        103
Curtailment...........................................................................         19
Custodian.............................................................................         63
Cut-off Date..........................................................................         47
Definitive Securities.................................................................         54
Designated Depository Institution.....................................................         64
Detailed Description..................................................................         29
Determination Date....................................................................         18
Distribution Account..................................................................         64
DOL...................................................................................         22
DTC...................................................................................          3
Due Period............................................................................         64
Dutch Auction.........................................................................         50
Electing Large Partnerships...........................................................         96

ERISA.................................................................................         22
Event of Nonpayment...................................................................         68
Excess Inclusions.....................................................................         20
Exchange Act..........................................................................          3
FASIT.................................................................................         83
Federal Tax Counsel...................................................................         20
FHA...................................................................................          5
FHA Loans.............................................................................          5
FHLMC.................................................................................          5
FHLMC Act.............................................................................         38
FHLMC Certificate Group...............................................................         39
FHLMC Certificates....................................................................          8
FHLMC Project Certificates............................................................         40
Final Determination...................................................................         69
Final Withholding Regulations.........................................................         97
Fixed Rate............................................................................          6
FNMA..................................................................................          5
FNMA Certificates.....................................................................          8
FNMA Project Issuers..................................................................         37
FNMA MBS..............................................................................         37
FNMA SMBS.............................................................................         37
Foreign Person........................................................................        105
FTC Rule..............................................................................         80
Funding Period........................................................................         10
Garn-St. Germain Act..................................................................         80
GNMA..................................................................................          5
GNMA Certificates.....................................................................          8
GNMA Issuer...........................................................................         36
GNMA Project Certificates.............................................................         37
Graduated Payments....................................................................          6
Guaranty Agreement....................................................................         36
Guaranty Insurance Policy.............................................................         15
Holders...............................................................................          1
Home Equity Loans.....................................................................         32
Home Ownership Act....................................................................         26
Housing Act...........................................................................         35
HUD...................................................................................          7
Improper Knowledge....................................................................         96
Indenture.............................................................................          4
Indirect Participant..................................................................         53
Insurance Proceeds....................................................................         19
Insurance Paying Agent................................................................         56
Insured Payment.......................................................................         56
Interest Period.......................................................................         52
Interest Rate.........................................................................          1
Investor Based Exemptions.............................................................        112
IRS...................................................................................         69
LIBOR.................................................................................          1
Liquidation Proceeds..................................................................         19
Loan-to-Value Ratio...................................................................         31
Lockout Periods.......................................................................          6

Lower Tier REMIC......................................................................         93
Majority Securityholders..............................................................         67
Manufactured Homes....................................................................         34
Manufacturer's Invoice Price..........................................................         31
Master Servicer.......................................................................          1
Money Store...........................................................................          1
Monthly Advance.......................................................................         18
Monthly Pay...........................................................................         29
Mortgage Asset Schedule...............................................................         29
Mortgage Assets.......................................................................          1
Mortgage Interest Rate................................................................          6
Mortgage Loans........................................................................          5
Mortgage Pool.........................................................................        110
Mortgage Pool Insurance Policy........................................................         16
Mortgage Pool Pass-through Certificate................................................        110
Mortgaged Properties..................................................................          6
Multifamily Loans.....................................................................          5
Multiple Variable Rate REMIC Regular Certificate......................................         89
NHA Act...............................................................................         34
1933 Act..............................................................................          2
Noneconomic Residual Interest.........................................................         96
Non-REMIC Certificates................................................................         21
Noteholders...........................................................................          1
Notes.................................................................................          1
Objective Rate........................................................................         88
OID Regulations.......................................................................         85
Opinion of Counsel....................................................................         63
Originators...........................................................................          1
Participants..........................................................................         53
Pass-Thru Entity......................................................................         95
Pass-Through Rate.....................................................................          1
Permitted Instruments.................................................................         64
Permitted Investments.................................................................         59
Plan..................................................................................        110
Plan Asset Regulations................................................................         22
PMBS..................................................................................          5
PMBS Agreement........................................................................         41
PMBS Issuer...........................................................................         10
PMBS Servicer.........................................................................         10
PMBS Trustee..........................................................................         10
Pool..................................................................................          1
Pooling and Servicing Agreement.......................................................          4
Pool Insurer..........................................................................         57
Pre-Funded Amount.....................................................................         10
Pre-Funding Account...................................................................         10
Prepayment Assumption.................................................................         85
Presumed Single Qualified Floating Rate...............................................         88
Presumed Single Variable Rate.........................................................         89
Principal and Interest Account........................................................         64
Principal Prepayment..................................................................         19
Principal Prepayment Period...........................................................         50

Prohibited Transaction................................................................         63
Prospectus Supplement.................................................................          1
Purchase Option Period................................................................         70
PTCE 83-1.............................................................................        110
Qualified Inverse Floating Rate.......................................................         88
Qualified Substitute Mortgage Loan....................................................         63
Qualified Floating Rate...............................................................         88
Rating Agency.........................................................................         18
REIT..................................................................................         93
Released Mortgaged Property Proceeds..................................................         19
Relief Act............................................................................         28
REMIC.................................................................................          1
REMIC Certificates....................................................................         83
REMIC Regular Certificates............................................................         20
REMIC Residual Certificates...........................................................         20
REMIC Regulations.....................................................................         84
REMIC Qualified Floating Rate.........................................................         85
Remittance Date.......................................................................          1
Representative........................................................................          1
Reserve Account.......................................................................         15
Retained Interest.....................................................................         11
Revolving Period......................................................................         11
RICs..................................................................................         94
Sale and Servicing Agreement..........................................................          4
Secured Conventional Home Improvement Loans...........................................          5
Securities............................................................................          1
Security Guaranty Insurer.............................................................         56
Securityholders.......................................................................          1
Security Register.....................................................................         49
Senior Certificates...................................................................         12
Senior Notes..........................................................................         14
Senior Securities.....................................................................         14
Series................................................................................          1
Servicing Advance.....................................................................         65
Servicing Fee.........................................................................         65
Single Family Loans...................................................................          5
Single Variable Rate REMIC Regular Certificate........................................         89
SMMEA.................................................................................         22
Special Hazard Insurance Policy.......................................................         16
Special Hazard Insurer................................................................         58
Spread Amount.........................................................................         16
Standard Hazard Insurance Policies....................................................          7
Startup Day...........................................................................         92
Strip Certificates....................................................................         12
Strip Notes...........................................................................         14
Stripped Bond Rules...................................................................        100
Subordinated Certificates.............................................................         12
Subordinated Notes....................................................................         14
Subordinated Securities...............................................................         14
Sub-Servicer..........................................................................         67
Substitution Adjustment...............................................................         63

Successor Servicer....................................................................         68
Superlien.............................................................................         82
Tax Avoidance Potential...............................................................         98
Taxable Mortgage Pool.................................................................        104
T-Bill Rate...........................................................................          1
Termination Notice....................................................................         70
Termination Price.....................................................................         69
Tiered REMICs.........................................................................         84
Title I Loan Program..................................................................          7
Title I Property Improvement Loans....................................................         34
Title V...............................................................................         81
Trust.................................................................................          1
Trust Agreement.......................................................................          4
Trustee...............................................................................         20
Trustee's Mortgage File...............................................................         63
UCC...................................................................................         53
Underlying Mortgage Loan..............................................................          9
Underwriter Exemption.................................................................        111
Underwriters..........................................................................        112
United States person..................................................................         97
Unrelated Business Taxable Income.....................................................        107
Unsecured Home Improvement Loans......................................................          5
VA....................................................................................          5
VA Loans..............................................................................         35
Variable Rate Debt Instrument.........................................................         88
Variable Rate Non-REMIC Certificates..................................................        101
Variable Rate REMIC Regular Certificate...............................................         88
Yield Supplement Agreement............................................................         83

572309.03

                                                                      APPENDIX I

                               AUCTION PROCEDURES

    The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

    Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

    "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

    "Auction" means the implementation of the Auction Procedures on an Auction Date.

    "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

    "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

    "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

    (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

    (B) each Auction Period commencing after and during the continuance of an Event of Default; or

    (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

    "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

    "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

    "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

    "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

    "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement and any integral multiple in excess thereof.

    "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

    "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

    "Broker-Dealer Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Effective Interest Rate" means, for any Mortgage Loan and any collection period, the per annum rate at which such Mortgage Loan accrues interest during such collection period.

    "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

    "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

    "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

    "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

    "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

    "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

    "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-

Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

    "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

    "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

    "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

    "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

    "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

    "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

    "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

    "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

    "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

    Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

    By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

    The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

    AUCTION AGENT

    The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66 2/3% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

    If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

    The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

    The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

    BROKER-DEALER

    Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

    The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

    MARKET AGENT

    In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

    GENERAL

    Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

    The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

    SUBMISSION OF ORDERS

    So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

    Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Security:

    (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

    (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

    Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

    Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

    Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or
(ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

    Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase:
(i) the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

    Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

    If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

    Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

    An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

    Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Securityholder and (ii) not be accepted if submitted by a Potential Securityholder.

    VALIDITY OF ORDERS

    If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

    HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

    BIDS. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

    SELL ORDERS. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

    If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

    A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

    DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

    Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

    (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

    (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

    (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

        (i) each such Submitted Bid from Existing Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

        (ii) each such Submitted Bid from Potential Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph
    (ii) would equal not less than the Available Securities.

    DETERMINATION OF AUCTION RATE AND SECURITY INTEREST RATE, NOTICE

    Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

    (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

    (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

    (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

    Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

    ACCEPTANCE AND REJECTION OF ORDERS

    Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

    If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

    SUFFICIENT BIDS. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

    (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

    (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

    (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

    (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

    (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

    INSUFFICIENT BIDS. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

    (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

    (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

    (c) Each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

    ALL HOLD ORDERS. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

    AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

    Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

    Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

    Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient monies held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

    SETTLEMENT PROCEDURES

    The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

    In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

    If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

    The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

    CHANGES IN AUCTION PERIOD OR PERIODS

    While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

    Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

    An Auction Period Adjustment will take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

    CHANGES IN THE AUCTION DATE

    The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

    The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                     APPENDIX II

                             SETTLEMENT PROCEDURES

    These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

    (a) Not later than (1) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

        (i) the Security Interest Rate fixed for the next Interest Period;

        (ii) whether there were Sufficient Bids in such Auction;

       (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

        (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

        (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

        (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

       (vii) the Auction Date for the next succeeding Auction.

    (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

        (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

        (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

       (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

        (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

        (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

        (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

    (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

    (d) On each Auction Date:

        (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

        (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

       (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

    (e) On the Business Day following each Auction Date;

        (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

        (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

       (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

    (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE OFFERED CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS
                              -------------------

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                ---------
Incorporation of Certain Documents by
  Reference...................................        S-3
Summary of Terms..............................        S-4
Risk Factors..................................       S-31
Lending Programs..............................       S-35
The Representative and the Originators........       S-40
The Loan Pools................................       S-43
Maturity, Prepayment and Yield
  Considerations..............................       S-74
Description of the Certificates...............       S-85
The MBIA Policies and MBIA....................      S-100
The Agreement.................................      S-104
Federal Income Tax Considerations.............      S-112
ERISA Considerations..........................      S-112
Legal Investment Considerations...............      S-115
Underwriting..................................      S-115
Experts.......................................      S-116
Legal Matters.................................      S-116
Rating of the Offered Certificates............      S-116
Financial Information.........................      S-117
Index of Principal Terms......................      S-118
Annex I--Global Clearance, Settlement and Tax
  Documentation Procedures....................        A-1

                       PROSPECTUS

Prospectus Supplement.........................          2
Available Information.........................          2
Reports to Securityholders....................          3
Incorporation of Certain Documents by
  Reference...................................          3
Summary of Terms..............................          4
Risk Factors..................................         23
The Trusts....................................         28
Use of Proceeds...............................         42
The Representative and the Originators........         42
The Single Family Loan Lending Program........         43
Description of the Securities.................         47
Credit Enhancement............................         54
Maturity, Prepayment and Yield
  Considerations..............................         60
The Agreements................................         62
Certain Legal Aspects of the Mortgage Loans...         73
Federal Income Tax Consequences...............         82
ERISA Considerations..........................        110
Legal Investment Considerations...............        112
Plan of Distribution..........................        112
Legal Matters.................................        112
Financial Information.........................        112
Rating........................................        113
Index of Principal Terms......................        114
Appendix I Auction Procedures.................        I-1
Appendix II Settlement Procedures.............       II-1

                                 $1,246,416,000

                                     [LOGO]

                          THE MONEY STORE TRUST 1998-B

                           -------------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                              Pool I Certificates

                          FIRST UNION CAPITAL MARKETS
                       PRUDENTIAL SECURITIES INCORPORATED
                              SALOMON SMITH BARNEY

                              Pool II Certificates

                          FIRST UNION CAPITAL MARKETS
                            BEAR, STEARNS & CO. INC.
                           MORGAN STANLEY DEAN WITTER

                             Pool III Certificates

                          FIRST UNION CAPITAL MARKETS
                                LEHMAN BROTHERS

                                August 17, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------